WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



  STATEMENT OF ADDITIONAL INFORMATION

   The date of this Statement of Additional Information is July 1, 2001.


         T. ROWE PRICE CALIFORNIA TAX-FREE INCOME TRUST (the "Trust")
              California Tax-Free Bond Fund
              California Tax-Free Money Fund
                                       and
         T. ROWE PRICE STATE TAX-FREE INCOME TRUST (the "Trust")
              Florida Intermediate Tax-Free Fund
              Georgia Tax-Free Bond Fund
              Maryland Short-Term Tax-Free Bond Fund
              Maryland Tax-Free Bond Fund
              Maryland Tax-Free Money Fund
              New Jersey Tax-Free Bond Fund
              New York Tax-Free Bond Fund
              New York Tax-Free Money Fund
              Virginia Tax-Free Bond Fund
                                       and
         T. ROWE PRICE TAX-EFFICIENT FUNDS, INC.
              T. Rowe Price Tax-Efficient Balanced Fund
              T. Rowe Price Tax-Efficient Growth Fund
              T. Rowe Price Tax-Efficient Multi-Cap Growth Fund
         T. ROWE PRICE TAX-EXEMPT MONEY FUND, INC.
              T. Rowe Price Tax-Exempt Money Fund
              T. Rowe Price Tax-Exempt Money Fund--PLUS Class
         T. ROWE PRICE TAX-FREE HIGH YIELD FUND, INC.
         T. ROWE PRICE TAX-FREE INCOME FUND, INC.
         T. ROWE PRICE TAX-FREE INTERMEDIATE BOND FUND, INC.
         T. ROWE PRICE TAX-FREE SHORT-INTERMEDIATE FUND, INC.
 -------------------------------------------------------------------------------

   Mailing Address: T. Rowe Price Investment Services, Inc. 100 East Pratt
   Street Baltimore, Maryland 21202 1-800-638-5660


   This Statement of Additional Information is not a prospectus but should be read in conjunction with the appropriate fund prospectus dated July 1, 2001, which may be obtained from T. Rowe Price Investment Services, Inc.
   ("Investment Services").

   Each fund's (other than the Maryland Tax-Free Money Fund's) financial statements for the year ended February 28, 2001, and the report of independent accountants are included in each fund's Annual Report and incorporated by reference into this Statement of Additional Information.


   If you would like a prospectus or an annual or semiannual shareholder report for a fund of which you are not a shareholder, please call 1-800-638-5660. A prospectus with more complete information, including management fees and expenses, will be sent to you. Please read it carefully.

                                                                  C03-043 7/1/01


                              TABLE OF CONTENTS
                              -----------------
                        Page                                             Page
                        ----                                             ----
Capital Stock                      Pricing of Securities

------------------------------     --------------------------------------------
Code of Ethics                     Principal Holders of Securities

------------------------------     --------------------------------------------
Custodian                          Ratings of Commercial Paper

------------------------------     --------------------------------------------
Distributor for the                Ratings of Municipal Debt Securities
Funds
------------------------------     --------------------------------------------
Dividends and                      Ratings of Municipal Notes and
Distributions                      Variable Rate Securities
------------------------------     --------------------------------------------
Federal Registration               Risk Factors
of Shares
------------------------------     --------------------------------------------
Independent                        Risk Factors Associated with a
Accountants                        California Portfolio
------------------------------     --------------------------------------------
Investment Management              Risk Factors Associated with a
Services                           Florida Portfolio
------------------------------     --------------------------------------------
Investment Objectives              Risk Factors Associated with a
and Policies                       Georgia Portfolio
------------------------------     --------------------------------------------
Investment Performance             Risk Factors Associated with a
                                   Maryland Portfolio
------------------------------     --------------------------------------------
Investment Program                 Risk Factors Associated with a New
                                   Jersey Portfolio
------------------------------     --------------------------------------------
Investment                         Risk Factors Associated with a New
Restrictions                       York Portfolio
------------------------------     --------------------------------------------
Legal Counsel                      Risk Factors Associated with a
                                   Virginia Portfolio
------------------------------     --------------------------------------------
Management of the                  Risk Factors Associated with
Funds                              Tax-Efficient Growth and
                                   Tax-Efficient Multi-Cap Growth Funds
                                   and the Equity Portion of
                                   Tax-Efficient Balanced Fund
------------------------------     --------------------------------------------
Net Asset Value Per                Services by Outside Parties
Share
------------------------------     --------------------------------------------
Organization of the                Tax Status
Funds
------------------------------     --------------------------------------------
Portfolio Management               Yield Information
Practices
------------------------------     --------------------------------------------
Portfolio Transactions
------------------------------






 INVESTMENT OBJECTIVES AND POLICIES
 -------------------------------------------------------------------------------
   The following information supplements the discussion of each fund's investment objectives and policies discussed in each fund's prospectus.


   Shareholder approval is required to substantively change fund objectives.
   Unless otherwise specified, the investment programs and restrictions of the funds are not fundamental policies. Each fund's operating policies are subject to change by each Board of Directors/Trustees without shareholder approval. However, shareholders will be notified of a material change in an operating policy. Each fund's fundamental policies may not be changed without the approval of at least a majority of the outstanding shares of the fund or, if it is less, 67% of the shares represented at a meeting of shareholders at which the holders of 50% or more of the shares are represented. References to the following are as indicated:


                  Investment Company Act of 1940 ("1940 Act")
                  Securities and Exchange Commission ("SEC")
                  T. Rowe Price Associates, Inc. ("T. Rowe Price")
                  Moody's Investors Service, Inc. ("Moody's")
                  Standard & Poor's Corporation ("S&P")
                  Internal Revenue Code of 1986 ("Code")
                  T. Rowe Price International, Inc. ("T. Rowe Price
   International")



   Throughout this Statement of Additional Information, "the fund" is intended to refer to each fund listed on the cover page, unless otherwise indicated.



 RISK FACTORS
 -------------------------------------------------------------------------------
   Reference is also made to the sections entitled "Types of Securities" and
   "Portfolio Management Practices" for discussions of the risks associated with the investments and practices described therein as they apply to the fund.


   All funds (other than Tax-Efficient Growth and Tax-Efficient Multi-Cap Growth
   Funds)


   The funds are designed for investors who, because of their tax bracket, can benefit from investment in municipal bonds whose income is exempt from federal taxes. The funds are not appropriate for qualified retirement plans where income is already tax-deferred.


   All funds

   Because of their investment policies, the funds may or may not be suitable or appropriate for any particular investor. The funds (except for the Money
   Funds) are not an appropriate investment for those whose primary objective is principal stability. The value of the portfolio securities of the funds will fluctuate based upon market conditions. The Tax-Efficient Balanced Fund will normally have 40-50% of its assets in equity securities. The Tax-Efficient
   Growth and Tax-Efficient Multi-Cap Growth Funds will normally invest primarily in common stocks. Assets of these funds invested in equity securities will be subject to all of the risks of investing in the stock market. There can, of course, be no assurance that the funds will achieve their investment objectives.

   All funds (other than Tax-Efficient Growth and Tax-Efficient Multi-Cap Growth
   Funds)



                              Municipal Securities

   Yields on municipal securities are dependent on a variety of factors, including the general conditions of the money market and the municipal bond market, the size of a particular offering, the maturity of the obligations, and the rating of the issue. Municipal securities with longer maturities tend to produce higher yields and are generally subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities and lower yields. The market prices of municipal securities usually vary, depending upon available yields. An increase in interest rates will generally reduce the value of portfolio investments, and a decline in interest rates will generally increase the value of portfolio investments.
   The ability of all the funds to achieve their investment objectives is also dependent on the continuing ability of the issuers of municipal securities in which the funds invest to meet their obligations for the payment of interest and principal when due. The ratings of Moody's, S&P, and Fitch IBCA, Inc.
   ("Fitch") represent their opinions as to the quality of municipal securities which they undertake to rate. Ratings are not absolute standards of quality;
   consequently, municipal securities with the same maturity, coupon, and rating may have different yields. There are variations in municipal securities, both within a particular classification and between classifications, depending on numerous factors. It should also be pointed out that, unlike other types of investments, offerings of municipal securities have traditionally not been subject to regulation by, or registration with, the SEC, although there have been proposals which would provide for regulation in the future.

   The federal bankruptcy statutes relating to the debts of political subdivisions and authorities of states of the United States provide that, in certain circumstances, such subdivisions or authorities may be authorized to initiate bankruptcy proceedings without prior notice to or consent of creditors, which proceedings could result in material and adverse changes in the rights of holders of their obligations.

   Proposals have been introduced in Congress to restrict or eliminate the federal income tax exemption for interest on municipal securities, and similar proposals may be introduced in the future. Proposed "Flat Tax" and "Value Added Tax" proposals would also have the effect of eliminating the tax preference for municipal securities. Some of the past proposals would have applied to interest on municipal securities issued before the date of enactment, which would have adversely affected their value to a material degree. If such a proposal were enacted, the availability of municipal securities for investment by the funds and the value of a fund's portfolio would be affected and, in such an event, a fund would reevaluate its investment objectives and policies.

   Although the banks and securities dealers with which the fund will transact business will be banks and securities dealers that T. Rowe Price believes to be financially sound, there can be no assurance that they will be able to honor their obligations to the fund with respect to such transactions.

   After purchase by a fund, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the fund. Neither event would require a sale of such security by the fund. However, T. Rowe Price will consider such events in its determination of whether the fund should continue to hold the security. To the extent that the ratings given by Moody's, S&P, or Fitch may change as a result of changes in such organizations or their rating systems, the fund will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the prospectus. When purchasing unrated securities, T. Rowe Price, under the supervision of the fund's Board of Directors/Trustees, determines whether the unrated security is of a quality comparable to that which the fund is allowed to purchase.

   Municipal Bond Insurance All of the funds may purchase insured bonds from time to time. Municipal bond insurance provides an unconditional and irrevocable guarantee that the insured bond's principal and interest will be paid when due. The guarantee is purchased from a private, non-governmental insurance company.

   There are two types of insured securities that may be purchased by the funds:
   bonds carrying either (1) new issue insurance; or (2) secondary insurance.
   New issue insurance is purchased by the issuer of a bond in order to improve
   -------------------
   the bond's credit rating. By meeting the insurer's standards and paying an insurance premium based on the bond's principal value, the issuer is able to obtain a higher credit rating for the bond. Once purchased, municipal bond insurance cannot be canceled, and the protection it affords continues as long as the bonds are outstanding and the insurer remains solvent.

   The funds may also purchase bonds that carry secondary insurance purchased by
                                                -------------------
   an investor after a bond's original issuance. Such policies insure a security for the remainder of its term. Generally, the funds expect that portfolio bonds carrying secondary insurance will have been insured by a prior investor. However, the funds may, on occasion, purchase secondary insurance on their own behalf.

   Each of the municipal bond insurance companies has established reserves to cover estimated losses. Both the method of establishing these reserves and the amount of the reserves vary from company to company. The risk that a municipal bond insurance company may experience a claim extends over the life of each insured bond. Municipal bond insurance companies are obligated to pay a bond's interest and principal when due if the issuing entity defaults on the insured bond. Although defaults on insured municipal bonds have been low to date, there is no assurance this low rate will continue in the future. A higher than expected default rate could deplete loss reserves and adversely affect the ability of a municipal bond insurer to pay claims to holders of insured bonds, such as the fund.

   Money Funds


   The Money Funds will limit their purchases of portfolio instruments to those U.S. dollar-denominated securities which the fund's Board of Directors/Trustees determines present minimal credit risk, and which are eligible securities as defined in Rule 2a-7 under the 1940 Act. Eligible securities are generally securities which have been rated (or whose issuer has been rated or whose issuer has comparable securities rated) in one of the two highest short-term rating categories (which may include sub-categories) by nationally recognized statistical rating organizations or, in the case of any instrument that is not so rated, is of comparable high quality as determined by T. Rowe Price pursuant to written guidelines established under the supervision of the fund's Board of Directors/Trustees. In addition, the fund may treat variable and floating rate instruments with demand features as short-term securities pursuant to Rule 2a-7 under the 1940 Act.




   Bond and Balanced Funds


   Because of their investment policies, the Bond and Balanced Funds may not be suitable or appropriate for any particular investor. The funds are designed for investors who wish to invest in non-money market funds for income, and who would benefit, because of their tax bracket, from receiving income that is exempt from federal income taxes. The Bond and Balanced Funds' investment programs permit the purchase of investment-grade securities that do not meet the high-quality standards of the Money Fund. Since investors generally perceive that there are greater risks associated with investment in lower-quality securities, the yield from such securities normally exceeds those obtainable from higher-quality securities. In addition, the principal value of long-term lower-rated securities generally will fluctuate more widely than higher-quality securities. Lower-quality investments entail a higher risk of default--that is, the nonpayment of interest and principal by the issuer than higher-quality investments. The value of the portfolio securities of the Bond and Balanced Funds will fluctuate based upon market conditions. Although these funds seek to reduce credit risk by investing in a diversified portfolio, such diversification does not eliminate all risk.
   These funds are also not intended to provide a vehicle for short-term trading purposes.

                     Special Risks of High-Yield Investing


   The fund may invest in low-quality bonds commonly referred to as "junk bonds." Junk bonds are regarded as predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments.
   Because investment in low- and lower-medium-quality bonds involves greater investment risk, to the extent the fund invests in such bonds, achievement of its investment objective will be more dependent on T. Rowe Price's credit analysis than would be the case if the fund were investing in higher-quality bonds. High-yield bonds may be more susceptible to real or perceived adverse economic conditions than investment-grade bonds. A projection of an economic downturn, or higher interest rates, for example, could cause a decline in high-yield bond prices because the advent of such events could lessen the ability of highly leveraged issuers to make principal and interest payments on their debt securities. In addition, the secondary trading market for high-yield bonds may be less liquid than the market for higher-grade bonds, which can adversely affect the ability of a fund to dispose of its portfolio securities. Bonds for which there is only a "thin" market can be more difficult to value inasmuch as objective pricing data may be less available and judgment may play a greater role in the valuation process.


   California Tax-Free Bond and California Tax-Free Money Funds



               RISK FACTORS ASSOCIATED WITH A CALIFORNIA PORTFOLIO

   The funds' concentration in debt obligations of one state carries a higher risk than a portfolio that is geographically diversified. In addition to state general obligations and notes, the funds will invest in local bond issues, lease obligations, and revenue bonds, the credit quality and risk of which will vary according to each security's own structure and underlying economics.

   Debt The state, its agencies, and local governmental entities issued $24.0 billion in long-term debt in 2000. Approximately 35% was general obligation debt, backed by the taxing power of the issuer, while 65% were revenue bonds and lease-backed obligations, issued for a wide variety of purposes, including transportation, housing, education, and health care.

   As of February 1, 2001, the State of California had approximately $19.2 billion in outstanding general obligation bonds secured by the state's revenue and taxing power. An additional $22.9 billion in authorized but unissued state general obligation debt remains to be issued to comply with voter initiatives and legislative mandates. Debt service on roughly 25% of the state's outstanding debt is met from revenue-producing projects such as water, harbor, and housing facilities. As part of its cash management program, the state regularly issues short-term notes to meet its disbursement requirements in advance of revenue collections. During fiscal 2000, the state issued $1.0 billion in short-term notes for this purpose; however, during fiscal 2001, no short-term notes were needed. California also operates a
             -
   commercial paper program, which it uses to finance construction projects.
   $0.8 billion of commercial paper was outstanding as of February 1, 2001. The state supports $6.5 billion in lease-purchase obligations attributable to the
   State Public Works Board and other





   issuers. These obligations are not backed by the full faith and credit of the state but instead, are subject to annual appropriations from the state's
   General Fund.

   In addition to the state obligations described above, bonds have been issued by special public authorities in California that are not obligations of the state. These include bonds issued by the California Housing Finance Agency, the Department of Water Resources, the Department of Veterans Affairs,
   California State University and the California Transportation Commission.

   Economy California's economy is the largest among the 50 states and one of the largest in the world. Its 2000 population of 34 million represents 12% of the U.S. total. The state's per capita personal income in 1999 exceeded the U.S. average by 5%. The State of California has benefited from its focus on the high technology sector.

   California's economy suffered through a severe recession during the early
   1990s as the effects of a slowdown in the national economy were compounded by federal defense spending cuts and military base closings. Since 1994, the state has been in a steady recovery, exhibiting significant job growth and gains in personal income. Growth was expected to moderate in 1999 and 2000, but is, in fact, continued at strong levels. Growth is expected to moderate in 2001. The level of economic activity within the state is important as it influences the growth or contraction of state and local government revenues available for operations and debt service.

   Recessionary influences and the effects of overbuilding in selected areas resulted in a contraction in real estate values in many regions of the state in prior years. All urban areas have shown improvement corresponding to gains in the general economic level. Future declines in property values could have a negative effect on the ability of certain local governments to meet their obligations.

   As a state, California is more prone to earthquakes than most other states in the country, creating potential economic losses from damages. On January 17, 1994, a major earthquake, measuring 6.8 on the Richter scale, hit Southern
   California centered in the area of Northridge. Total damage was estimated at $20 billion. Significant federal aid has been received.

   Legislative Due to the funds' concentration in the State of California and its municipal issuers, the funds may be affected by certain amendments to the California constitution and state statutes which limit the taxing and spending authority of California governmental entities and may affect their ability to meet their debt service obligations.

   In 1978, California voters approved "Proposition 13," adding Article XIIIA to the state constitution which limits ad valorem taxes on real property to 1% of "full cash value" and restricts the ability of taxing entities to increase real property taxes. In subsequent actions, the state substantially increased its expenditures to provide assistance to its local governments to offset the losses in revenues and to maintain essential local services; later the state phased out most local aid in response to its own fiscal pressures.

   Another constitutional amendment, Article XIIIB, was passed by voters in 1979 prohibiting the state from spending revenues beyond its annually adjusted
   "appropriations limit." Any revenues exceeding this limit must be returned to the taxpayers as a revision in the tax rate or fee schedule over the following two years. Such a refund, in the amount of $1.1 billion, occurred in fiscal year 1987 and it is possible another refund will occur in the near term based on the strong growth in personal income tax revenues.

   Proposition 218, the "Right to Vote on Taxes Act," was approved by the voters in 1996. It further restricts the ability of local governments to levy and collect both existing and future taxes, assessments and fees. In addition to further limiting the financial flexibility of local governments in the state, it also increases the possibility of voter determined tax rollbacks and repeals. The interpretation and application of this proposition will ultimately be determined by the courts.

   An effect of the tax and spending limitations in California has been a broad scale shift by local governments away from general obligation debt that requires voter approval and pledging future tax revenues towards lease revenue financing that is subject to abatement and does not require voter approval. Lease-backed debt is generally viewed as a less secure form of borrowing and therefore entails greater credit risk. Local governments also raise capital through the use of Mello-Roos, 1915 Act, and Tax Increment
   Bonds, all of which are





   generally riskier than general obligation debt as they often rely on tax revenues to be generated by future development for their support.

   Proposition 98, enacted in 1988, changed the state's method of funding education for grades below the university level. Under this constitutional amendment, the schools are guaranteed a minimum share of state General Fund revenues. The major effect of Proposition 98 has been to restrict the state's flexibility to respond to fiscal stress.

   Future initiatives, if proposed and adopted, or future court decisions could create renewed pressure on California governments and their ability to raise revenues. The state and its underlying localities have displayed flexibility, however, in overcoming the negative effects of past initiatives.

   Financial The recession of the early 1990s placed California's finances under pressure. From 1991 through 1995, accumulated deficits were carried over into the following years and the state's general obligation bonds were downgraded from AAA to A.

   Reflecting the recent trend of economic recovery, the state's financial condition has improved considerably. Fiscal 2000 closed with an unrestricted general fund reserve balance of $6.3 billion. Fiscal 2001 is expected to close with an unrestricted general fund reserve of $5.9 billion. Much of this cushion is the result of explosive growth in capital gains tax collections and sales tax receipts. The Governor has proposed a budget for fiscal 2002 which features lower capital gains tax collections, falling stock option income, and diminished sales tax revenue. The state's unrestricted reserve is projected to drop to $1.0 billion at the end of fiscal 2001 (1.4% of revenues). In May 2001, Moody's downgraded the state's general obligation bonds to Aa3 from Aa2; in April 2001, S&P downgraded the state's general obligations to A+ from AA. Fitch maintains the state's general obligation bonds at AA. All three rating agencies carry a negative outlook on the state of California due to a slowing economy as well as the impact of falling
                                                  -
   equity markets on state's revenue base. In addition, the state is suffering through an electricity crisis brought about by a flawed attempt at deregulating the electricity industry. The state has spent approximately $6 billion buying electricity on behalf of its corporate utilities. A revenue bond issue of as much as $13.4 billion is expected to come to market in
   August 2001, to reimburse the state for its electricity purchases as well as to buy power on a going-forward basis under long-term contracts. This revenue bond is expected to be paid off through higher user rates for electricity.
   The consequences of the state's fiscal actions reach beyond its own general obligation bond ratings. Many state agencies and local governments which depend upon state appropriations realized significant cutbacks in funding during the last recession. Entities which have been forced to make program reductions or to increase fees or raise special taxes to cover their debt service and lease obligations may recover somewhat during periods of economic prosperity.

   On December 6, 1994, Orange County filed for protection under Chapter 9 of the U.S. Bankruptcy Code after reports of significant losses in its investment pool. Upon restructuring, the realized losses in the pool were $1.6 billion or 21% of assets. More than 200 public entities, most of which, but not all, are located in Orange County were also depositors in the pool.
   The county defaulted on a number of its debt obligations. The county emerged from bankruptcy on June 12, 1996. Through a series of long-term financings, it repaid most of its obligations to pool depositors and has become current on its public debt obligations. The balance of claims against the county are payable from any proceeds received from litigation against securities dealers and other parties. The county's ratings were restored to investment grade in 1998 and were upgraded again in 1999 and 2001.

   Sectors Certain areas of potential investment concentration present unique risks. In 2000, $0.9 billion of tax- exempt debt issued in California was for public or nonprofit hospitals. A significant portion of the funds' assets may be invested in health care issues. For over a decade, the hospital industry has been under significant pressure to reduce expenses and shorten length of stay, a phenomenon that has negatively affected the financial health of many hospitals. All hospitals are dependent on third-party reimbursement sources such as the federal Medicare and state MediCal programs or private insurers.
   To the extent these third-party payers reduce reimbursement levels, the individual hospitals may be affected. In the face of these pressures, the trend of hospital mergers and acquisitions has accelerated in recent years.
   These organizational changes present both risks and opportunities for the institutions involved.





   The funds may from time to time invest in electric revenue issues. The financial performance of these utilities may be impacted as the industry moves toward deregulation and increased competition. California's electric utility restructuring plan, Assembly Bill 1890, permits direct competition to be phased in between 1998 and 2002. Municipal utilities, while not subject to the legislation, are being faced with competitive market forces and must use the transition period wisely to proactively prepare for deregulation. They are under pressure to reduce rates and cut costs in order to maintain their customer bases. In addition, some electric revenue issues have exposure to or participate in nuclear power plants which could affect the issuer's financial performance. Risks include unexpected outages or plant shutdowns, increased
   Nuclear Regulatory Commission surveillance or inadequate rate relief.
   Inadequate rate relief caused the state to commence buying electricity in January 2001, as detailed above. Rates were recently increased by the California Public Utilities Commission (retroactive to April 1, 2001).

   The funds may invest in private activity bond issues for corporate and nonprofit borrowers. These issues sold through various governmental conduits, are backed solely by the revenues pledged by the respective borrower corporations. No governmental support is implied.

   Florida Intermediate Tax-Free Fund



                RISK FACTORS ASSOCIATED WITH A FLORIDA PORTFOLIO

   The fund's program of investing primarily in AAA-rated Florida municipal bonds should significantly lessen the credit risks which would be associated with a portfolio of lower-quality Florida bonds. Nevertheless, the fund's concentration in securities issued by the State of Florida and its political subdivisions involves greater risk than a fund broadly invested in bonds across many states and municipalities. The credit quality of the fund will depend upon the continued financial strength of the State of Florida and the numerous public bodies, municipalities, and other issuers of debt securities in Florida.

   Debt The State of Florida and its local governments issue three basic types of debt, with varying degrees of credit risk: general obligation bonds backed by the unlimited taxing power of the issuer, revenue bonds secured by specific pledged revenues or charges for a related project, and tax-exempt lease obligations, supported by annual appropriations from the issuer, usually with no implied tax or specific revenue pledge. During 2000, Florida's state and local governments issued approximately $10.6 billion of debt, a decrease of over 8% from the previous year. Debt issued in 2000 was for a wide variety of public purposes, including transportation, housing, education, health care and utilities.

   As of June 30, 2000, the State of Florida had about $9.5 billion of outstanding general obligation bonds secured by the state's full faith and credit and unlimited taxing power. General bonded debt service accounted for a modest 2.7% of all governmental expenditures in fiscal year 2000.
   Additionally, the state has another $6.4 billion in outstanding bonds which are secured by limited state taxes and revenues. The state's General
   Obligation debt is rated Aa2 by Moody's, AA+ by S&P's, and AA by Fitch as of May 1, 2001. State debt may only be used to fund capital outlay projects.
   Florida is not authorized to issue debt to fund operations.

   Several agencies of the state are authorized to issue debt that does not represent a pledge of the state's credit. The Florida Housing Finance
   Authority and Florida Board of Regents are the largest of such issuers. The principal and interest on bonds issued by these bodies are payable solely from specified revenues such as mortgage repayments and university tuition and fees.

   Economy Florida's population totals approximately 15.1 million residents, making it the fourth largest state in the U.S. Because of continued in-migration from other states, throughout the 1990s, Florida's population increased at a faster rate than national average. Florida's economy continues to be bolstered by the services sector and trade sector which employ about
   36% and 23%, respectively, of the state's labor force. A reason for the sectors, prominent role in Florida's economy is because of the state's global tourism appeal. Tourism remains one of Florida's most important industries.
   The state's per capita retail sales are slightly above average at about 109% of the national average. In 2000, the number of out-of-state visitors increased to over 71 million. Continued strength in the global economies should produce expansion of the tourism market throughout the state.





   Florida's labor force experienced expansion from calendar 1991 through 2000.
   During this same period, job growth throughout the state improved on an annual basis and resulted in the state reaching its lowest unemployment rate of just over 3.7% in calendar 2000. The state's job market is expected to remain intact in fiscal 2002 with a projected growth rate of nearly 3%. The state's per capita effective buying income levels remain average compared to national income levels. However, the state's median household income levels are just 89% of the national average, suggesting that there are more wage-earners per household.

   Legislative Florida does not have a personal income tax. A constitutional amendment would be required in order to implement such a tax. Although the probability appears very low, the fund cannot rule out the possibility that a personal income tax may be implemented in the future. If such a tax were to be imposed, there is no assurance that interest earned on Florida municipal debt offerings would be exempt from this tax.

   Under current Florida law, shares of the fund will be exempt from the state's intangible personal property tax to the extent that on the annual assessment date (January 1) its assets are solely invested in Florida municipal obligations, U.S. government securities, certain short-term cash investments, or other tax-exempt securities. In recent years, the Florida Legislature began efforts to gradually reduce the intangibles tax. In its 2000 session, the Florida Legislature passed legislation which reduced the intangibles personal property tax rate to its current level of 1 mill, or $.01 per thousand dollars. The 2001 Florida Legislature did not cut the tax rate on the intangibles tax, however it did raise the exemption amount to $250,000 per person from $20,000. This means up to a $500,000 exemption for married couples. Additionally, the Legislature granted the same exemption to non-natural Florida residents.

   The Florida constitution limits the total ad valorem property tax that may be levied by each county, municipality, and school district to ten mills, or 1.0% of value. The limit applies only to taxes levied for operating purposes and excludes taxes levied for the payment of bonds. This restricts the operating flexibility of local governments in the state and may result from time to time in budget deficits for some local units.

   Financial The Florida constitution and statutes mandate that the state budget as a whole, and each separate fund within the state budget, be kept in balance from currently available revenues each state fiscal year (July 1-June
   30). The Governor and Comptroller are responsible for insuring that sufficient revenues are collected to meet appropriations and that no deficit occurs in any state fund.

   The state's revenue structure is narrowly based, relying on the sales and use tax for greater than 84% of its general fund revenues. This structure could potentially result in some volatility to the state's finances, such as fiscals 1991 and 1992, when the state experienced budget deficits after receiving lesser-than-expected sales taxes. Additionally, the ongoing moratorium on commerce and internet sales tax could potentially negatively impact the state's general revenues if such sales are allowed to continue without taxation. The state ended fiscal 2000 with a slight surplus of around
   $521 million, bringing its unreserved general fund balances at a high of around $2.2 billion, or 14.2% of expenses. The unreserved general fund balance enables the state to meet its constitutional budget stabilization reserve requirement of 5% of revenues and its goal to maintain a working capital reserve.

   The state's geographic location renders it vulnerable to natural disasters such as hurricanes. While these events can be devastating, the impact can sometimes stimulate the economy. For example, the state's finances received a substantial boost in fiscal 1993 resulting from increased economic activity associated with rebuilding efforts after Hurricane Andrew, which hit South
   Florida on August 24, 1992. In 1996 Florida settled a lawsuit with the tobacco industry in which the state sought to recover the costs associated with tobacco usage by Floridians. The total amount expected to be collected from the tobacco companies through the settlement is estimated to be around
   $13 billion over 25 years. This money will be used for children's health coverage, to reimburse the state for smoking-related medical expenses, and for state enforcement efforts in reducing sales of tobacco products. As of June 30, 2000, settlement collections of $1.6 billion have been reported by the state.

   In November 1994, state voters passed a proposal to limit state revenue growth to the average annual growth in personal income over the previous five years. This revenue cap excludes revenue to pay certain expenditures, including debt service. The limitation should not pose an onerous burden to the state's financial performance. However, demand for governmental services continues to increase with increases in population.

   Sectors Certain areas of potential investment concentration present unique risks. For example, a significant portion of the fund's assets may be invested in health care issues. For over a decade, the hospital industry has been under significant pressure to reduce expenses and shorten the length of hospital stays, a phenomenon that has negatively affected the financial health of many hospitals. All hospitals are dependent on third-party reimbursement sources such as the federal Medicare and state Medicaid programs or private insurers. To the extent these payors reduce reimbursement levels, the individual hospitals may be affected. In the face of these pressures, the trend of hospital mergers and acquisitions has accelerated in recent years. These organizational changes present both risks and opportunities for the institutions involved. Because of the high proportion of elderly residents in Florida, Florida hospitals tend to be highly dependent on Medicare. In addition to the regulations imposed by Medicare, the state also regulates health care. A state board must approve the budgets of all Florida hospitals; certificates of need are required for all significant capital expenditures. The primary management objective is cost control. The inability of some hospitals to achieve adequate cost control while operating in a competitive environment has led to a number of hospital bond defaults.

   The fund may from time to time invest in electric revenue issues that have exposure to or participate in nuclear power plants that could affect issuers' financial performance. Such risks include unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance or inadequate rate relief. In addition, the financial performance of electric utilities may be impacted by increased competition and deregulation in the electric utility industry.

   The fund may invest in private activity bond issues for corporate and nonprofit borrowers. Sold through various governmental conduits, these issues are backed solely by the revenues pledged by the respective borrowing corporations. No government support is implied.



                RISK FACTORS ASSOCIATED WITH A GEORGIA PORTFOLIO

   The fund's concentration in the debt obligations of one state carries a higher risk than a portfolio that is geographically diversified. In addition to State of Georgia general obligations and state agency issues, the fund will invest in local bond issues, lease obligations, and revenue bonds, the credit quality and risk of which will vary according to each security's own structure and underlying economics.

   Debt The State of Georgia and its local governments issued $5.3 billion in municipal bonds in calendar 2000, a 7% decrease from the previous year. As of May 1, 2001, the state was rated Aaa by Moody's and AAA by S&P's and Fitch.

   The State of Georgia currently has net direct obligations of approximately
   $5.5 billion. In 1973, a constitutional amendment authorizing the issuance of state general obligation (GO) bonds was implemented. Since the implementation of the amendment, the state has funded most of its capital needs through the issuance of GO bonds. Previously, capital requirements were funded through the issuance of bonds by 10 separate authorities and secured by lease rental agreements and annual state appropriations. Georgia's constitution permits the state to issue bonds for two types of public purposes: (1) general obligation debt and (2) guaranteed revenue debt. The Georgia constitution imposes certain debt limits and controls. The state's GO debt service cannot exceed 10% of total revenue receipts less refunds of the state treasury. GO bonds have a maximum maturity of 25 years and 67% of the state's debt is scheduled to be retired in 10 years or less. Maximum GO debt service requirements are well below the legal limit at 5.1% of fiscal year 1999 treasury receipts.

   The state established "debt affordability" limits that provide that outstanding debt will not exceed 2.7% of personal income or that maximum annual debt service will not exceed 5% of the prior year's revenues. The state's near-term debt offerings will be limited to allow for a decrease to these levels.

   In addition to the GO and appropriation-backed debt described above, about
   $72.2 million of bonds issued by the Georgia Environmental Facilities
   Authority are outstanding. Also, the Georgia Tollway Authority has about $226.2 million of revenue bonds outstanding. Although these bonds are issued by the above authorities, the state's full faith and credit is pledged towards the repayment of the bonds.

   Economy The State of Georgia is the tenth most populous state with a population of approximately 7.8 million residents, increasing over 20% from 1990 to 1999. In this same period, the state experienced strong economic expansion and job growth. The state's very strong economy attracted new businesses and labor force personnel throughout the 1990s. The services sector has played a key role in the state becoming a regional center for the entire Southeast region. From 1989 to 1998, the services sector strengthened as the leading employment sector in the state increasing to over 28% of employment from about 22.5% of employment. Another leading employment sector continues to be the trade sector that held steady at around 23% of employment throughout the state from 1989 to 1998. The Atlanta metropolitan statistical area continues to serve as the central focus on the strong economic growth occurring throughout the state with approximately 45% of the state's population. This area includes Atlanta, the state's capital and 18 surrounding counties. The next largest metropolitan area is the Columbus-Muscogee area.

   The state's economy continues to outperform the nation. The state's very strong economy is highlighted by a very strong labor market. From 1992 to 2000, the state's unemployment rate steadily decreased and is currently at its 30-year low of just 3.6%. The state's per capita income continues to improve against the national average and currently is 96.3% of the U.S.
   level. This is a significant trend with the realization that the state continues to be very attractive from a quality of life and cost of living perspective.

   Financial The creditworthiness of the portfolio is largely dependent on the financial strength of the State of Georgia and its localities. The state's strong economic performance continues to translate into its strong financial performance and accumulation of substantial reserves.

   In the early 1990s, the state depleted its reserve fund balances and invoked tightened budgeting practices while experiencing revenue shortfalls brought on by a lagging recession. Economic began to improve in 1992 and have continued on a positive trend. From fiscals 1994 to 1999, the state has annually strengthened its unreserved general fund balances. At the close of fiscal 1999, the state had almost $1.26 billion of unreserved general fund reserves or about 7.1% of expenditures. In addition to this healthy unreserved general fund balance, the state had a revenue shortfall reserve of about $381 million and a reserve for midyear adjustments of around $127 million. Such strong reserve levels allow financing flexibility and provide very strong safeguards against short-term economic swings.

   A significant portion of the portfolio's assets is expected to be invested in the debt obligations of local governments and public authorities with investment-grade ratings of BBB or higher. While local governments in Georgia are primarily reliant on independent revenue sources such as property taxes, they are not immune to budget shortfalls caused by cutbacks in state aid. The fund may purchase obligations issued by public authorities in Georgia which are not backed by the full faith and credit of the state and may or may not be subject to annual appropriations from the state's general fund. Likewise, certain enterprises such as water and sewer systems or hospitals may be affected by changes in economic activity.

   Sectors Certain areas of potential investment concentration present unique risks. A significant portion of the fund's assets may be invested in health care issues. For over a decade, the hospital industry has been under significant pressure to reduce expenses and shorten the length of hospital stays, a phenomenon that has negatively affected the financial health of many hospitals. All hospitals are dependent on third-party reimbursement sources such as the federal Medicare and state Medicaid programs or private insurers.
   To the extent these payors reduce reimbursement levels, the individual hospitals may be affected. In the face of these pressures, the trend of hospital mergers and acquisitions has accelerated in recent years. These organizational changes present both risks and opportunities for the institutions involved.

   The fund may from time to time invest in electric revenue issues that have exposure to or participate in nuclear power plants that could affect issuers' financial performance. Such risks include unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance or inadequate rate relief. In addition, the financial performance of electric utilities may be impacted by increased competition and deregulation of the electric utility industry.





   The fund may invest in private activity bond issues for corporate and nonprofit borrowers. Sold through various governmental conduits, these issues are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is implied.



                RISK FACTORS ASSOCIATED WITH A MARYLAND PORTFOLIO

   The funds' concentration in the debt obligations of one state carries a higher risk than a portfolio that is more geographically diversified. In addition to State of Maryland general obligation bonds and debt issued by state agencies, the fund will invest in local bond issues, lease obligations, and revenue bonds, the credit quality and risk of which will vary according to each security's own structure and underlying economics.


   Debt The State of Maryland and its local governments issue two basic types of debt, with varying degrees of credit risk: general obligation bonds backed by the unlimited taxing power of the issuer and revenue bonds secured by specific pledged fees or charges for a related project. Included within the revenue bond sector are tax-exempt lease obligations that are subject to annual appropriations of a governmental body, usually with no implied tax or specific revenue pledge.


   The State of Maryland disclosed in its fiscal year 2000 Comprehensive Annual
   Financial Report (CAFR) dated June 30, 2000, that it has approximately $3.3 billion in general obligation bonds outstanding and an additional $1.4 billion in other tax-supported debt. General obligation debt of the State of Maryland is rated Triple-A by Moody's, S&P, and Fitch. There is no general debt limit imposed by the state constitution or public general laws. The state constitution imposes a 15-year maturity limit on state general obligation bonds. Although voters approved a constitutional amendment in 1982 permitting the state to borrow up to $100 million in short-term notes in anticipation of taxes and revenues, the state has not made use of this authority.

   Many agencies of the state government are authorized to borrow money under legislation which expressly provides that the loan obligations shall not be deemed to constitute debt or a pledge of the faith and credit of the state.
   The Community Development Administration of the Department of Housing and
   Community Development, the Maryland Water Quality Financing Administration of the Department of Environment, the Maryland State Lottery Agency, certain state higher education institutions, the Maryland Stadium Authority, the Maryland Food Center Authority, and the Maryland Environmental Service have issued and have outstanding bonds of this type. The principal of and interest on bonds issued by these bodies are payable solely from pledged revenues, principally fees generated from use of the facilities, enterprises financed by the bonds, or other dedicated fees.

   Economy The Maryland Board of Revenue Estimates reported on December 14,
   2000, that economic growth has been strong, but is expected to slow due to the national trend of slower economic growth. According to the Board, Maryland has experienced employment and personal income growth at levels equal to or above national rates. Unemployment rates have been equal to or below national levels. Despite expectations for a slowdown, the Board reports that Maryland economic growth has so far remained stronger than originally projected. For example, the projected growth for Maryland personal income in calendar year 2000 has increased from 5.4% to 6.2%. Under current projections, personal income growth is expected to remain stable in 2001 and dip to 5.9% in 2002.

   Financial To a large degree, the risk of the portfolio is dependent upon the financial strength of the State of Maryland and its localities. The state continues to demonstrate a conservative approach to managing its finances.
   Fiscal year 2000 concluded with a general fund operating surplus of $1.4 billion. The general fund balance rose to a healthy $2.4 billion. The
   Maryland Board of Revenue Estimates has indicated that revenue growth continues to be stronger-than-projected. On December 14, 2000, the Board revised its general fund revenue forecast for fiscal year 2001 upward by $323 million to $9.6 billion, an increase of more than 4.0% over fiscal year 2000.
   Fiscal year 2002 is estimated to show about 2.9% growth over fiscal year
   2001. The decline reflects slower economic growth and the continued phase-in of the 10% State of Maryland income tax reduction. The phase-in will be complete in tax year 2002.

   Sectors Investment concentration in a particular sector can present unique risks. A significant portion of the funds' assets may be invested in health care issues. For over a decade, the hospital industry has been under significant pressure to reduce expenses and shorten length of stay, a phenomenon which has negatively affected the financial health of some hospitals. All hospitals are dependent on third-party reimbursement mechanisms. At the present time, Maryland hospitals operate under a system in which reimbursement is determined by a state-administered set of rates and charges that applies to all payors. A federal waiver also allows this system to be applied to Medicare reimbursement rather than the Federal
   Diagnosis-Related Group (DRG) system required elsewhere. In order to maintain this Medicare waiver, the cumulative rate of increase in Maryland hospital charges since the base year 1980 must remain below that of U.S. hospitals overall. From 1983 through 1992, the rate of increase for Maryland hospitals was below the national average; for the seven years from 1993 through 1999, Maryland hospital costs have grown faster than the national rate, although the cumulative rate of increase since the base year is still below the national average. Any loss of the Medicare waiver in the future may have an adverse impact upon the credit quality of Maryland hospitals.

   The funds may from time to time invest in electric revenue issues which have exposure to or participate in nuclear power plants which could affect the issuer's financial performance. Such risks include delay in construction and operation due to increased regulation, unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance or inadequate rate relief. In addition, the financial performance of electric utilities may be impacted by increased competition and deregulation of the industry.

   The funds may invest in private activity bond issues for corporate and nonprofit borrowers. These issues sold through various governmental conduits are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is implied.



               RISK FACTORS ASSOCIATED WITH A NEW JERSEY PORTFOLIO

   The fund's concentration in the debt obligations of one state carries a higher risk than a portfolio that is more geographically diversified. In addition to State of New Jersey general obligation bonds and debt issued by state agencies, the fund will invest in local bond issues, lease obligations, and revenue bonds, the credit quality and risk of which will vary according to each security's own structure and underlying economics.


   Debt The State of New Jersey and its local governments issue two basic types of debt, with varying degrees of credit risk: general obligation bonds backed by the unlimited taxing power of the issuer and revenue bonds secured by specific pledged fees or charges for a related project. Included within the revenue bond sector are tax-exempt lease obligations that are subject to annual appropriations of a governmental body, usually with no implied tax or specific revenue pledge.


   The State of New Jersey disclosed in its fiscal year 2000 Comprehensive
   Annual Financial Report (CAFR) dated June 30, 2000, that it has approximately
   $3.8 billion in general obligation bonds outstanding. In addition, the state has guaranteed the principal and interest payments on certain bonds issued by the New Jersey Sports and Exposition Authority and the state has also contracted with the Authority to provide annual appropriations for payment of debt service on certain other bonds. As of June 30, 2000, the amounts outstanding were $99.5 million and $686.7 million, respectively. The state may also be required to provide appropriations to meet a deficiency in debt service payments for the South Jersey Port Corporation and the New Jersey
   Housing and Mortgage Finance Agency. As of May 15, 2001, general obligation debt of the state is rated Aa1 by Moody's and AA+ by S&P's and Fitch.


   Many agencies of the state government are authorized to borrow money under legislation which expressly provides that the loan obligations shall not be deemed to constitute debt or a pledge of the faith and credit of the state.
   The New Jersey Building Authority, New Jersey Transportation Trust Fund
   Authority, New Jersey Economic Development Authority, New Jersey Educational
   Facilities Authority, New Jersey Health Care Facilities Financing Authority,
   New Jersey Highway Authority, New Jersey Housing and Mortgage Finance Agency,
   New Jersey Sports and Exposition Authority, New Jersey Transit Corporation, and New Jersey Turnpike Authority have outstanding bonds of this type.


   Economy The New Jersey economy enjoyed another strong year in 2000, but the outlook for the national economy as well as for the state is for lower rates of growth going forward. According to New Jersey's Fiscal 2002 Budget in
                                                      ---------------------
   Brief, employment growth was 1.5% in 2000. This was the eighth consecutive
   -----
   year of growth





   since the recession in 1992. Although national employment growth has been above the New Jersey rate since 1987, the difference has narrowed
   significantly since 1997.   Personal income grew at a record pace of 5.4%,
   surpassing the growth rate in 1999. The economic slowdown is expected to cause growth rates to decline. Employment growth is projected to decline to
   1.0% in 2001 and in 2002. Personal income growth is expected to decline as well, but remain above 5.0% for the next two years.

   Financial To a large degree, the risk of the portfolio is dependent on the financial strength of the State of New Jersey and its localities. The state had a strong 2000 fiscal year with a net increase in the general fund balance of $490 million, for a healthy year-end amount of $2.7 billion. The New
   Jersey State Treasurer disclosed on April 12, 2001, that revenues for the first nine months of the current fiscal year totaled $14.5 billion, about one percent below the budget forecast. Acting State Treasurer Lawrence stated that he was "confident that the April and May revenues will make up any apparent discrepancies." Expenditures have also traditionally been below projected budgeted levels in the State of New Jersey.

   Sectors Investment concentration in a particular sector can present unique risks. A significant portion of the fund's assets may be invested in health care issues. For over a decade, the hospital industry has been under significant pressure to reduce expenses and shorten length of stay, a phenomenon which has negatively affected the financial health of many hospitals. While each hospital bond issue is separately secured by the individual hospital's revenues, third-party reimbursement sources such as the federal Medicare or Medicaid programs and private insurers are common to all hospitals. To the extent these payors reduce reimbursement levels, the individual hospitals may be affected. In the face of these pressures, the trend of hospital mergers and acquisitions has accelerated in recent years.
   These organizational changes present both risks and opportunities for the institutions involved.


   The fund may from time to time invest in electric revenue issues which have exposure to or participate in nuclear power plants which could affect the issuer's financial performance. Such risks include delay in construction and operation due to increased regulation, unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance or inadequate rate relief. In addition, financial performance of electric utilities may be impacted by increased competition and deregulation in the industry.

   The fund may invest in private activity bond issues for corporate and nonprofit borrowers. These issues sold through government conduits, such as the New Jersey Economic Development Authority and various local issuers, are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is implied. In the past, a number of New Jersey Economic Development Authority issues have defaulted as a result of borrower financial difficulties.

   The fund may be exposed to solid waste projects. A number of counties and utility authorities in the state have issued several billion dollars of bonds to fund incinerator projects and solid waste projects. A federal decision striking down New Jersey's system of solid waste flow control increases the potential risk of default absent a legislative solution, or some form of subsidy by local or state governments.


                RISK FACTORS ASSOCIATED WITH A NEW YORK PORTFOLIO

   The funds' concentration in the debt obligations of one state carries a higher risk than a portfolio that is more geographically diversified. In addition to State of New York general obligation bonds and debt issued by state agencies, the fund will invest in local bond issues, lease obligations, and revenue bonds, the credit quality and risk of which will vary according to each security's own structure and underlying economics.

   The funds' ability to maintain credit quality is primarily dependent upon the ability of New York issuers to continue to meet debt service obligations in a timely fashion. In 1975, the state, New York City, and other related issuers experienced serious financial difficulties that ultimately resulted in much lower credit ratings and loss of access to the public debt markets. A series of fiscal reforms and an improved economic climate allowed these entities to return to financial stability by the early 1980s. Credit ratings were reinstated or raised and access to the public credit markets was restored.
   During the early 1990s, the state and city confronted renewed fiscal pressure, as the region suffered moderate economic decline. Conditions began to improve in 1993, though below-average economic performance and tight budgetary conditions persisted. Both entities experienced financial relief in the late 1990s because of the strong national economy, a robust financial services sector, and vigilant spending control.


   New York State


   The State of New York disclosed in its 1999-00 Comprehensive Annual Financial
   Report (CAFR) dated March 31, 2000, that it has approximately $4.5 billion in general obligation bonds outstanding. In addition, the state has entered into lease purchase agreements as well as contractual obligation financing arrangements with certain municipal entities to finance various capital projects. The state has also entered into arrangements for the purchase of equipment and real property through the issuance of certificates of participation. As of March 31, 2000, the total amount outstanding of these other forms of debt was $25 billion. As of May 15, 2001, general obligation debt of the state is rated AA by both S&P and Fitch and A2 by Moody's. Both
   S&P and Fitch upgraded the state from A+ in December 2000 and February 2001, respectively, to reflect the state's strengthening creditworthiness.

   Certain authorities are more heavily reliant on annual direct state support such as the Urban Development Authority (UDC) - now the Empire State
   Development Corporation (ESDC). In February 1975, the UDC defaulted on approximately $1.0 billion of short-term notes. The default was ultimately cured by the creation of the Project Finance Authority (PFA), through which the state provided assistance to the UDC, including support for debt service.
   Since then, there have been no additional defaults by state authorities.

   Subsequent to the fiscal crisis of the mid-70s, New York State maintained balanced operations on a cash basis, although by 1992 it had built up an accumulated general fund deficit of over $6 billion on a Generally Accepted
   Accounting Principles (GAAP) basis. This deficit consisted mainly of overdue tax refunds and payments due localities. To resolve its accumulated general fund deficit, the state established the Local Government Assistance
   Corporation (LGAC) in 1990. A total of approximately $5 billion in LGAC bonds have been issued. The proceeds of these bonds were used to provide the state's assistance to localities and school districts, enabling the state to reduce its accumulated general fund deficit. As of March 31, 2000, $4.9 billion of LGAC debt is outstanding.

   To a large degree, the risk of the portfolio is dependent on the financial strength of the State of New York and its localities. The state had a strong
   1999-00 fiscal year ending March 31, 2000, with $2.2 billion in excess revenues, which caused the general fund balance to grow to $3.9 billion.
   Governor Pataki disclosed on January 16, 2001, with the release of the 2001-02 Executive Budget that revenues for the 2000-01 fiscal year are projected to provide a significant surplus of $1.4 billion on a cash basis.
   The surplus is the result of stronger-than-projected revenue growth. The
   Governor has recommended that the entire surplus be used to increase reserves to guard against the economic downturn.

   The State's financial performance is reflective in part of strong economic growth. New York's Annual Information State Update dated January 26, 2001, reports that personal income is estimated to have grown by 7.8 percent in 2000 due to strong growth in bonus payments and total employment. Personal income growth is projected to moderate to 4.6 percent in 2001 and 3.9 percent in 2002, reflecting changes in the stock market and the national economy.


   New York City


   The financial problems of New York City were acute between 1975 and 1979, highlighted by a payment moratorium on the city's short-term obligations. In the subsequent decade, the city made a significant recovery. The most important contribution to the city's fiscal recovery was the creation of the Municipal Assistance Corporation for the City of New York (MAC). Backed by sales, use, stock transfer, and other taxes, MAC issued bonds and used the proceeds to purchase city bonds and notes. Although the MAC bonds met with reluctance by investors at first, the program has proven to be very successful.

   Much progress has been made since the fiscal crisis of 1975. By 1981, the city achieved a budget balanced in accordance with GAAP and has continued to generate surpluses on an operating basis. By 1983, the city eliminated its accumulated-general fund deficit and, as of fiscal year 2000, it had a total general fund balance of $392 million. The New York City Comptroller reported on March 1, 2001, that the city's budget surplus will be as much as $2.32 billion for fiscal year 2001 ending June 20, 2001.
   Budget gaps are projected starting in fiscal year 2003.

   As of May 15, 2001, general obligation debt of the city is rated A by S&P's, A+ by Fitch, and A2 by Moody's. Both S&P's and Fitch upgraded the city by one rating notch in September 2000 to reflect the city's strengthening creditworthiness.


   Long Island and LILCO

   The Long Island Lighting Company (LILCO) was the single largest property taxpayer in both Nassau and Suffolk Counties. LILCO experienced substantial financial difficulty primarily arising from problems related to its completed but unlicensed 809 megawatt Shoreham Nuclear Power Facility located in Suffolk County. In 1986, the State Legislature created the Long Island Power
   Authority (LIPA) and ownership of the Shoreham Plant was subsequently transferred to LIPA for one dollar in exchange for certain rate benefits to LILCO.


   As requested by the Governor, LIPA proposed a plan to restructure LILCO, reduce rates on Long Island, and provide a framework for long-term competition in power production. With the issuance of $7 billion in debt, LIPA purchased LILCO common stock, acquired or redeemed certain preferred stock and outstanding debt, and funded the cost of certain rebates and credits to LIPA's customers. With these purchases, LIPA acquired LILCO's electric transmission and distribution system, its 18% ownership interest in the Nine Mile Point 2 nuclear plant, and the regulatory asset of Shoreham. In
   May 1998, LIPA sold its first two series of bonds amounting to $4.9 billion.
   This allowed for the acquisition of LILCO by LIPA and a merger of the remaining portions of the former LILCO business with Keyspan Energy to form
   Marketspan Corp. LIPA will now be the provider of retail electric service throughout most of Long Island.


   Sectors Certain areas of potential investment concentration present unique risks. A significant portion of the fund's assets may be invested in health care issues. For over a decade, the hospital industry has been under significant pressure to reduce expenses and shorten length of stay, a phenomenon which has negatively affected the financial health of many hospitals. While each hospital bond issue is separately secured by the individual hospital's revenues, third-party reimbursement sources such as the federal Medicare and state Medicaid programs or private insurers are common to all hospitals. To the extent these third-party payors reduce reimbursement levels, the individual hospitals may be affected. The state's support for Medicaid and health services has slowed over the last several years. In 1997 health care reform was implemented. Under the new system, hospitals are permitted to negotiate inpatient payment rates with private payors. In addition, the federal balanced budget act of 1997 contains provisions to reduce Medicare expenditures. In the face of these pressures, the trend of hospital mergers and acquisitions has accelerated in recent years. These organizational changes present both risks and opportunities for the institutions.

   The funds may from time to time invest in electric revenue issues which have exposure to or participate in nuclear power plants which could affect the issuers' financial performance. Such risks include unexpected outages or plan shutdowns, increased Nuclear Regulatory Commission surveillance or inadequate rate relief. In addition, the financial performance of electric utilities may be impacted by increased competition and deregulation in the industry.


   The funds may invest in private activity bond issues for corporate and nonprofit borrowers. These issues, sold through various governmental conduits, are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is implied.



                RISK FACTORS ASSOCIATED WITH A VIRGINIA PORTFOLIO

   The fund's concentration in the debt obligations of one state carries a higher risk than a portfolio that is geographically diversified. In addition to Commonwealth of Virginia general obligations and agency issues, the fund will invest in local bond issues, lease obligations, and revenue bonds, the credit quality and risk of which will vary according to each security's own structure and underlying economics.

   Debt The Commonwealth of Virginia and its local governments issued $3.5 billion of municipal bonds in 2000, including general obligation debt backed by the unlimited taxing power of the issuer and revenue bonds secured by specific pledged fees or charges for an enterprise or project. Included within the revenue bond category are tax-exempt lease obligations that are subject to annual appropriations of a governmental body to meet debt service, usually with no implied tax or specific revenue pledge.
   Debt issued in 2000 was for a wide variety of public purposes, including transportation, housing, education, health care, and industrial development.

   As of June 30, 2000, the Commonwealth of Virginia had $1.0 billion of outstanding general obligation bonds secured by the Commonwealth's revenue and taxing power, a modest amount compared to many other states. Under state law, general obligation debt is limited to 1.15 times the average of the preceding three years' income tax and sales and use tax collections. The
   Commonwealth's outstanding general obligation debt is well below that limit and approximately 90% of the debt service is actually met from revenue-producing capital projects such as universities and toll roads.

   The Commonwealth also supports $2.4 billion in debt issued by the Virginia
   Public Building Authority, the Commonwealth Transportation Board, the
   Virginia College Building Authority, the Virginia Biotechnology Research Park
   Authority, the Virginia Port Authority, and the Innovative Technology
   Authority for transportation purposes. These bonds are not backed by the full faith and credit of the Commonwealth but instead are subject to annual appropriations from the Commonwealth's General Fund.

   In addition to the Commonwealth and public authorities described above, an additional $7.8 billion in bonds has been issued by special public authorities in Virginia that are not obligations of the Commonwealth. These bonds include debt issued by the Virginia Public School Authority, the Virginia Resources Authority, and the Virginia Housing Development Authority.

   Economy The Commonwealth of Virginia has a population of approximately 7.1 million, making it the twelfth largest state. Since the 1930s the Commonwealth's population has grown at a rate near or exceeding the national average. Stable to strong economic growth during the 1990s was led by the Northern Virginia area outside of Washington, D.C., where approximately 30% of the Commonwealth's population is concentrated. The next largest metropolitan area is the Norfolk-Virginia Beach-Newport News area, followed by the Richmond-Petersburg area, including the Commonwealth's capital of Richmond. The Commonwealth's economy is broadly based, with a large concentration in service and governmental jobs, followed by manufacturing.
   Virginia has significant concentrations of high technology employers, with nearly 150,000 people employed in 3,900 establishments. Per capita income exceeds national averages while unemployment figures have consistently tracked below national averages.

   Financial To a large degree, the risk of the portfolio is dependent on the financial strength of the Commonwealth of Virginia and its localities.
   Virginia is rated AAA by Moody's, S&P, and Fitch. The Commonwealth's budget is prepared on a biennial basis. From 1970 through 2000, the General Fund showed a positive balance for all of its two-year budgetary periods. The national recession and its negative effects on Virginia's personal income tax collections did, however, force the Commonwealth to draw down its General
   Fund balances in 1992. Spending cuts and improved economic conditions allowed for positive operations from 1993 on. The Commonwealth posted a budgetary surplus for fiscal years 1995 to 2000 despite federal retiree settlements and other transfers. On June 30, 2000, the unreserved general fund balance, including a revenue stabilization account, totaled $1.1 billion.

   A significant portion of the fund's assets is expected to be invested in the debt obligations of local governments and public authorities with investment-grade ratings of BBB or higher. While local governments in Virginia are primarily reliant on independent revenue sources such as property taxes, they are not immune to budget shortfalls caused by cutbacks in state aid. Likewise, certain enterprises such as toll roads or hospitals may be affected by changes in economic activity.

   Sectors Certain areas of potential investment concentration present unique risks. A significant portion of the fund's assets may be invested in health care issues. For over a decade, the hospital industry has been under significant pressure to reduce expenses and shorten length of stay, a phenomenon which has negatively affected the financial health of many hospitals. While each hospital bond issue is separately secured by the individual hospital's revenues, third-party reimbursement sources such as the federal Medicare and state





   Medicaid programs or private insurers are common to all hospitals. To the extent these payors reduce reimbursement levels, the individual hospitals may be affected. In the face of these pressures, the trend of hospital mergers and acquisitions has accelerated in recent years. These organizational changes present both risks and opportunities for the institutions involved.

   The fund may from time to time invest in electric revenue issues which have exposure to or participate in nuclear power plants which could affect the issuers' financial performance. Such risks include unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance or inadequate rate relief.

   The fund may invest in private activity bond issues for corporate and nonprofit borrowers. These issues sold through various governmental conduits are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is implied.

   All funds

   Puerto Rico From time to time the funds invest in obligations of the Commonwealth of the Puerto Rico and its public corporations, which are exempt from federal, state, and city or local income taxes. The majority of the Commonwealth's debt is issued by the major public agencies that are responsible for many of the island's public functions, such as water, wastewater, highways, electric power, and education. As of December 31, 2000, public sector debt issued by the Commonwealth and its public corporations totaled approximately $25.7 billion. The amount of debt is high according to traditional measures for a state or local municipality, but not when considering the Commonwealth as a sovereign nation issuing debt for all levels of government from national to local. The Commonwealth monitors its debt issuance on an ongoing basis by comparing the rate of growth in debt to rate of growth in gross product. Growth in debt exceeded growth in gross product between fiscal years 1996-1998, but fell below it in fiscal years
   1999-2000. The Commonwealth's constitution limits the amount of principal and interest on bonds to 15% of the average annual revenues in the two fiscal years preceding the current fiscal year. According to this measure, principal and interest in fiscal year 2000 was below 15% of average revenues in fiscal years 1998 and 1999. As of May 17, 2001, general obligation debt of the Commonwealth is rated Baa1 by Moody's and A by S&P's.

   The Commonwealth is also responsible for debt associated with its retirement systems. As of June 30, 2000, the Commonwealth had an unfunded pension benefit obligation of over $7.4 billion. The Commonwealth passed Act No. 305 on September 24, 1999, to help reduce the amount of the obligation. Act No.
   305 changed the benefit system for new employees from a defined benefit system to a defined contribution system. Defined contribution accounts are funded by participant contributions and are not credited with a contribution by the Commonwealth. Commonwealth contributions going forward will be used to reduce the unfunded pension liability.

   The Commonwealth's economy has experienced steady economic expansion for over a decade. Growth is attributed to several factors including a favorable trading relationship with the United States, government-sponsored economic development programs, increases in the level of federal transfers, the relatively low cost of borrowing, and, until recently, the low cost of oil.
   The Commonwealth is vulnerable to an economic downturn in the U.S. because of its heavy reliance on trade with the mainland, particularly in manufactured goods. About 90% of the Commonwealth's exports are sent to the U.S. and manufacturing makes up about 40% of gross product. Nevertheless, the longer-term trend has been steady economic improvement and the Commonwealth's
   Planning Board projects continued growth albeit at a slower rate. In March
   2001, the Planning Board forecasted gross product to increase 2.2% in fiscal year 2000 and 2.0% in fiscal year 2001. The Commonwealth is vulnerable to oil prices because of it over-dependence on oil for electric power. To address this issue, the Electric Power Authority has entered into purchase power contracts to build two cogeneration plants reliant on other fuels. A natural gas plant was recently completed and began commercial operations in March
   2000 and a coal facility is scheduled to be completed in calendar year 2002.
   The two plants will initially supply about one-third of the Commonwealth's electric power.

   For many years U.S. companies operating in Puerto Rico were eligible to receive a special tax credit available under Section 936 of the federal tax code, which helped spur significant expansion in capital intensive manufacturing activity. Section 936 entitled certain corporations to credit income derived from business activities in the Commonwealth against their United States corporate income tax. However, federal tax legislation passed in 1993 and 1996 decreased the tax benefits and eliminated it altogether beginning in the 2006 tax year. At present, it is difficult to forecast what short- and long-term effects the phase-out will have on the Puerto Rican economy.

   The Commonwealth and the United States are tied to each other politically as well as economically. The Commonwealth came under U.S. sovereignty pursuant to the Treaty of Paris signed in 1898, which ended the Spanish-American War.
   Puerto Ricans have been citizens of the U.S. since 1917. In 1950, the U.S.
   Congress enacted Public Law 600 which authorized the people of Puerto Rico to draft and adopt their own constitution. The constitution was approved in a special referendum by the people of Puerto Rico and by the U.S. Congress and President. It went into effect in 1952. More recently, the U.S. House of Representatives voted in March 1998 in favor of a political status act. A referendum held in December of 1998 was intended to resolve whether Puerto
   Rico would preserve its Commonwealth status or transition to becoming a state. Of the voting options available, a majority of voters opted for the choice labeled "None of the Above." While there are various interpretations to this result, it is apparent that the political status of the Commonwealth will remain unclear for the near term.

   On January 2, 2001, Sila Calderon was sworn in for her first term as Governor of Puerto Rico. She is faced with the immediate challenge of balancing the Commonwealth's budget. The Commonwealth ended fiscal year 2000 on June 30,
   2000, with a large deficit and a reduction in the general fund balance from $497 million to $229 million based on generally accepted accounting principals. The Commonwealth estimates that fiscal year 2001 will close with another deficit and reduction in the general fund balance to $21 million on a cash basis. Governor Calderon has outlined a comprehensive recovery plan that includes reducing expenditures and more closely monitoring available revenues. The plan also includes short-term borrowing and refinancing short-term debt service payments. S&P's has indicated that the stability of its credit rating will rely heavily on the Commonwealth's success in bringing its budget into balance.



       RISK FACTORS ASSOCIATED WITH TAX-EFFICIENT GROWTH AND TAX-EFFICIENT

  MULTI-CAP GROWTH FUNDS AND THE EQUITY PORTION OF TAX-EFFICIENT BALANCED FUND


   Foreign securities

   The fund may invest in U.S. dollar-denominated and non-U.S.
   dollar-denominated securities of foreign issuers.

   Investments may be made in foreign securities. These include nondollar-denominated securities traded outside of the U.S. and dollar-denominated securities of foreign issuers traded in the U.S. (such as Yankee bonds). Such investments increase a portfolio's diversification and may enhance return, but they also involve some special risks, such as exposure to potentially adverse local, political, and economic developments;
   nationalization and exchange controls; potentially lower liquidity and higher volatility; possible problems arising from accounting, disclosure, settlement, and regulatory practices that differ from U.S. standards; and the chance that fluctuations in foreign exchange rates will decrease the investment's value (favorable changes can increase its value). These risks are heightened for investments in developing countries, and there is no limit on the amount of fund foreign investments that may be made in such countries.



 INVESTMENT PROGRAM
 -------------------------------------------------------------------------------

                               Types of Securities

   Set forth below is additional information about certain of the investments described in each fund's prospectus.




   All funds (other than Tax-Efficient Growth and Tax-Efficient Multi-Cap Growth
   Funds)



                              Municipal Securities


   Subject to the investment objectives and programs described in the prospectus and the additional investment restrictions described in this Statement of Additional Information, the fund's portfolio may consist of any combination of the various types of municipal securities described below or other types of municipal securities that may be developed. The amount of the fund's assets invested in any particular type of municipal security can be expected to vary.

   The term "municipal securities" means obligations issued by or on behalf of states, territories, and possessions of the United States and the District of Columbia and their political subdivisions, agencies, and instrumentalities, as well as certain other persons and entities, the interest from which is exempt from federal, state, and/or city or local, if applicable, income tax.
   In determining the tax-exempt status of a municipal security, the fund relies on the opinion of the issuer's bond counsel at the time of the issuance of the security. However, it is possible this opinion could be overturned, and as a result, the interest received by the fund from such a security might not be exempt from federal income tax.


   Municipal securities are classified by maturity as notes, bonds, or adjustable rate securities.


                                 Municipal Notes

   Municipal notes generally are used to provide short-term operating or capital needs and generally have maturities of one year or less. Municipal notes include:


  . Tax Anticipation Notes Tax anticipation notes are issued to finance working capital needs of municipalities. Generally, they are issued in anticipation of various seasonal tax revenue, such as income, property, use, and business taxes, and are payable from these specific future taxes.

  . Revenue Anticipation Notes Revenue anticipation notes are issued in expectation of receipt of revenues, such as sales taxes, toll revenues, or water and sewer charges, that are used to pay off the notes.


  . Bond Anticipation Notes Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged. In most cases, the long-term bonds then provide the money for the repayment of the notes.

  . Tax-Exempt Commercial Paper Tax-exempt commercial paper is a short-term obligation with a stated maturity of 270 days or less. It is issued by state and local governments or their agencies to finance seasonal working capital needs or as short-term financing in anticipation of longer-term financing.

  . Municipal Bonds Municipal bonds, which meet longer-term capital needs and generally have maturities of more than one year when issued, have two principal classifications: general obligation bonds and revenue bonds. Two additional categories of potential purchases are lease revenue bonds and pre-refunded/escrowed to maturity bonds. Another type of municipal bond is referred to as an Industrial Development Bond.

  . General Obligation Bonds Issuers of general obligation bonds include states, counties, cities, towns, and special districts. The proceeds of these obligations are used to fund a wide range of public projects, including construction or improvement of schools, public buildings, highways and roads, and general projects not supported by user fees or specifically identified revenues. The basic security behind general obligation bonds is the issuer's pledge of its full faith and credit and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to the rate or amount of special assessments. In many cases voter approval is required before an issuer may sell this type of bond.


  . Revenue Bonds The principal security for a revenue bond is generally the net revenues derived from a particular facility, or enterprise, or in some cases, the proceeds of a special charge or other pledged revenue source. Revenue bonds are issued to finance a wide variety of capital projects including:
   electric, gas, water, and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Revenue bonds are sometimes used to finance various privately operated facilities provided they meet certain tests established for tax-exempt status.




   Although the principal security behind these bonds may vary, many provide additional security in the form of a mortgage or debt service reserve fund.
   Some authorities provide further security in the form of the state's ability
   (without obligation) to make up deficiencies in the debt service reserve fund. Revenue bonds usually do not require prior voter approval before they may be issued.

  . Lease Revenue Bonds Municipal borrowers may also finance capital improvements or purchases with tax-exempt leases. The security for a lease is generally the borrower's pledge to make annual appropriations for lease payments. The lease payment is treated as an operating expense subject to appropriation risk and not a full faith and credit obligation of the issuer.
   Lease revenue bonds are generally considered less secure than a general obligation or revenue bond and often do not include a debt service reserve fund. To the extent the fund's Board determines such securities are illiquid, they will be subject to the fund's limit on illiquid securities. There have also been certain legal challenges to the use of lease revenue bonds in various states.

   The liquidity of such securities will be determined based on a variety of factors which may include, among others: (1) the frequency of trades and quotes for the obligation; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer; and
   (5) the rating assigned to the obligation by an established rating agency or
   T. Rowe Price.

  . Pre-refunded/Escrowed to Maturity Bonds Certain municipal bonds have been refunded with a later bond issue from the same issuer. The proceeds from the later issue are used to defease the original issue. In many cases the original issue cannot be redeemed or repaid until the first call date or original maturity date. In these cases, the refunding bond proceeds typically are used to buy U.S. Treasury securities that are held in an escrow account until the original call date or maturity date. The original bonds then become
   "pre-refunded" or "escrowed to maturity" and are considered as high-quality investments. While still tax-exempt, the security is the proceeds of the escrow account. To the extent permitted by the SEC and the Internal Revenue
   Service, a fund's investment in such securities refunded with U.S. Treasury securities will, for purposes of diversification rules applicable to the fund, be considered as an investment in U.S. Treasury securities.

  . Private Activity Bonds Under current tax law all municipal debt is divided broadly into two groups: governmental purpose bonds and private activity bonds. Governmental purpose bonds are issued to finance traditional public purpose projects such as public buildings and roads. Private activity bonds may be issued by a state or local government or public authority but principally benefit private users and are considered taxable unless a specific exemption is provided.

   The tax code currently provides exemptions for certain private activity bonds such as not-for-profit hospital bonds, small-issue industrial development revenue bonds and mortgage subsidy bonds, which may still be issued as tax-exempt bonds. Some, but not all, private activity bonds are subject to alternative minimum tax.


  . Industrial Development Bonds Industrial development bonds are considered municipal bonds if the interest paid is exempt from federal income tax. They are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for business and manufacturing, housing, sports, and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports, and parking.
   The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.



                           Adjustable Rate Securities


   Municipal securities may be issued with adjustable interest rates that are reset periodically by predetermined formulas or indexes in order to minimize movements in the principal value of the investment. Such securities may have long-term maturities, but may be treated as a short-term investment under certain conditions. Generally, as interest rates decrease or increase, the potential for capital appreciation or depreciation on these securities is less than for fixed-rate obligations. These securities may take the following forms:




       Variable Rate Securities Variable rate instruments are those whose terms provide for the adjustment of their interest rates on set dates and which, upon such adjustment, can reasonably be expected to have a market value that approximates its par value. Subject to the provisions of Rule
       2a-7 under the 1940 Act, (1) a variable rate instrument, the principal amount of which is scheduled to be paid in 397 days or less, is deemed to have a maturity equal to the period remaining until the next readjustment of the interest; (2) a variable rate instrument which is subject to a demand feature which entitles the purchaser to receive the principal amount of the underlying security or securities either (i) upon notice of usually 30 days, or (ii) at specified intervals not exceeding 397 days and upon no more than 30 days' notice is deemed to have a maturity equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand; and (3) an instrument that is issued or guaranteed by the U.S. government or any agency thereof which has a variable rate of interest readjusted no less frequently than every 762 days may be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. Should the provisions of Rule
       2a-7 change, the funds will determine the maturity of these securities in accordance with the amended provisions of such rule.

       Floating Rate Securities Floating rate instruments are those whose terms provide for the adjustment of their interest rates whenever a specified interest rate changes and which, at any time, can reasonably be expected to have a market value that approximates its par value. Subject to the provisions of Rule 2a-7 under the 1940 Act, (1) the maturity of a floating rate instrument is deemed to be the period remaining until the date (noted on the face of the instrument) on which the principal amount must be paid, or in the case of an instrument called for redemption, the date on which the redemption payment must be made; and (2) floating rate instruments with demand features are deemed to have a maturity equal to the period remaining until the principal amount can be recovered through demand. Should the provisions of Rule 2a-7 change, the funds will determine the maturity of these securities in accordance with the amended provisions or such rule.

   Put Option Bonds Long-term obligations with maturities longer than one year may provide purchasers an optional or mandatory tender of the security at par value at predetermined intervals, often ranging from one month to several years (e.g., a 30-year bond with a five-year tender period). These instruments are deemed to have a maturity equal to the period remaining to the put date.


   Participation Interests The fund may purchase from third parties participation interests in all or part of specific holdings of municipal securities. The purchase may take different forms: in the case of short-term securities, the participation may be backed by a liquidity facility that allows the interest to be sold back to the third party (such as a trust, broker or bank) for a predetermined price of par at stated intervals. The seller may receive a fee from the funds in connection with the arrangement.

   In the case of longer-term bonds, the fund may purchase interests in a pool of municipal bonds or a single municipal bond or lease without the right to sell the interest back to the third party.

   The fund will not purchase participation interests unless a satisfactory opinion of counsel or ruling of the Internal Revenue Service has been issued that the interest earned from the municipal securities on which the fund holds participation interests is exempt from federal income tax to the fund.
   However, there is no guarantee the IRS would treat such interest income as tax-exempt.


   Bond and Balanced Funds


  . Residual Interest Bonds are a type of high-risk derivative. The fund may purchase municipal bond issues that are structured as two-part, residual interest bond and variable rate security offerings. The issuer is obligated only to pay a fixed amount of tax-free income that is to be divided among the holders of the two securities. The interest rate for the holders of the variable rate securities will be determined by an index or auction process held approximately every seven to 35 days while the bondholders will receive all interest paid by the issuer minus the amount given to the variable rate security holders and a nominal auction fee. Therefore, the coupon of the residual interest bonds, and thus the income received, will move inversely with respect to short-term, seven- to 35-day tax-exempt interest rates. There is no assurance that the auction will be successful and that the variable rate security will provide short-term liquidity. The issuer is not obligated to provide such liquidity. In general, these securities offer a significant yield advantage over standard municipal securities, due to the uncertainty of the shape of the yield curve (i.e., short-term versus long-term rates) and consequent income flows.


   Unlike many adjustable rate securities, residual interest bonds are not necessarily expected to trade at par and in fact present significant market risks. In certain market environments, residual interest bonds may carry substantial premiums or be at deep discounts. This is a relatively new product in the municipal market with limited liquidity to date.


  . Embedded Interest Rate Swaps and Caps In a fixed rate, long-term municipal bond with an interest rate swap attached to it, the bondholder usually receives the bond's fixed coupon payment as well as a variable rate payment that represents the difference between a fixed rate for the term of the swap
   (which is typically shorter than the bond it is attached to) and a variable rate, short-term municipal index. The bondholder receives excess income when short-term rates remain below the fixed interest rate swap rate. If short-term rates rise above the fixed-income swap rate, the bondholder's income is reduced. At the end of the interest rate swap term, the bond reverts to a single fixed coupon payment. Embedded interest rate swaps enhance yields, but also increase interest rate risk.


   An embedded interest rate cap allows the bondholder to receive payments whenever short-term rates rise above a level established at the time of purchase. They normally are used to hedge against rising short-term interest rates. Both instruments may be volatile and of limited liquidity, and their use may adversely affect the fund's total return.


   The fund may invest in other types of derivative instruments as they become available.

   For the purpose of the fund's investment restrictions, the identification of the "issuer" of municipal securities which are not general obligation bonds is made by the fund's investment manager, T. Rowe Price, on the basis of the characteristics of the obligation as described above, the most significant of which is the source of fund for the payment of principal and interest on such securities.

   There are, of course, other types of securities that are, or may become available, which are similar to the foregoing and the fund may invest in these securities.

   All funds (other than Tax-Efficient Growth and Tax-Efficient Multi-Cap Growth
   Funds)



                             When-Issued Securities


   New issues of municipal securities are often offered on a when-issued basis;
   that is, delivery and payment for the securities normally takes place 15 to 45 days or more after the date of the commitment to purchase. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the buyer enters into the commitment. A fund will only make a commitment to purchase such securities with the intention of actually acquiring the securities. However, a fund may sell these securities before the settlement date if it is deemed advisable as a matter of investment strategy. The fund will maintain cash, high-grade marketable debt securities or other suitable cover with its custodian bank equal in value to commitments for when-issued securities. Such securities either will mature or, if necessary, be sold on or before the settlement date. Securities purchased on a when-issued basis and the securities held in a fund's portfolio are subject to changes in market value based upon the public perception of the creditworthiness of the issuer and changes in the level of interest rates
   (which will generally result in similar changes in value, i.e., both experiencing appreciation when interest rates decline and depreciation when interest rates rise). Therefore, to the extent a fund remains fully invested or almost fully invested at the same time that it has purchased securities on a when-issued basis, there will be greater fluctuations in its net asset value than if it solely set aside cash to pay for when-issued securities. In the case of the money funds, this could increase the possibility that the market value of the fund's assets could vary from $1.00 per share. In addition, there will be a greater potential for the realization of capital gains, which are not exempt from federal income tax. When the time comes to pay for when-issued securities, a fund will meet its obligations from then-available cash flow, sale of securities or, although it would not normally expect to do so, from sale of the when-issued securities themselves
   (which





   may have a value greater or less than the payment obligation). The policies described in this paragraph are not fundamental and may be changed by a fund upon notice to its shareholders.

   All funds (other than the Money, Tax-Efficient Growth, and Tax-Efficient
   Multi-Cap Growth Funds)



                                    Forwards


   The fund may purchase bonds on a when-issued basis with longer than standard settlement dates, in some cases exceeding one to two years. In such cases, the fund must execute a receipt evidencing the obligation to purchase the bond on the specified issue date, and must segregate cash internally to meet that forward commitment. Municipal "forwards" typically carry a substantial yield premium to compensate the buyer for the risks associated with a long when-issued period, including: shifts in market interest rates that could materially impact the principal value of the bond, deterioration in the credit quality of the issuer, loss of alternative investment options during the when-issued period, changes in tax law or issuer actions that would affect the exempt interest status of the bonds and prevent delivery, failure of the issuer to complete various steps required to issue the bonds, and limited liquidity for the buyer to sell the escrow receipts during the when-issued period.



                  Investment in Taxable Money Market Securities


   Although the fund (other than Tax-Efficient Funds) expects to be solely invested in municipal securities, for temporary defensive purposes it may elect to invest in the taxable money market securities listed next (without limitation) when such action is deemed to be in the best interests of shareholders. The interest earned on these money market securities is not exempt from federal income tax and may be taxable to shareholders as ordinary income.


  . U.S. Government Obligations Bills, notes, bonds, and other debt securities issued by the U.S. Treasury. These are direct obligations of the U.S.
   government and differ mainly in the length of their maturities.

  . U.S. Government Agency Securities Issued or guaranteed by U.S.
   government-sponsored enterprises and federal agencies. These include securities issued by the Federal National Mortgage Association, Government
   National Mortgage Association, Federal Home Loan Bank, Federal Land Banks,
   Farmers Home Administration, Banks for Cooperatives, Federal Intermediate
   Credit Banks, Federal Financing Bank, Farm Credit Banks, the Small Business
   Association, and the Tennessee Valley Authority. Some of these securities are supported by the full faith and credit of the U.S. Treasury; the remainder are supported only by the credit of the instrumentality, which may or may not include the right of the issuer to borrow from the Treasury.

  . Bank Obligations Certificates of deposit, bankers' acceptances, and other short-term debt obligations. Certificates of deposit are short-term obligations of commercial banks. A bankers' acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with international commercial transactions. Certificates of deposit may have fixed or variable rates. The fund may invest in U.S. banks, foreign branches of U.S. banks, U.S. branches of foreign banks, and foreign branches of foreign banks.


  . Short-Term Corporate Debt Securities Short-term corporate debt securities rated at least AA by S&P, Moody's, or Fitch.


  . Commercial Paper Paper rated A-2 or better by S&P, Prime-2 or better by Moody's, or F-2 or better by Fitch, or, if not rated, is issued by a corporation having an outstanding debt issue rated A or better by Moody's, S&P or Fitch and, with respect to the Money Funds, is of equivalent investment quality as determined by the Board of Directors/Trustees.

  . Determination of Maturity of Money Market Securities The Money Funds may only purchase securities which at the time of investment have remaining maturities of 397 calendar days or less. The other funds may also purchase money market securities. In determining the maturity of money market securities, funds will follow the provisions of Rule 2a-7 under the 1940 Act.



   Tax-Efficient Funds


                               Hybrid Instruments


   Hybrid instruments (a type of potentially high-risk derivative) have been developed and combine the elements of futures contracts or options with those of debt, preferred equity, or a depository instrument (hereinafter "hybrid instruments"). Generally, a hybrid instrument will be a debt security, preferred stock, depository share, trust certificate, certificate of deposit, or other evidence of indebtedness on which a portion of or all interest payments, and/or the principal or stated amount payable at maturity, redemption, or retirement, is determined by reference to prices, changes in prices, or differences between prices of securities, currencies, intangibles, goods, articles, or commodities (collectively "underlying assets") or by another objective index, economic factor, or other measure, such as interest rates, currency exchange rates, commodity indices, and securities indices
   (collectively "benchmarks"). Thus, hybrid instruments may take a variety of forms, including, but not limited to, debt instruments with interest or principal payments or redemption terms determined by reference to the value of a currency or commodity or securities index at a future point in time, preferred stock with dividend rates determined by reference to the value of a currency, or convertible securities with the conversion terms related to a particular commodity.

   Hybrid instruments can be an efficient means of creating exposure to a particular market, or segment of a market, with the objective of enhancing total return. For example, a fund may wish to take advantage of expected declines in interest rates in several European countries, but avoid the transaction costs associated with buying and currency-hedging the foreign bond positions. One solution would be to purchase a U.S. dollar-denominated hybrid instrument whose redemption price is linked to the average three-year interest rate in a designated group of countries. The redemption price formula would provide for payoffs of greater than par if the average interest rate was lower than a specified level, and payoffs of less than par if rates were above the specified level. Furthermore, the fund could limit the downside risk of the security by establishing a minimum redemption price so that the principal paid at maturity could not be below a predetermined minimum level if interest rates were to rise significantly. The purpose of this arrangement, known as a structured security with an embedded put option, would be to give the fund the desired European bond exposure while avoiding currency risk, limiting downside market risk, and lowering transactions costs. Of course, there is no guarantee that the strategy will be successful, and the fund could lose money if, for example, interest rates do not move as anticipated or credit problems develop with the issuer of the hybrid instruments.

   The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures, and currencies. Thus, an investment in a hybrid instrument may entail significant risks that are not associated with a similar investment in a traditional debt instrument that has a fixed principal amount, is denominated in U.S. dollars, or bears interest either at a fixed rate or a floating rate determined by reference to a common, nationally published benchmark. The risks of a particular hybrid instrument will, of course, depend upon the terms of the instrument, but may include, without limitation, the possibility of significant changes in the benchmarks or the prices of underlying assets to which the instrument is linked. Such risks generally depend upon factors which are unrelated to the operations or credit quality of the issuer of the hybrid instrument and which may not be readily foreseen by the purchaser, such as economic and political events, the supply and demand for the underlying assets, and interest rate movements. In recent years, various benchmarks and prices for underlying assets have been highly volatile, and such volatility may be expected in the future. Reference is also made to the discussion of futures, options, and forward contracts herein for a discussion of the risks associated with such investments.

   Hybrid instruments are potentially more volatile and carry greater market risks than traditional debt instruments. Depending on the structure of the particular hybrid instrument, changes in a benchmark may be magnified by the terms of the hybrid instrument and have an even more dramatic and substantial effect upon the value of the hybrid instrument. Also, the prices of the hybrid instrument and the benchmark or underlying asset may not move in the same direction or at the same time.

   Hybrid instruments may bear interest or pay preferred dividends at below market (or even relatively nominal) rates. Alternatively, hybrid instruments may bear interest at above market rates but bear an increased risk of principal loss (or gain). The latter scenario may result if "leverage" is used to structure the hybrid instrument. Leverage risk occurs when the hybrid instrument is structured so that a given change in a benchmark or underlying asset is multiplied to produce a greater value change in the hybrid instrument, thereby magnifying the risk of loss as well as the potential for gain.

   Hybrid instruments may also carry liquidity risk since the instruments are often "customized" to meet the portfolio needs of a particular investor, and therefore, the number of investors that are willing and able to buy such instruments in the secondary market may be smaller than that for more traditional debt securities. In addition, because the purchase and sale of hybrid instruments could take place in an over-the-counter market without the guarantee of a central clearing organization or in a transaction between the fund and the issuer of the hybrid instrument, the creditworthiness of the counterparty or issuer of the hybrid instrument would be an additional risk factor which the fund would have to consider and monitor. Hybrid instruments also may not be subject to regulation of the Commodities Futures Trading
   Commission ("CFTC"), which generally regulates the trading of commodity futures by U.S. persons, the SEC, which regulates the offer and sale of securities by and to U.S. persons, or any other governmental regulatory authority.

   The various risks discussed above, particularly the market risk of such instruments, may in turn cause significant fluctuations in the net asset value of the fund. Accordingly, the fund will limit its investments in hybrid instruments to 10% of total assets. However, because of their volatility, it is possible that the fund's investment in hybrid instruments will account for more than 10% of the fund's return (positive or negative).



                        Illiquid or Restricted Securities

   Restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the Securities Act of 1933 (the "1933 Act"). Where registration is required, the fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the fund might obtain a less favorable price than prevailed when it decided to sell. Restricted securities will be priced at fair value as determined in accordance with procedures prescribed by the fund's Board of Directors/Trustees. If, through the appreciation of illiquid securities or the depreciation of liquid securities, the fund should be in a position where more than 15% of the value of its net assets is invested in illiquid assets, including restricted securities, the fund will take appropriate steps to protect liquidity.

   Notwithstanding the above, the fund may purchase securities which, while privately placed, are eligible for purchase and sale under Rule 144A under the 1933 Act. This rule permits certain qualified institutional buyers, such as the fund, to trade in privately placed securities even though such securities are not registered under the 1933 Act. T. Rowe Price, under the supervision of the fund's Board of Directors/Trustees, will consider whether securities purchased under Rule 144A are illiquid and thus subject to the fund's restriction of investing no more than 15% of its net assets in illiquid securities. A determination of whether a Rule 144A security is liquid or not is a question of fact. In making this determination, T. Rowe
   Price will consider the trading markets for the specific security taking into account the unregistered nature of a Rule 144A security. In addition, T. Rowe
   Price could consider the following: (1) frequency of trades and quotes; (2) number of dealers and potential purchases; (3) dealer undertakings to make a market; and (4) the nature of the security and of marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). The liquidity of Rule 144A securities would be monitored and, if as a result of changed conditions it is determined that a Rule 144A security is no longer liquid, the fund's holdings of illiquid securities would be reviewed to determine what, if any, steps are required to assure that the fund does not invest more than 15% of its net assets in illiquid securities. Investing in Rule 144A securities could have the effect of increasing the amount of the fund's assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase such securities.


                                    Warrants

   The fund may acquire warrants. Warrants can be highly volatile and have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. Warrants basically are options to purchase securities at a specific price valid for a specific period of time.
   They do not represent ownership of the securities, but only the right to buy them. Warrants differ from call options in that warrants are issued by the issuer of the security which may be purchased on their exercise, whereas call options may be written or issued by anyone. The prices of warrants do not necessarily move parallel to the prices of the underlying securities.



 PORTFOLIO MANAGEMENT PRACTICES
 -------------------------------------------------------------------------------

   All funds (other than the Money Funds)



                                Futures Contracts

   Futures contracts are a type of potentially high-risk derivative.

   Transactions in Futures


   The bond funds may enter into futures contracts including interest rate futures ("futures" or "futures contracts").


   The Tax-Efficient Funds may enter into futures contracts including stock index, interest rate, and currency futures ("futures" or "futures contracts").

   Stock index futures contracts may be used to provide a hedge for a portion of the fund's portfolio, as a cash management tool, or as an efficient way for
   T. Rowe Price to implement either an increase or decrease in portfolio market exposure in response to changing market conditions. The fund may purchase or sell futures contracts with respect to any stock index. Nevertheless, to hedge the fund's portfolio successfully, the fund must sell futures contacts with respect to indices or subindices whose movements will have a significant correlation with movements in the prices of the fund's portfolio securities.

   Interest rate or currency futures contracts may be used as a hedge against changes in prevailing levels of interest rates or currency exchange rates in order to establish more definitely the effective return on securities or currencies held or intended to be acquired by the fund. In this regard, the fund could sell interest rate or currency futures as an offset against the effect of expected increases in interest rates or currency exchange rates and purchase such futures as an offset against the effect of expected declines in interest rates or currency exchange rates.

   The fund will enter into futures contracts which are traded on national (and for the Tax-Efficient Funds, foreign) futures exchanges, and are standardized as to maturity date and underlying financial instrument. Futures exchanges and trading in the United States are regulated under the Commodity Exchange
   Act by the CFTC. Although techniques other than the sale and purchase of futures contracts could be used for the above-referenced purposes, futures contracts offer an effective and relatively low cost means of implementing the fund's objectives in these areas.

   Regulatory Limitations
   If the fund purchases or sells futures contracts or related options which do not qualify as bona fide hedging under applicable CFTC rules, the aggregate initial margin deposits and premium required to establish those positions cannot exceed 5% of the liquidation value of the fund after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation. For purposes of this policy, options on futures contracts and foreign currency options traded on a commodities exchange will be considered "related options." This policy may be modified by the Board of Directors/Trustees without a shareholder vote and does not limit the percentage of the fund's assets at risk to 5%.

   In instances involving the purchase of futures contracts or the writing of call or put options thereon by the fund, an amount of cash, liquid assets, or other suitable cover as permitted by the SEC, equal to the market value of the futures contracts and options thereon (less any related margin deposits), will be identified by the fund to cover the position, or alternative cover (such as owning an offsetting position) will be employed.
   Assets used as cover or held in an identified account cannot be sold while the position in the corresponding option or future is open, unless they are replaced with similar assets. As a result, the commitment of a large portion of a fund's assets to cover or identified accounts could impede portfolio management or the fund's ability to meet redemption requests or other current obligations.

   If the CFTC or other regulatory authorities adopt different (including less stringent) or additional restrictions, the fund would comply with such new restrictions.

   Trading in Futures Contracts
   A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument (e.g., units of a stock index) for a specified price, date, time, and place designated at the time the contract is made. Brokerage fees are incurred when a futures contract is bought or sold and margin deposits must be maintained.
   Entering into a contract to buy is commonly referred to as buying or purchasing a contract or holding a long position. Entering into a contract to sell is commonly referred to as selling a contract or holding a short position.

   Unlike when the fund purchases or sells a security, no price would be paid or received by the fund upon the purchase or sale of a futures contract. Upon entering into a futures contract, and to maintain the fund's open positions in futures contracts, the fund would be required to deposit with its custodian in a segregated account in the name of the futures broker an amount of cash, or liquid assets known as "initial margin." The margin required for a particular futures contract is set by the exchange on which the contract is traded, and may be significantly modified from time to time by the exchange during the term of the contract. Futures contracts are customarily purchased and sold on margins that may range upward from less than 5% of the value of the contract being traded.

   If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will pay the excess to the fund.

   These subsequent payments, called "variation margin," to and from the futures broker, are made on a daily basis as the price of the underlying assets fluctuate, making the long and short positions in the futures contract more or less valuable, a process known as "marking to market."

   Although certain futures contracts, by their terms, require actual future delivery of and payment for the underlying instruments, in practice most futures contracts are usually closed out before the delivery date. Closing out an open futures contract purchase or sale is effected by entering into an offsetting futures contract sale or purchase, respectively, for the same aggregate amount of the identical securities and the same delivery date. If the offsetting purchase price is less than the original sale price, the fund realizes a gain; if it is more, the fund realizes a loss. Conversely, if the offsetting sale price is more than the original purchase price, the fund realizes a gain; if it is less, the fund realizes a loss. The transaction costs must also be included in these calculations. There can be no assurance, however, that the fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the fund is not able to enter into an offsetting transaction, the fund will continue to be required to maintain the margin deposits on the futures contract.

   As an example of an offsetting transaction in which the underlying instrument is not delivered, the contractual obligations arising from the sale of one contract of September Treasury bills on an exchange may be fulfilled at any time before delivery of the contract is required (i.e., on a specified date in September, the "delivery month") by the purchase of one contract of September Treasury bills on the same exchange. In such instance, the difference between the price at which the futures contract was sold and the price paid for the offsetting purchase, after allowance for transaction costs, represents the profit or loss to the fund.



   Tax-Efficient Funds


   For example, the S&P 500 Stock Index is made up of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The S&P 500
   Index assigns relative weightings to the common stocks included in the Index, and the Index fluctuates with changes in the market values of those common stocks. In the case of futures contracts on the S&P 500 Index, the contracts are to buy or sell 250 units. Thus, if the value of the S&P 500 Index were $150, one contract would be worth $37,500 (250 units x $150). The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash occurs. Over the life of the contract, the gain or loss realized by the fund will equal the difference between the purchase (or sale) price of the contract and the price at which the contract is terminated. For example, if the fund enters into a futures contract to buy 250 units of the S&P 500 Index at a specified future date at a contract price of $150 and the S&P 500 Index is at $154 on that future date, the fund will gain $1,000 (250 units x gain of $4). If the fund enters into a futures contract to sell 250 units of the stock index at a specified future date at a contract price of $150 and the S&P 500 Index is at $152 on that future date, the fund will lose $500 (250 units x loss of $2).



               Special Risks of Transactions in Futures Contracts

  . Volatility and Leverage The prices of futures contracts are volatile and are influenced, among other things, by actual and anticipated changes in the market and interest rates, which in turn are affected by fiscal and monetary policies and national and international political and economic events.

   Most United States futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of futures contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

   Margin deposits required on futures trading are low. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, as well as gain, to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract.

  . Liquidity The fund may elect to close some or all of its futures positions at any time prior to their expiration. The fund would do so to reduce exposure represented by long futures positions or short futures positions.
   The fund may close its positions by taking opposite positions which would operate to terminate the fund's position in the futures contracts. Final determinations of variation margin would then be made, additional cash would be required to be paid by or released to the fund, and the fund would realize a loss or a gain.

   Futures contracts may be closed out only on the exchange or board of trade where the contracts were initially traded. Although the fund intends to purchase or sell futures contracts only on exchanges or boards of trade where there appears to be an active market, there is no assurance that a liquid market on an exchange or board of trade will exist for any particular contract at any particular time. In such event, it might not be possible to close a futures contract, and in the event of adverse price movements, the fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge the underlying instruments, the fund would continue to hold the underlying instruments subject to the hedge until the futures contracts could be terminated. In such circumstances, an increase in the price of underlying instruments, if any, might partially or completely offset losses on the futures contract. However, as described next, there is no guarantee that the price of the underlying instruments will, in fact, correlate with the price movements in the futures contract and thus provide an offset to losses on a futures contract.

  . Hedging Risk A decision of whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior, market or interest rate trends.
   There are several risks in connection with the use by the fund of futures contracts as a hedging device. One risk arises because of the imperfect correlation between movements in the prices of the futures contracts and movements in the prices of the underlying instruments which are the subject of the hedge. T. Rowe Price will, however, attempt to reduce this risk by entering into futures contracts whose movements, in its judgment, will have a significant correlation with movements in the prices of the fund's underlying instruments sought to be hedged.

   Successful use of futures contracts by the fund for hedging purposes is also subject to T. Rowe Price's ability to correctly predict movements in the direction of the market. It is possible that, when the fund has sold futures to hedge its portfolio against a decline in the market, the index, indices, or instruments underlying futures might advance and the value of the underlying instruments held in the fund's portfolio might decline. If this were to occur, the fund would lose money on the futures and also would experience a decline in value in its underlying instruments. However, while this might occur to a certain degree, T. Rowe Price believes that over time the value of the fund's portfolio will tend to move in the same direction as the market indices used to hedge the portfolio. It is also possible that, if the fund were to hedge against the possibility of a decline in the market
   (adversely affecting the underlying instruments held in its portfolio) and prices instead increased, the fund would lose part or all of the benefit of increased value of those underlying instruments that it has hedged, because it would have offsetting losses in its futures positions. In addition, in such situations, if the fund had insufficient cash, it might have to sell underlying instruments to meet daily variation margin requirements. Such sales of underlying instruments might be, but would not necessarily be, at increased prices (which would reflect the rising market). The fund might have to sell underlying instruments at a time when it would be disadvantageous to do so.


   In addition to the possibility that there might be an imperfect correlation, or no correlation at all, between price movements in the futures contracts and the portion of the portfolio being hedged, the price movements of futures contracts might not correlate perfectly with price movements in the underlying instruments due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors might close futures contracts through offsetting transactions, which could distort the normal relationship between the underlying instruments and futures markets. Second, the margin requirements in the futures market are less onerous than margin requirements in the securities markets and, as a result, the futures market might attract more speculators than the securities markets. Increased participation by speculators in the futures market might also cause temporary price distortions. Due to the possibility of price distortion in the futures market and also because of imperfect correlation between price movements in the underlying instruments and movements in the prices of futures contracts, even a correct forecast of general market trends by T. Rowe Price might not result in a successful hedging transaction over a very short time period.

   All funds (other than the Money Funds)


   The fund may purchase and sell options on the same types of futures in which it may invest.


                          Options on Futures Contracts

   Bond and Tax-Efficient Balanced Funds

   The fund might trade in municipal bond index option futures or similar options on futures developed in the future. In addition, the fund may also trade in options on futures contracts on U.S. government securities and any U.S. government securities futures index contract which might be developed.
   In the opinion of T. Rowe Price, there is a high degree of correlation in the interest rate, and price movements of U.S. government securities and municipal securities. However, the U.S. government securities market and municipal securities markets are independent and may not move in tandem at any point in time.




   The fund may purchase put options on futures contracts to hedge its portfolio of municipal securities against the risk of rising interest rates, and the consequent decline in the prices of the municipal securities it owns. The fund will also write call options on futures contracts as a hedge against a modest decline in prices of the municipal securities held in the fund's portfolio. If the futures price at expiration of a written call option is below the exercise price, the fund will retain the full amount of the option premium, thereby partially hedging against any decline that may have occurred in the fund's holdings of debt securities. If the futures price when the option is exercised is above the exercise price, however, the fund will incur a loss, which may be wholly or partially offset by the increase of the value of the securities in the fund's portfolio which were being hedged.


   Tax-Efficient Funds

   The fund may purchase and sell options on the same types of futures in which it may invest.


   All funds (other than the Money Funds)


   Writing a put option on a futures contract serves as a partial hedge against an increase in the value of securities the fund intends to acquire. If the futures price at expiration of the option is above the exercise price, the fund will retain the full amount of the option premium which provides a partial hedge against any increase that may have occurred in the price of the debt securities the fund intends to acquire. If the futures price when the option is exercised is below the exercise price, however, the fund will incur a loss, which may be wholly or partially offset by the decrease in the price of the securities the fund intends to acquire.

   Options (another type of potentially high-risk derivative) on futures are similar to options on underlying instruments except that options on futures give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put), rather than to purchase or sell the futures contract, at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by the delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

   From time to time a single order to purchase or sell futures contracts (or options thereon) may be made on behalf of the fund and other T. Rowe Price funds. Such aggregated orders would be allocated among the fund and the other
   T. Rowe Price funds in a fair and non-discriminatory manner.

   Tax-Efficient Funds

   As an alternative to writing or purchasing call and put options on stock index futures, the fund may write or purchase call and put options on stock indices. Such options would be used in a manner similar to the use of options on futures contracts.


          Special Risks of Transactions in Options on Futures Contracts

   The risks described under "Special Risks in Transactions on Futures
   Contracts" are substantially the same as the risks of using options on futures. If the fund were to write an option on a futures contract, it would be required to deposit and maintain initial and variation margin in the same manner as a regular futures contract. In addition, where the fund seeks to close out an option position by writing or buying an offsetting option covering the same index, underlying instrument or contract and having the same exercise price and expiration date, its ability to establish and close out positions on such options will be subject to the maintenance of a liquid secondary market. Reasons for the absence of a liquid secondary market on an exchange include the following: (1) there may be insufficient trading interest in certain options; (2) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (3) trading halts, suspensions, or other restrictions may be imposed with respect to particular classes or series of options, or underlying instruments; (4) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (5) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (6) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in the class or series of options) would cease to exist, although outstanding options on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain of the facilities of any of the clearing corporations inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders.

   In addition, the correlation between movements in the price of options on futures contracts and movements in the price of the securities hedged can only be approximate. This risk is significantly increased when an option on a U.S. government securities future or an option on some type of index future is used as a proxy for hedging a portfolio consisting of other types of securities. Another risk is that the movements in the price of options on futures contract and the value of the call increases by more than the increase in the value of the securities held as cover, the fund may realize a loss on the call which is not completely offset by the appreciation in the price of the securities held as cover and the premium received for writing the call.


   The successful use of options on futures contracts requires special expertise and techniques different from those involved in portfolio securities transactions. A decision of whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or interest rate trends. During periods when municipal securities market prices are appreciating, the fund may experience poorer overall performance than if it had not entered into any options on futures contracts.

   General Considerations Transactions by the fund in options on futures will be subject to limitations established by each of the exchanges, boards of trade, or other trading facilities governing the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges, boards of trade, or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of contracts which the fund may write or purchase may be affected by contracts written or purchased by other investment advisory clients of T. Rowe Price. An exchange, board of trade, or other trading facility may order the liquidations of positions found to be in excess of these limits, and it may impose certain other sanctions.



                    Additional Futures and Options Contracts

   Although the fund has no current intention of engaging in futures or options transactions other than those described above, it reserves the right to do so. Such futures and options trading might involve risks which differ from those involved in the futures and options described above.


    Federal Tax Treatment of Options, Futures Contracts, and Forward Foreign
                               Exchange Contracts


   The fund may enter into certain options, futures, and foreign exchange contracts (Tax-Efficient Funds only), including options and futures on currencies, which will be treated as Section 1256 contracts or straddles.

   Transactions that are considered Section 1256 contracts will be considered to have been closed at the end of the fund's fiscal year and any gains or losses will be recognized for tax purposes at that time. Such gains or losses from the normal closing or settlement of such transactions will be characterized as 60% long-term capital gain (taxable at a maximum rate of 20%) or loss and 40% short-term capital gain or loss, regardless of the holding period of the instrument (ordinary income or loss for foreign exchange contracts). The fund will be required to distribute net gains on such transactions to shareholders even though it may not have closed the transaction and received cash to pay such distributions.

   Options, futures, and forward foreign exchange contracts, including options and futures on currencies which offset a foreign dollar-denominated bond or currency position, may be considered straddles for tax purposes, in which case a loss on any position in a straddle will be subject to deferral to the extent of unrealized gain in an offsetting position. The holding period of the securities or currencies comprising the straddle will be deemed not to begin until the straddle is terminated. The holding period of the security offsetting an "in-the--





   money qualified covered call" option on an equity security will not include the period of time the option is outstanding.


   Losses on written covered calls and purchased puts on securities, excluding certain "qualified covered call" options on equity securities, may be long-term capital losses, if the security covering the option was held for more than 12 months prior to the writing of the option.


   In order for the fund to continue to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income, i.e., dividends, interest, income derived from loans of securities, and gains from the sale of securities or currencies. Tax regulations could be issued limiting the extent that net gain realized from options, futures, or foreign forward exchange contracts on currencies is qualifying income for purposes of the 90% requirement.

   As a result of the "Taxpayer Relief Act of 1997," entering into certain options, futures contracts, or foreign forward contracts may result in the "constructive sale" of offsetting stocks or debt securities of the fund.



                              Options on Securities

   Options are another type of potentially high-risk derivative.

   Bond and Money Funds


   The fund has no current intention of investing in options on securities, although it reserves the right to do so. Appropriate disclosure would be added to the fund's prospectus and Statement of Additional Information when and if the fund decides to invest in options.


   Tax-Efficient Funds


                          Writing Covered Call Options

   The fund may write (sell) American or European style "covered" call options and purchase options to close out options previously written by the fund. In writing covered call options, the fund expects to generate additional premium income which should serve to enhance the fund's total return and reduce the effect of any price decline of the security or currency involved in the option. Covered call options will generally be written on securities or currencies which, in T. Rowe Price's opinion, are not expected to have any major price increases or moves in the near future but which, over the long term, are deemed to be attractive investments for the fund.

   A call option gives the holder (buyer) the "right to purchase," and the writer (seller) has the "obligation to sell," a security or currency at a specified price (the exercise price) at expiration of the option (European style) or at any time until a certain date (the expiration date) (American style). So long as the obligation of the writer of a call option continues, he may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring him to deliver the underlying security or currency against payment of the exercise price. This obligation terminates upon the expiration of the call option, or such earlier time at which the writer effects a closing purchase transaction by repurchasing an option identical to that previously sold. To secure his obligation to deliver the underlying security or currency in the case of a call option, a writer is required to deposit in escrow the underlying security or currency or other assets in accordance with the rules of a clearing corporation.

   The fund generally will write only covered call options. This means that the fund will either own the security or currency subject to the option or an option to purchase the same underlying security or currency, having an exercise price equal to or less than the exercise price of the "covered" option. From time to time, the fund will write a call option that is not covered as indicated above but where the fund will establish and maintain with its custodian for the term of the option, an account consisting of cash, U.S. government securities, other liquid high-grade debt obligations, or other suitable cover as permitted by the SEC having a value equal to the fluctuating market value of the optioned securities or currencies. While such an option would be "covered" with sufficient collateral to satisfy SEC prohibitions on issuing senior securities, this type of strategy would expose the fund to the risks of writing uncovered options.



   Portfolio securities or currencies on which call options may be written will be purchased solely on the basis of investment considerations consistent with the fund's investment objective. The writing of covered call options is a conservative investment technique believed to involve relatively little risk
   (in contrast to the writing of naked or uncovered options, which the fund generally will not do), but capable of enhancing the fund's total return.
   When writing a covered call option, a fund, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security or currency above the exercise price, but conversely retains the risk of loss should the price of the security or currency decline. Unlike one who owns securities or currencies not subject to an option, the fund has no control over when it may be required to sell the underlying securities or currencies, since it may be assigned an exercise notice at any time prior to the expiration of its obligation as a writer. If a call option which the fund has written expires, the fund will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security or currency during the option period. If the call option is exercised, the fund will realize a gain or loss from the sale of the underlying security or currency. The fund does not consider a security or currency covered by a call to be "pledged" as that term is used in the fund's policy which limits the pledging or mortgaging of its assets. If the fund writes an uncovered option as described above, it will bear the risk of having to purchase the security subject to the option at a price higher than the exercise price of the option. As the price of a security could appreciate substantially, the fund's loss could be significant.


   The premium received is the market value of an option. The premium the fund will receive from writing a call option will reflect, among other things, the current market price of the underlying security or currency, the relationship of the exercise price to such market price, the historical price volatility of the underlying security or currency, and the length of the option period.
   Once the decision to write a call option has been made, T. Rowe Price, in determining whether a particular call option should be written on a particular security or currency, will consider the reasonableness of the anticipated premium and the likelihood that a liquid secondary market will exist for those options. The premium received by the fund for writing covered call options will be recorded as a liability of the fund in the portfolio of investments. This liability will be adjusted daily to the option's current market value, which will be the latest sale price at the time at which the net asset value per share of the fund is computed (close of the New York
   Stock Exchange), or, in the absence of such sale, the mean of the latest bid and asked prices. The option will be terminated upon expiration of the option, the purchase of an identical option in a closing transaction, or delivery of the underlying security or currency upon the exercise of the option.


   Closing transactions will be effected in order to realize a profit on an outstanding call option, to prevent an underlying security or currency from being called, or to permit the sale of the underlying security or currency.
   Furthermore, effecting a closing transaction will permit the fund to write another call option on the underlying security or currency with either a different exercise price or expiration date or both. If the fund desires to sell a particular security or currency from its portfolio on which it has written a call option, or purchased a put option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security or currency. There is, of course, no assurance that the fund will be able to effect such closing transactions at favorable prices. If the fund cannot enter into such a transaction, it may be required to hold a security or currency that it might otherwise have sold. When the fund writes a covered call option, it runs the risk of not being able to participate in the appreciation of the underlying securities or currencies above the exercise price, as well as the risk of being required to hold on to securities or currencies that are depreciating in value. This could result in higher transaction costs. The fund will pay transaction costs in connection with the writing of options to close out previously written options. Such transaction costs are normally higher than those applicable to purchases and sales of portfolio securities.

   Call options written by the fund will normally have expiration dates of less than nine months from the date written. The exercise price of the options may be below, equal to, or above the current market values of the underlying securities or currencies at the time the options are written. From time to time, the fund may purchase an underlying security or currency for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering such security or currency from its portfolio. In such cases, additional costs may be incurred.



   The fund will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or currency, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security or currency owned by the fund.


   The fund will not write a covered call option if, as a result, the aggregate market value of all portfolio securities or currencies covering written call or put options exceeds 25% of the market value of the fund's total assets. In calculating the 25% limit, the fund will offset the value of securities underlying purchased calls and puts on identical securities or currencies with identical maturity dates.



                           Writing Covered Put Options

   The fund may write American or European style covered put options and purchase options to close out options previously written by the fund. A put option gives the purchaser of the option the right to sell, and the writer
   (seller) has the obligation to buy, the underlying security or currency at the exercise price during the option period (American style) or at the expiration of the option (European style). So long as the obligation of the writer continues, he may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring him to make payment to the exercise price against delivery of the underlying security or currency. The operation of put options in other respects, including their related risks and rewards, is substantially identical to that of call options.

   The fund would write put options only on a covered basis, which means that the fund would maintain in a segregated account cash, U.S. government securities, other liquid high-grade debt obligations, or other suitable cover as determined by the SEC, in an amount not less than the exercise price or the fund will own an option to sell the underlying security or currency subject to the option having an exercise price equal to or greater than the exercise price of the "covered" option at all times while the put option is outstanding. (The rules of a clearing corporation currently require that such assets be deposited in escrow to secure payment of the exercise price.)

   The fund would generally write covered put options in circumstances where T.
   Rowe Price wishes to purchase the underlying security or currency for the fund's portfolio at a price lower than the current market price of the security or currency. In such event the fund would write a put option at an exercise price which, reduced by the premium received on the option, reflects the lower price it is willing to pay. Since the fund would also receive interest on debt securities or currencies maintained to cover the exercise price of the option, this technique could be used to enhance current return during periods of market uncertainty. The risk in such a transaction would be that the market price of the underlying security or currency would decline below the exercise price less the premiums received. Such a decline could be substantial and result in a significant loss to the fund. In addition, the fund, because it does not own the specific securities or currencies which it may be required to purchase in exercise of the put, cannot benefit from appreciation, if any, with respect to such specific securities or currencies.

   The fund will not write a covered put option if, as a result, the aggregate market value of all portfolio securities or currencies covering put or call options exceeds 25% of the market value of the fund's total assets. In calculating the 25% limit, the fund will offset the value of securities underlying purchased puts and calls on identical securities or currencies with identical maturity dates.


                             Purchasing Put Options

   The fund may purchase American or European style put options. As the holder of a put option, the fund has the right to sell the underlying security or currency at the exercise price at any time during the option period (American style) or at the expiration of the option (European style). The fund may enter into closing sale transactions with respect to such options, exercise them or permit them to expire. The fund may purchase put options for defensive purposes in order to protect against an anticipated decline in the value of its securities or currencies. An example of such use of put options is provided next.



   The fund may purchase a put option on an underlying security or currency (a
   "protective put") owned by the fund as a defensive technique in order to protect against an anticipated decline in the value of the security or currency. Such hedge protection is provided only during the life of the put option when the fund, as the holder of the put option, is able to sell the underlying security or currency at the put exercise price regardless of any decline in the underlying security's market price or currency's exchange value. For example, a put option may be purchased in order to protect unrealized appreciation of a security or currency where T. Rowe Price deems it desirable to continue to hold the security or currency because of tax considerations. The premium paid for the put option and any transaction costs would reduce any capital gain otherwise available for distribution when the security or currency is eventually sold.

   The fund may also purchase put options at a time when the fund does not own the underlying security or currency. By purchasing put options on a security or currency it does not own, the fund seeks to benefit from a decline in the market price of the underlying security or currency. If the put option is not sold when it has remaining value, and if the market price of the underlying security or currency remains equal to or greater than the exercise price during the life of the put option, the fund will lose its entire investment in the put option. In order for the purchase of a put option to be profitable, the market price of the underlying security or currency must decline sufficiently below the exercise price to cover the premium and transaction costs, unless the put option is sold in a closing sale transaction.


   The fund will not commit more than 5% of its assets to premiums when purchasing put and call options. The premium paid by the fund when purchasing a put option will be recorded as an asset of the fund in the portfolio of investments. This asset will be adjusted daily to the option's current market value, which will be the latest sale price at the time at which the net asset value per share of the fund is computed (close of New York Stock Exchange), or, in the absence of such sale, the mean of the latest bid and asked prices.
   This asset will be terminated upon expiration of the option, the selling
   (writing) of an identical option in a closing transaction, or the delivery of the underlying security or currency upon the exercise of the option.



                             Purchasing Call Options


   The fund may purchase American or European style call options. As the holder of a call option, the fund has the right to purchase the underlying security or currency at the exercise price at any time during the option period
   (American style) or at the expiration of the option (European style). The fund may enter into closing sale transactions with respect to such options, exercise them, or permit them to expire. The fund may purchase call options for the purpose of increasing its current return or avoiding tax consequences which could reduce its current return. The fund may also purchase call options in order to acquire the underlying securities or currencies. Examples of such uses of call options are provided next.


   Call options may be purchased by the fund for the purpose of acquiring the underlying securities or currencies for its portfolio. Utilized in this fashion, the purchase of call options enables the fund to acquire the securities or currencies at the exercise price of the call option plus the premium paid. At times the net cost of acquiring securities or currencies in this manner may be less than the cost of acquiring the securities or currencies directly. This technique may also be useful to the fund in purchasing a large block of securities or currencies that would be more difficult to acquire by direct market purchases. So long as it holds such a call option rather than the underlying security or currency itself, the fund is partially protected from any unexpected decline in the market price of the underlying security or currency and in such event could allow the call option to expire, incurring a loss only to the extent of the premium paid for the option.

   The fund will not commit more than 5% of its assets to premiums when purchasing call and put options. The fund may also purchase call options on underlying securities or currencies it owns in order to protect unrealized gains on call options previously written by it. A call option would be purchased for this purpose where tax considerations make it inadvisable to realize such gains through a closing purchase transaction. Call options may also be purchased at times to avoid realizing losses.


                        Dealer (Over-the-Counter) Options

   The fund may engage in transactions involving dealer options. Certain risks are specific to dealer options. While the fund would look to a clearing corporation to exercise exchange-traded options, if the fund were to purchase a dealer option, it would rely on the dealer from whom it purchased the option to perform if the option were exercised. Failure by the dealer to do so would result in the loss of the premium paid by the fund as well as loss of the expected benefit of the transaction.

   Exchange-traded options generally have a continuous liquid market while dealer options have none. Consequently, the fund will generally be able to realize the value of a dealer option it has purchased only by exercising it or reselling it to the dealer who issued it. Similarly, when the fund writes a dealer option, it generally will be able to close out the option prior to its expiration only by entering into a closing purchase transaction with the dealer to which the fund originally wrote the option. While the fund will seek to enter into dealer options only with dealers who will agree to and which are expected to be capable of entering into closing transactions with the fund, there can be no assurance that the fund will be able to liquidate a dealer option at a favorable price at any time prior to expiration. Until the fund, as a covered dealer call option writer, is able to effect a closing purchase transaction, it will not be able to liquidate securities (or other assets) or currencies used as cover until the option expires or is exercised.
   In the event of insolvency of the contra party, the fund may be unable to liquidate a dealer option. With respect to options written by the fund, the inability to enter into a closing transaction may result in material losses to the fund. For example, since the fund must maintain a secured position with respect to any call option on a security it writes, the fund may not sell the assets which it has segregated to secure the position while it is obligated under the option. This requirement may impair a fund's ability to sell portfolio securities or currencies at a time when such sale might be advantageous.

   The Staff of the SEC has taken the position that purchased dealer options and the assets used to secure the written dealer options are illiquid securities.
   The fund may treat the cover used for written Over-the-Counter ("OTC") options as liquid if the dealer agrees that the fund may repurchase the OTC option it has written for a maximum price to be calculated by a predetermined formula. In such cases, the OTC option would be considered illiquid only to the extent the maximum repurchase price under the formula exceeds the intrinsic value of the option.


                         Lending of Portfolio Securities

   Securities loans are made to broker-dealers, institutional investors, or other persons, pursuant to agreements requiring that the loans be continuously secured by collateral at least equal at all times to the value of the securities lent, marked to market on a daily basis. The collateral received will consist of cash, U.S. government securities, letters of credit, or such other collateral as may be permitted under its investment program.
   While the securities are being lent, the fund will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities, as well as interest on the investment of the collateral or a fee from the borrower. The fund has a right to call each loan and obtain the securities, within such period of time which coincides with the normal settlement period for purchases and sales of such securities in the respective markets. The fund will not have the right to vote on securities while they are being lent, but it will call a loan in anticipation of any important vote. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Loans will only be made to firms deemed by T. Rowe Price to be of good standing and will not be made unless, in the judgment of T. Rowe Price, the consideration to be earned from such loans would justify the risk.


                              Repurchase Agreements

   The fund may enter into a repurchase agreement through which an investor
   (such as the fund) purchases a security (known as the "underlying security") from a well-established securities dealer or a bank that is a member of the Federal Reserve System. Any such dealer or bank will be on T. Rowe Price's approved list and have a credit rating with respect to its short-term debt of at least A1 by S&P, P1 by Moody's, or the equivalent rating by T. Rowe Price.
   At that time, the bank or securities dealer agrees to repurchase the underlying security at the same price, plus specified interest. Repurchase agreements are generally for a short period of time, often less than a week.
   Repurchase agreements which do not provide for payment within seven days will be treated as illiquid securities. The fund will only enter into repurchase agreements where (1) the underlying securities are of the type (excluding maturity limitations) which the fund's investment guidelines would allow it to purchase directly, (2) the market value of the underlying security, including interest accrued, will be at all times equal to or exceed the value of the repurchase agreement, and (3) payment for the underlying security is made only upon physical delivery or evidence of book-entry transfer to the account of the custodian or a bank acting as agent. In the event of a bankruptcy or other default of a seller of a repurchase agreement, the fund could experience both delays in liquidating the underlying security and losses, including: (a) possible decline in the value of the underlying security during the period while the fund seeks to enforce its rights thereto; (b) possible subnormal levels of income and lack of access to income during this period; and (c) expenses of enforcing its rights.


                          Reverse Repurchase Agreements

   Although the fund has no current intention of engaging in reverse repurchase agreements, the fund reserves the right to do so. Reverse repurchase agreements are ordinary repurchase agreements in which a fund is the seller of, rather than the investor in, securities, and agrees to repurchase them at an agreed upon time and price. Use of a reverse repurchase agreement may be preferable to a regular sale and later repurchase of the securities because it avoids certain market risks and transaction costs. A reverse repurchase agreement may be viewed as a type of borrowing by the fund, subject to Investment Restriction (1). (See "Investment Restrictions.")


   All funds



 INVESTMENT RESTRICTIONS
 -------------------------------------------------------------------------------
   Fundamental policies may not be changed without the approval of the lesser of
   (1) 67% of the fund's shares present at a meeting of shareholders if the holders of more than 50% of the outstanding shares are present in person or by proxy or (2) more than 50% of a fund's outstanding shares. Other restrictions in the form of operating policies are subject to change by the fund's Board of Directors/Trustees without shareholder approval. Any investment restriction which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition of securities or assets of, or borrowings by, the fund. Calculation of the fund's total assets for compliance with any of the following fundamental or operating policies or any other investment restrictions set forth in the fund's prospectus or Statement of Additional Information will not include cash collateral held in connection with securities lending activities.


                              Fundamental Policies

   As a matter of fundamental policy, the fund may not:

   (1) Borrowing Borrow money except that the fund may (i) borrow for non-leveraging, temporary, or emergency purposes; and (ii) engage in reverse repurchase agreements and make other investments or engage in other transactions, which may involve a borrowing, in a manner consistent with the fund's investment objective and program, provided that the combination of (i) and (ii) shall not exceed 33/1//\\/3/\\% of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law. Any borrowings which come to exceed this amount will be reduced in accordance with applicable law. The fund may borrow from banks, other
       Price Funds, or other persons to the extent permitted by applicable law;


   (2) Commodities Purchase or sell physical commodities; except that the fund
       (other than the Money Funds) may enter into futures contracts and options thereon;


   (3) Industry Concentration Purchase the securities of any issuer if, as a result, more than 25% of the value of the fund's total assets would be invested in the securities of issuers having their principal business activities in the same industry;

   (4) Loans Make loans, although the fund may (i) lend portfolio securities and participate in an interfund lending program with other Price Funds provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33/1//\\/3/\\% of the value of the fund's total assets; (ii) purchase money market securities and enter into repurchase agreements; and (iii) acquire publicly distributed or privately placed debt securities and purchase debt;

   (5) Percent Limit on Assets Invested in Any One Issuer (California,
       Tax-Efficient Balanced, Tax-Efficient Multi-Cap Growth, Tax-Efficient
       Growth, Tax-Exempt Money, Tax-Free High Yield, Tax-Free Income, Tax-Free
       Intermediate Bond, and Tax-Free Short-Intermediate Funds Only) Purchase a security if, as a result, with respect to 75% of the value of its total assets, more than 5% of the value of the fund's total assets would be invested in the securities of a single issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities;


   (6) Percent Limit on Share Ownership of Any One Issuer (California,
       Tax-Efficient Balanced, Tax-Efficient Multi-Cap Growth, Tax-Efficient
       Growth, Tax-Exempt Money, Tax-Free High Yield, Tax-Free Income, Tax-Free
       Intermediate Bond, and Tax-Free Short-Intermediate Funds Only) Purchase a security if, as a result, with respect to 75% of the value of the fund's total assets, more than 10% of the outstanding voting securities of any issuer would be held by the fund (other than obligations issued or guaranteed by the U.S. government, its agencies, or instrumentalities);


   (7) Real Estate Purchase or sell real estate, including limited partnership interests therein, unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the fund from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business);

   (8) Senior Securities Issue senior securities except in compliance with the 1940 Act;


   (9) Taxable Securities (All funds, except Tax-Efficient Funds) During periods of normal market conditions, purchase any security if, as a result, less than 80% of the fund's income would be exempt from federal, and if applicable, any state, city, or local income tax. Normally, the fund will not purchase a security if, as a result, more than 20% of the fund's income would be subject to the AMT; or


   (10) Underwriting Underwrite securities issued by other persons, except to the extent that the fund may be deemed to be an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment program.


                                      NOTES

       The following Notes should be read in connection with the above-described fundamental policies. The Notes are not fundamental policies.

       With respect to investment restriction (1), the Money Funds have no current intention of engaging in any borrowing transactions.

       With respect to investment restriction (2), the fund does not consider currency contracts or hybrid investments to be commodities.

       For purposes of investment restriction (3), U.S., state, or local governments, or related agencies or instrumentalities, are not considered an industry. Industries are determined by reference to the classifications of industries set forth in the fund's semiannual and annual reports. It is the position of the Staff of the SEC that foreign governments are industries for purposes of this restriction. Bonds which are refunded with escrowed U.S. government securities or subject to certain types of guarantees are not subject to the industry limitation of 25%.

       For purposes of investment restriction (4), the fund will consider the acquisition of a debt security to include the execution of a note or other evidence of an extension of credit with a term of more than nine months.

       For purposes of investment restriction (9), the fund measures the amount of its income from taxable securities, including AMT securities, over the course of the fund's taxable year.



                               Operating Policies

   As a matter of operating policy, the fund may not:

   (1) Borrowing Purchase additional securities when money borrowed exceeds 5% of its total assets;

   (2) Control of Portfolio Companies Invest in companies for the purpose of exercising management or control;


   (3) Equity Securities (All funds, except Tax-Efficient Funds) Purchase any equity security or security convertible into an equity security provided that the fund (other than the Money Funds) may invest up to 10% of its total assets in equity securities which pay tax-exempt dividends and which are otherwise consistent with the fund's investment objective and, further provided, that each Money Fund may invest up to 10% of its total assets in equity securities of other tax-free open-end money market funds;


   (4) Futures Contracts Purchase a futures contract or an option thereon, if, with respect to positions in futures or options on futures which do not represent bona fide hedging, the aggregate initial margin and premiums on such options would exceed 5% of the fund's net asset value;

   (5) Illiquid Securities Purchase illiquid securities if, as a result, more than 15% (10% for Money Funds) of its net assets would be invested in such securities;

   (6) Investment Companies Purchase securities of open-end or closed-end investment companies except (i) in compliance with the Investment Company
       Act of 1940; (ii) in the case of the Tax-Free Funds, only securities of other tax-free money market funds; or (iii) in the case of Tax-Efficient
       Funds, securities of the Reserve Investment or Government Reserve
       Investment Funds;

   (7) Margin Purchase securities on margin, except (i) for use of short-term credit necessary for clearance of purchases of portfolio securities and
       (ii) it may make margin deposits in connection with futures contracts or other permissible investments;

   (8) Mortgaging Mortgage, pledge, hypothecate or, in any manner, transfer any security owned by the fund as security for indebtedness except as may be necessary in connection with permissible borrowings or investments and then such mortgaging, pledging, or hypothecating may not exceed
       33/1//\\/3/\\% of the fund's total assets at the time of borrowing or investment;

   (9) Oil and Gas Programs Purchase participations or other direct interests in, or enter into leases with respect to oil, gas, or other mineral exploration or development programs if, as a result thereof, more than 5% of the value of the total assets of the fund would be invested in such programs;

   (10) Options, etc. Invest in puts, calls, straddles, spreads, or any combination thereof, except to the extent permitted by the prospectus and Statement of Additional Information;

   (11) Short Sales Effect short sales of securities; or

   (12) Warrants Invest in warrants if, as a result thereof, more than 2% of the value of the net assets of the fund would be invested in warrants.


                                      NOTES

       With respect to investment restriction (6), the funds have no current intention of purchasing the securities of other investment companies.
       Duplicate fees could result from any such purchases.



 MANAGEMENT OF THE FUNDS
 -------------------------------------------------------------------------------
   The officers and directors/trustees of the fund are listed below. Unless otherwise noted, the address of each is 100 East Pratt Street, Baltimore,
   Maryland 21202. Except as indicated, each has been an employee of T. Rowe
   Price for more than five years. In the list below, the fund's directors/trustees who are considered "interested persons" of T. Rowe Price as defined under Section 2(a)(19) of the 1940 Act are noted with an asterisk
   (*).



   These directors/trustees are referred to as inside directors by virtue of their officership, directorship, and/or employment with T. Rowe Price.


                       Independent Directors/Trustees




Name, Date of Birth, Address, and
Principal Occupations/a/                         Title and Fund(s) Served
-------------------------------------------------------------------------------
Calvin W. Burnett, PhD., 3/16/32                 Trustee, all funds except
2500 West North Avenue, Baltimore, Maryland      Tax-Efficient Funds
21216
President, Coppin State College; formerly:
Director, Maryland Chamber of Commerce and
Provident Bank of Maryland; formerly:
President, Baltimore Area Council Boy Scouts of
America; Vice President and Board of Directors,
The Walters Art Gallery
-------------------------------------------------------------------------------
Anthony W. Deering, 1/28/45                      Trustee, all funds except
10275 Little Patuxent Parkway, Columbia,         Tax-Efficient Funds
Maryland 21044
Director, Chairman of the Board, President, and
Chief Executive Officer, The Rouse Company,
real estate developers, Columbia, Maryland
-------------------------------------------------------------------------------
Donald W. Dick, Jr., 1/27/43                     Director, Tax-Efficient Funds
EuroCapital Advisors LLC, P.O. Box 491,
Chilmark,
Massachusetts 02535
Principal, EuroCapital Advisors, LLC, an
acquisition and management advisory firm;
formerly (5/89-6/95) Principal, Overseas
Partners, Inc., a financial investment firm;
formerly (6/65-3/89) Director and Vice
President, Consumer Products Group, McCormick &
Company, Inc., international food processors;
Director, Waverly, Inc., Baltimore, Maryland
-------------------------------------------------------------------------------
David K. Fagin, 4/9/38                           Director, Tax-Efficient Funds
33 Glenmoor Drive, Englewood, Colorado
80110-7115
Director, Western Exploration and Development,
Ltd. (7/97 to present) formerly: Chairman (7/97
to 2/00); Director, Dayton Mining Corporation
(6/98 to present); Chairman and President, Nye
Corporation (6/88 to present); Director, Nescor
Corporation (6/94 to 6/96); Director of Canyon
Resources, Corp. (5/00 to present); Director,
Golden Star Resources, Ltd.; formerly: Chairman
(5/92 to 12/97) and Chief Executive Officer
(5/92 to 5/96); formerly: President, Chief
Operating Officer, and Director, Homestake
Mining Company (5/86 to
7/91)
-------------------------------------------------------------------------------
F. Pierce Linaweaver, 8/22/34                    Trustee, all funds except
Green Spring Station, 2360 West Joppa Road,      Tax-Efficient Funds
Suite 224,
Lutherville, Maryland 21093
President, F. Pierce Linaweaver & Associates,
Inc.; Consulting Environmental & Civil
Engineers; formerly (1987-1991) Executive Vice
President, EA Engineering, Science, and
Technology, Inc., and President, EA
Engineering, Inc., Baltimore, Maryland
-------------------------------------------------------------------------------
Hanne M. Merriman, 11/16/41                      Director, Tax-Efficient Funds
3201 New Mexico Avenue, N.W., Suite 350,
Washington,
D.C. 20016
Retail Business Consultant; Director, Ann
Taylor Stores Corporation, Central Illinois
Public Service Company, Ameren Corp., Finlay
Enterprises, Inc., The Rouse Company, State
Farm Mutual Automobile Insurance Company and
USAirways Group, Inc.
-------------------------------------------------------------------------------
John G. Schrieber, 10/21/46                      Trustee, all funds except
One Westminster Place, Lake Forest, Illinois     Tax-Efficient Funds
60045
Owner/President, Centaur Capital Partners,
Inc., a real estate investment company;
Director, AMLI Residential Properties Trust and
The Brickman Group LTP; Partner, Blackstone
Real Estate Partners, L.P.; Director and
formerly Executive Vice President, JMB Realty
Corporation, a national real estate investment
manager and developer
-------------------------------------------------------------------------------
Hubert D. Vos, 8/2/33                            Director, Tax-Efficient Funds
1114 State Street, Suite 247, P.O. Box 90409,
Santa Barbara,
California 93190-0409
Owner/President, Stonington Capital
Corporation, a private investment company
-------------------------------------------------------------------------------
Paul M. Wythes, 6/23/33                          Director, Tax-Efficient Funds
755 Page Mill Road, Suite A200, Palo Alto,
California
94304-1005
Founding Partner of Sutter Hill Ventures, a
venture capital limited partnership, providing
equity capital to young high technology
companies throughout the United States;
Director, Teltone Corporation
-------------------------------------------------------------------------------









 (a) Unless otherwise indicated, the Independent Directors/Trustees have been at their respective companies for at least five years.




                                    Officers



Name, Date of Birth, Address, and
Principal Occupations                       Title and Fund(s) Served
-------------------------------------------------------------------------------
Jeremy M. Baker, 2/27/68                    Vice President, State Tax-Free
Assistant Vice President, T. Rowe Price     Trust and Tax-Free High Yield Fund
-------------------------------------------------------------------------------
Stephen W. Boesel, 12/28/44                 Vice President, Tax-Efficient Funds
Managing Director, T. Rowe Price and T.
Rowe Price Group, Inc.; Vice President, T.
Rowe Price Trust Company and T. Rowe Price
Retirement Plan Services, Inc.
-------------------------------------------------------------------------------
Linda A. Brisson, 7/8/59                    Vice President, California and
Vice President, T. Rowe Price               State Tax-Free Trusts
-------------------------------------------------------------------------------
Joseph A. Carrier, 12/30/60                 Treasurer, all funds
Vice President, T. Rowe Price and T. Rowe
Price Investment Services, Inc.
-------------------------------------------------------------------------------
Robert N. Gensler, 10/18/57                 Vice President, Tax-Efficient Funds
Vice President, T. Rowe Price
-------------------------------------------------------------------------------
Jill Hauser, 6/23/58                        Vice President, Tax-Efficient Funds
Vice President, T. Rowe Price
-------------------------------------------------------------------------------
Charles B. Hill, 9/22/61                    President, Tax-Free Intermediate
Vice President, T. Rowe Price               Fund; Executive Vice President,
                                            Tax-Free Short-Intermediate Fund;
                                            Vice President, State Tax-Free
                                            Trust, Tax-Free High Yield and
                                            Tax-Free Income Funds
-------------------------------------------------------------------------------
Henry H. Hopkins, 12/23/42                  Vice President, all funds
Director and Managing Director, T. Rowe
Price and T. Rowe Price Group, Inc.; Vice
President, T. Rowe Price International and
T. Rowe Price Retirement Plan Services,
Inc.; Vice President and Director, T. Rowe
Price Investment Services, Inc., T. Rowe
Price Services, Inc., and T. Rowe Price
Trust Company
-------------------------------------------------------------------------------
Thomas J. Huber, 9/23/66                    Vice President, Tax-Efficient Funds
Vice President, T. Rowe Price; formerly
Corporate Banking Officer with
NationsBank; Chartered Financial Analyst
-------------------------------------------------------------------------------
*James A.C. Kennedy, 8/17/53                Director, Tax-Efficient Funds
Director and Managing Director, T. Rowe
Price and T. Rowe Price Group, Inc.;
Chartered Financial Analyst
-------------------------------------------------------------------------------
J. Jeffrey Lang, 1/10/62                    Vice President, Tax-Efficient Funds
Assistant Vice President, T. Rowe Price;
Vice President, T. Rowe Price Trust
Company
-------------------------------------------------------------------------------
Marcy M. Lash, 1/30/63                      Vice President, State Tax-Free
Assistant Vice President, T. Rowe Price;    Trust; Vice President, Tax-Free
(1998) formerly Assistant Vice President,   High Yield Fund
underwriting, at Connie Lee Insurance
Company
-------------------------------------------------------------------------------
Patricia B. Lippert, 1/12/53                Secretary, all funds
Assistant Vice President, T. Rowe Price
and T. Rowe Price Investment Services,
Inc.
-------------------------------------------------------------------------------
Joseph K. Lynaugh, 6/9/58                   Vice President, California and
Vice President, T. Rowe Price; formerly     State Tax-Free Trusts, and
Corporate Banking Officer with              Tax-Exempt Money Fund
NationsBank; Chartered Financial Analyst
-------------------------------------------------------------------------------
Eric N. Mader, 12/20/68                     Vice President, Tax-Free Income and
Employee, T. Rowe Price; (1998) formerly    Tax-Free Intermediate Funds
Special Assistant to the CFO, District of
Columbia Public Schools
-------------------------------------------------------------------------------
Konstantine B. Mallas, 5/26/63              Vice President, California and
Vice President, T. Rowe Price               State Tax-Free Trusts, Tax-Free
                                            Income, Tax-Free Intermediate, and
                                            Tax-Free Short-Intermediate Funds
-------------------------------------------------------------------------------
Hugh D. McGuirk, 7/6/60                     Vice President, State Tax-Free
Vice President, T. Rowe Price               Trust, Tax-Efficient Funds,
                                            Tax-Free High Yield, Tax-Free
                                            Income, Tax-Free Intermediate, and
                                            Tax-Free Short-Intermediate Funds
-------------------------------------------------------------------------------
David S. Middleton, 1/18/56                 Controller, all funds
Vice President, T. Rowe Price and T. Rowe
Price Trust Company
-------------------------------------------------------------------------------
Mary J. Miller, 7/19/55                     President, California and State
Managing Director, T. Rowe Price and T.     Tax-Free Trusts, Tax-Free High
Rowe Price Group, Inc.                      Yield and Tax-Free
                                            Short-Intermediate Funds; Executive
                                            Vice President, Tax-Efficient,
                                            Tax-Free Income, and Tax-Free
                                            Intermediate Funds; Vice President,
                                            Tax-Exempt Money Fund
-------------------------------------------------------------------------------
Donald J. Peters, 7/3/59                    Executive Vice President,
Vice President, T. Rowe Price               Tax-Efficient Funds
-------------------------------------------------------------------------------
Larry J. Puglia, 8/25/60                    Vice President, Tax-Efficient Funds
Managing Director, T. Rowe Price and T.
Rowe Price Group, Inc.; Chartered
Financial Analyst
-------------------------------------------------------------------------------
*William T. Reynolds, 5/26/48               Chairman of the Board, California
Director and Managing Director, T. Rowe     and State Tax-Free Trusts,
Price; Chartered Financial Analyst          Tax-Exempt Money, Tax-Free High
                                            Yield, Tax-Free Income, Tax-Free
                                            Intermediate, and Tax-Free
                                            Short-Intermediate Funds; Vice
                                            President, Tax-Efficient Funds
-------------------------------------------------------------------------------
*James S. Riepe, 6/25/43                    Director, Tax-Efficient, Tax-Exempt
Vice Chairman of the Board and Managing     Money, Tax-Free High Yield,
Director, T. Rowe Price and T. Rowe Price   Tax-Free Income, Tax-Free
Group, Inc.; Chairman of the Board, T.      Intermediate, and Tax-Free
Rowe Price Investment Services, Inc., T.    Short-Intermediate Funds; Trustee,
Rowe Price Retirement Plan Services, Inc.,  California and State Tax-Free
and T. Rowe Price Services, Inc.; Chairman  Trusts
of the Board, President, and Trust
Officer, T. Rowe Price Trust Company;
Director, T. Rowe Price International
-------------------------------------------------------------------------------
Edward T. Schneider, 9/19/59                Vice President, California and
Vice President, T. Rowe Price               State Tax-Free Trusts, Tax-Exempt
                                            Money, Tax-Free High Yield,
                                            Tax-Free Income, Tax-Free
                                            Intermediate, and Tax-Free
                                            Short-Intermediate Funds
-------------------------------------------------------------------------------
William J. Stromberg, 3/10/60               Vice President, Tax-Efficient Funds
Managing Director, T. Rowe Price and T.
Rowe Price Group, Inc.; Chartered
Financial Analyst
-------------------------------------------------------------------------------
*M. David Testa, 4/22/44                    Director, Tax-Efficient, Tax-Exempt
Vice Chairman of the Board, Chief           Money, Tax-Free High Yield,
Investment Officer, Director, and Managing  Tax-Free Income, Tax-Free
Director, T. Rowe Price; Vice Chairman of   Intermediate, and Tax-Free
the Board, Managing Director, and           Short-Intermediate Funds; Trustee,
Director, T. Rowe Price Group, Inc.; Vice   California and State Tax-Free
President and Director, T. Rowe Price       Trusts
Trust Company; Director, T. Rowe Price
International; Chartered Financial Analyst
-------------------------------------------------------------------------------
Arthur S. Varnado, 6/1/60                   Vice President, Tax-Efficient Funds
Vice President, T. Rowe Price
-------------------------------------------------------------------------------
Mark R. Weigman, 7/30/62                    Vice President, Tax-Efficient Funds
Vice President, T. Rowe Price and T. Rowe
Price Trust Company; Chartered Financial
Analyst
-------------------------------------------------------------------------------
C. Stephen Wolfe II, 4/5/59
Vice President, T. Rowe Price
-------------------------------------------------------------------------------











                               Compensation Table


   The fund does not pay pension or retirement benefits to its officers or directors/trustees. Also, any director/trustee of the fund who is an officer or employee of T. Rowe Price or T. Rowe Price International does not receive any remuneration from the fund.




Name of Person,                 Aggregate Compensation from               Total Compensation from Fund and
Position                        Fund(a)                                   Fund Complex Paid to Directors/
---------------------------     ----------------------------------------  Trustees(b)
----------------------------------------------------------------------------------------------------------------------
                                                                          ----------------------------------------------
California Tax-Free Bond Fund
Calvin W. Burnett, Trustee                       $1,372                                      $65,000
Anthony W. Deering, Trustee                       1,689                                       80,000
F. Pierce Linaweaver, Trustee                     1,415                                       67,000
John G. Schreiber, Trustee                        1,415                                       67,000
------------------------------------------------------------------------------------------------------------------------
California Tax-Free Money Fund
Calvin W. Burnett, Trustee                       $1,270                                      $65,000
Anthony W. Deering, Trustee                       1,563                                       80,000
F. Pierce Linaweaver, Trustee                     1,309                                       67,000
John G. Schreiber, Trustee                        1,309                                       67,000
------------------------------------------------------------------------------------------------------------------------
Florida Intermediate Tax-Free Fund
Calvin W. Burnett, Trustee                       $1,254                                      $65,000
Anthony W. Deering, Trustee                       1,543                                       80,000
F. Pierce Linaweaver, Trustee                     1,292                                       67,000
John G. Schreiber, Trustee                        1,292                                       67,000
------------------------------------------------------------------------------------------------------------------------
Georgia Tax-Free Bond Fund
Calvin W. Burnett, Trustee                       $1,233                                      $65,000
Anthony W. Deering, Trustee                       1,518                                       80,000
F. Pierce Linaweaver, Trustee                     1,271                                       67,000
John G. Schreiber, Trustee                        1,271                                       67,000
------------------------------------------------------------------------------------------------------------------------
Maryland Short-Term Tax-Free Bond Fund
Calvin W. Burnett, Trustee                       $1,283                                      $65,000
Anthony W. Deering, Trustee                       1,579                                       80,000
F. Pierce Linaweaver, Trustee                     1,322                                       67,000
John G. Schreiber, Trustee                        1,322                                       67,000
------------------------------------------------------------------------------------------------------------------------
Maryland Tax-Free Bond Fund
Calvin W. Burnett, Trustee                       $2,062                                      $65,000
Anthony W. Deering, Trustee                       2,537                                       80,000
F. Pierce Linaweaver, Trustee                     2,125                                       67,000
John G. Schreiber, Trustee                        2,125                                       67,000
------------------------------------------------------------------------------------------------------------------------
Maryland Tax-Free Money Fund(c)
Calvin W. Burnett, Trustee                       $1,223                                      $65,000
Anthony W. Deering, Trustee                       1,505                                       80,000
F. Pierce Linaweaver, Trustee                     1,261                                       67,000
John G. Schreiber, Trustee                        1,261                                       67,000
------------------------------------------------------------------------------------------------------------------------
New Jersey Tax-Free Bond Fund
Calvin W. Burnett, Trustee                       $1,274                                      $65,000
Anthony W. Deering, Trustee                       1,568                                       80,000
F. Pierce Linaweaver, Trustee                     1,313                                       67,000
John G. Schreiber, Trustee                        1,313                                       67,000
------------------------------------------------------------------------------------------------------------------------
New York Tax-Free Bond Fund
Calvin W. Burnett, Trustee                       $1,343                                      $65,000
Anthony W. Deering, Trustee                       1,653                                       80,000
F. Pierce Linaweaver, Trustee                     1,384                                       67,000
John G. Schreiber, Trustee                        1,384                                       67,000
------------------------------------------------------------------------------------------------------------------------
New York Tax-Free Money Fund
Calvin W. Burnett, Trustee                       $1,279                                      $65,000
Anthony W. Deering, Trustee                       1,575                                       80,000
F. Pierce Linaweaver, Trustee                     1,319                                       67,000
John G. Schreiber, Trustee                        1,319                                       67,000
------------------------------------------------------------------------------------------------------------------------
Virginia Tax-Free Bond Fund
Calvin W. Burnett, Trustee                       $1,421                                      $65,000
Anthony W. Deering, Trustee                       1,749                                       80,000
F. Pierce Linaweaver, Trustee                     1,465                                       67,000
John G. Schreiber, Trustee                        1,465                                       67,000
------------------------------------------------------------------------------------------------------------------------
Tax-Efficient Balanced Fund
Donald W. Dick, Jr., Director                    $1,138                                      $80,000
David K. Fagin, Director                            925                                       65,000
Hanne M. Merriman, Director                         925                                       65,000
Hubert D. Vos, Director                             953                                       67,000
Paul M. Wythes, Director                          1,167                                       82,000
------------------------------------------------------------------------------------------------------------------------
Tax-Efficient Growth Fund
Donald W. Dick, Jr., Director                    $1,150                                      $80,000
David K. Fagin, Director                            934                                       65,000
Hanne M. Merriman, Director                         934                                       65,000
Hubert D. Vos, Director                             963                                       67,000
Paul M. Wythes, Director                          1,179                                       82,000
------------------------------------------------------------------------------------------------------------------------
Tax-Efficient Multi-Cap Growth Fund(d)
Donald W. Dick, Jr., Director                    $  185                                      $80,000
David K. Fagin, Director                            150                                       65,000
Hanne M. Merriman, Director                         150                                       65,000
Hubert D. Vos, Director                             155                                       67,000
Paul M. Wythes, Director                            190                                       82,000
------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Fund
Calvin W. Burnett, Director                      $1,782                                      $65,000
Anthony W. Deering, Director                      2,193                                       80,000
F. Pierce Linaweaver, Director                    1,836                                       67,000
John G. Schreiber, Director                       1,836                                       67,000
------------------------------------------------------------------------------------------------------------------------
Tax-Free High Yield Fund
Calvin W. Burnett, Director                      $2,116                                      $65,000
Anthony W. Deering, Director                      2,605                                       80,000
F. Pierce Linaweaver, Director                    2,181                                       67,000
John G. Schreiber, Director                       2,181                                       67,000
------------------------------------------------------------------------------------------------------------------------
Tax-Free Income Fund
Calvin W. Burnett, Director                      $2,339                                      $65,000
Anthony W. Deering, Director                      2,879                                       80,000
F. Pierce Linaweaver, Director                    2,411                                       67,000
John G. Schreiber, Director                       2,411                                       67,000
------------------------------------------------------------------------------------------------------------------------
Tax-Free Intermediate Bond Fund
Calvin W. Burnett, Director                      $1,278                                      $65,000
Anthony W. Deering, Director                      1,573                                       80,000
F. Pierce Linaweaver, Director                    1,318                                       67,000
John G. Schreiber, Director                       1,318                                       67,000
------------------------------------------------------------------------------------------------------------------------
Tax-Free Short-Intermediate Fund
Calvin W. Burnett, Director                      $1,522                                      $65,000
Anthony W. Deering, Director                      1,874                                       80,000
F. Pierce Linaweaver, Director                    1,569                                       67,000
John G. Schreiber, Director                       1,569                                       67,000
------------------------------------------------------------------------------------------------------------------------















 (a) Amounts in this column are based on accrued compensation for fiscal year
   2001.

 (b) Amounts in this column are based on compensation received for the calendar year 2001. The T. Rowe Price complex included 95 funds as of December 31, 2000.

 (c) Expenses estimated for the period March 31, 2001, to February 28, 2002.

 (d) Expenses are based on accrued compensation for the period November 15, 2000, to February 28, 2001.

   All funds

   The fund's Executive Committee, consisting of the fund's interested directors/trustees, has been authorized by its respective Board of Directors/Trustees to exercise all powers of the Board to manage the fund in the intervals between meetings of the Board, except the powers prohibited by statute from being delegated.




 PRINCIPAL HOLDERS OF SECURITIES
 -------------------------------------------------------------------------------

   As of May 31, 2001, the officers and directors/trustees of the fund, as a group, owned less than 1% of the outstanding shares of the fund.

   As of May 31, 2001, the following shareholders of record owned more than 5% of the outstanding shares of any share class of the fund:

   Georgia Tax-Free Bond Fund: National Financial Services for the Exclusive
   Benefit of our Customers, 200 Liberty, One Financial Center, 4th Floor, New
   York, New York 10281-1003.

   Maryland Tax-Free Money Fund: T. Rowe Price Group, Inc., Attn.: Financial
   Reporting Dept., P.O. Box 89000, Baltimore, Maryland 21289-5076; Melaine B.
   Manfield, 5115 Bradley Blvd., Chevy Chase, Maryland 20815-6525.


   New York Tax-Free Money Fund: Coleman M. Brandt and Grace L. Brandt JT TEN,
   330 West 72nd Street, Apt. 10A, New York, New York 10023-2649.

   Tax-Efficient Balanced Fund: TRP Finance, Inc., 802 West Street, Suite 301,
   Wilmington, Delaware 19801-1526.

   Tax-Exempt Money Fund: Susan A. Feith, 700 Belle Isle, Wisconsin Rapids,
   Wisconsin 54494-4174.

   Tax-Exempt Money Fund-PLUS Class: Pershing Div of DLJ SECS Corp. for exclusive benefit of TRP Money Fund Customer Accounts, 1 Pershing Plz, Jersey
   City, New Jersey 07399-0002



 INVESTMENT MANAGEMENT SERVICES
 -------------------------------------------------------------------------------
   Services

   Under the Management Agreement, T. Rowe Price provides the fund with discretionary investment services. Specifically, T. Rowe Price is responsible for supervising and directing the investments of the fund in accordance with the fund's investment objectives, program, and restrictions as provided in its prospectus and this Statement of Additional Information. T. Rowe Price is also responsible for effecting all security transactions on behalf of the fund, including the negotiation of commissions and the allocation of principal business and portfolio brokerage. In addition to these services, T.
   Rowe Price provides the fund with certain corporate administrative services, including: maintaining the fund's corporate existence and corporate records;
   registering and qualifying fund shares under federal laws; monitoring the financial, accounting, and administrative functions of the fund; maintaining liaison with the agents employed by the fund such as the fund's custodian and transfer agent; assisting the fund in the coordination of such agents' activities; and permitting T. Rowe Price's employees to serve as officers, directors/trustees, and committee members of the fund without cost to the fund.


   The Management Agreement also provides that T. Rowe Price, its directors/trustees, officers, employees, and certain other persons performing specific functions for the fund will only be liable to the fund for losses resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

   Management Fee
   The fund pays T. Rowe Price a fee ("Fee") which consists of two components: a Group Management Fee ("Group Fee") and an Individual Fund Fee ("Fund Fee").
   The Fee is paid monthly to T. Rowe Price on the first business day of the next succeeding calendar month and is calculated as described next.

   The monthly Group Fee ("Monthly Group Fee") is the sum of the daily Group Fee accruals ("Daily Group Fee Accruals") for each month. The Daily Group Fee
   Accrual for any particular day is computed by multiplying the Price Funds' group fee accrual as determined below ("Daily Price Funds' Group Fee
   Accrual") by the ratio of the Price Fund's net assets for that day to the sum of the aggregate net assets of the Price Funds for that day. The Daily Price
   Funds' Group Fee Accrual for any particular day is calculated by multiplying the fraction of one (1) over the number of calendar days in the year by the annualized Daily Price Funds' Group Fee Accrual for that day as determined in accordance with the following schedule:


                                       0.480%  First $1 billion  0.360%  Next $2 billion   0.310%  Next $16 billion
                                       ------------------------------------------------------------------------------
                                       0.450%  Next $1 billion   0.350%  Next $2 billion   0.305%  Next $30 billion
                                       ------------------------------------------------------------------------------
                                       0.420%  Next $1 billion   0.340%  Next $5 billion   0.300%  Next $40 billion
                                       ------------------------------------------------------------------------------
                                       0.390%  Next $1 billion   0.330%  Next $10 billion  0.      Thereafter
                                                                                           295
                                                                                           %
                                       ------------------------------------------------------------------------------
                                       0.370%  Next $1 billion   0.320%  Next $10 billion






   For the purpose of calculating the Group Fee, the Price Funds include all the mutual funds distributed by Investment Services, (excluding the T. Rowe Price
   Spectrum Funds, and any institutional, index, or private label mutual funds).
   For the purpose of calculating the Daily Price Funds' Group Fee Accrual for any particular day, the net assets of each Price Fund are determined in accordance with the fund's prospectus as of the close of business on the previous business day on which the fund was open for business.


   The monthly Fund Fee ("Monthly Fund Fee") is the sum of the daily Fund Fee accruals ("Daily Fund Fee Accruals") for each month. The Daily Fund Fee
   Accrual for any particular day is computed by multiplying the fraction of one
   (1) over the number of calendar days in the year by the individual Fund Fee
   Rate and multiplying this product by the net assets of the fund for that day, as determined in accordance with the fund's prospectus as of the close of business on the previous business day on which the fund was open for business. The individual fund fees are listed in the following chart:





California Tax-Free Bond Fund                 0.10%
California Tax-Free Money Fund                0.10
Florida Intermediate Tax-Free Fund            0.05
Georgia Tax-Free Bond Fund                    0.10
Maryland Short-Term Tax-Free Bond Fund        0.10
Maryland Tax-Free Bond Fund                   0.10
Maryland Tax-Free Money Fund                  0.10
New Jersey Tax-Free Bond Fund                 0.10
New York Tax-Free Bond Fund                   0.10
New York Tax-Free Money Fund                  0.10
Virginia Tax-Free Bond Fund                   0.10
Tax-Efficient Balanced Fund                   0.20
Tax-Efficient Growth Fund                     0.30
Tax-Efficient Multi-Cap Growth Fund           0.35
Tax-Exempt Money Fund                         0.10
Tax-Free High Yield Fund                      0.30
Tax-Free Income Fund                          0.15
Tax-Free Intermediate Bond Fund               0.05
Tax-Free Short-Intermediate Fund              0.10






   The following chart sets forth the total management fees, if any, paid to T.
   Rowe Price by each fund, during the last three fiscal years:



                             Fund                                  2001         2000          1999
                             ----                                  ----         ----          ----
California Tax-Free Bond                                        $  933,000   $  932,000    $  878,000
California Tax-Free Money                                          351,000      344,000       333,000
Florida Intermediate Tax-Free                                      313,000      352,000       343,000
Georgia Tax-Free Bond                                              215,000      191,000       157,000
Maryland Short-Term Tax-Free Bond                                  485,000      532,000       468,000
Maryland Tax-Free Bond                                           4,289,000    4,357,000     4,157,000
Maryland Tax-Free Money                                         0(a)         0(a)         0(a)
New Jersey Tax-Free Bond                                           464,000      506,000       462,000
New York Tax-Free Bond                                             795,000      863,000       818,000
New York Tax-Free Money                                            418,000      384,000       348,000
Virginia Tax-Free Bond                                           1,179,000    1,171,000     1,081,000
Tax-Efficient Balanced                                             252,000      200,000        14,000
Tax-Efficient Growth                                               556,000      192,000   0(a)
Tax-Efficient Multi-Cap Growth                                  0            0            0(a)
Tax-Exempt Money*                                                2,937,000    2,774,000     3,176,000
Tax-Free High Yield                                              6,644,000    7,823,000     8,119,000
Tax-Free Income                                                  6,275,000    6,600,000     6,800,000
Tax-Free Intermediate Bond                                         417,000      455,000       438,000
Tax-Free Short-Intermediate                                      1,645,000    1,811,000     1,895,000
-------------------------------------------------------------------------------------------------------





  (a) Prior to commencement of operations.

  * The fund has two classes of shares. The management fee is allocated to each class based on relative net assets.




   Limitation on Fund Expenses
   The Management Agreement between the fund and T. Rowe Price provides that the fund will bear all expenses of its operations not specifically assumed by T.
   Rowe Price.

   For the purpose of determining whether a fund is entitled to reimbursement, the expenses of a fund are calculated on a monthly basis. If a fund is entitled to reimbursement, that month's advisory fee will be reduced or postponed, with any adjustment made after the end of the year.

   The following chart sets forth expense ratio limitations and the periods for which they are effective. For each, T. Rowe Price has agreed to bear any fund expenses (other than interest, taxes, brokerage, and other expenditures that are capitalized in accordance with generally accepted accounting principles and extraordinary expenses) which would cause the fund's ratio of expenses to average net assets to exceed the indicated percentage limitations. The expenses borne by T. Rowe Price are subject to reimbursement by the fund through the indicated reimbursement date, provided no reimbursement will be made if it would result in the fund's expense ratio exceeding its applicable limitation.

   No reimbursements may be made for the California and New York Funds unless approved by shareholders.

   California Tax-Free Money Fund, Georgia Tax-Free Bond Fund, Maryland
   Short-Term Tax-Free Bond Fund, Maryland Tax-Free Money Fund, New York
   Tax-Free Money Fund, Tax-Efficient Balanced Fund, Tax-Efficient Growth Fund,
   Tax-Efficient Multi-Cap Growth Fund, and Tax-Exempt Money Fund-PLUS Class

                                                                                                  Expense       Reimbursement
                                 Fund                                      Limitation Period      -------       -------------
                                 ----                                      -----------------       Ratio            Date
-------------------------------------------------------------------------------------------------  -----            ----
                                                                                                 Limitation
                                                                                                 ----------
                                                                                                 -------------------------------
                                                                         March 1, 2001 -
California Tax-Free Money (a)                                            February 28, 2003         0.55%     February 28, 2005
                                                                         March 1, 2001 -
Georgia Tax-Free Bond (b)                                                February 28, 2003         0.65%     February 28, 2005
                                                                         March 1, 2001 -
Maryland Short-Term Tax-Free Bond (c)                                    February 28, 2003         0.60%     February 28, 2005
                                                                         March 30, 2001 -
Maryland Tax-Free Money                                                  February 28, 2003         0.55%     February 28, 2005
                                                                         March 1, 2001 -
New York Tax-Free Money (d)                                              February 28, 2003         0.55%     February 28, 2005
                                                                         March 1, 1999 -
Tax-Efficient Balanced                                                   February 28, 2001         1.00%     February 28, 2003
                                                                         July 30, 1999 -
Tax-Efficient Growth                                                     February 28, 2001         1.10%     February 28, 2003
                                                                         December 29, 2000 -
Tax-Efficient Multi-Cap Growth                                           February 28, 2002         1.25%     February 28, 2004
Tax-Exempt Money Fund-PLUS Class                                         May 1, 2000 - April       1.00%     April 30, 2002
                                                                         30, 2001
--------------------------------------------------------------------------------------------------------------------------------




 (a) The California Tax-Free Money Fund previously operated under a 0.55% limitation that expired February 28, 2001. The reimbursement period for this limitation extends through February 28, 2003.

 (b) The Georgia Tax-Free Bond Fund previously operated under a 0.65% limitation that expired February 28, 2001. The reimbursement period for this limitation extends through February 28, 2003.

 (c) The Maryland Short-Term Tax-Free Bond Fund previously operated under a
   0.60% limitation that expired February 28, 2001. The reimbursement period for this limitation extends through February 28, 2003.

 (d) The New York Tax-Free Money Fund previously operated under a 0.55% limitation that expired February 28, 2001. The reimbursement period for this limitation extends through February 28, 2003.


   California Tax-Free Money and New York Tax-Free Money Funds


   Pursuant to the California Money Fund's previous expense limitation, $78,000, of management fees were not accrued for the year ended February 28, 2001. At
   February 28, 2001, unaccrued fees aggregate $158,000. Pursuant to the New
   York Money Fund's previous expense limitations, $60,000 of management fees were not accrued for the year ended February 28, 2001. Additionally, $130,000 of unaccrued management fees remain subject to reimbursement through February
   28, 2003.





   Georgia Tax-Free Bond Fund

   Pursuant to a previous expense limitation, $44,000 of management fees were not accrued by the fund for the year ended February 28, 2001. Additionally, unaccrued fees in the amount of $105,000 remain subject to reimbursement by the fund through February 28, 2003.


   Maryland Short-Term Tax-Free Bond Fund


   Pursuant to a previous expense limitation, $1,000 of management fees were not accrued by the fund for the year ended February 28, 2001. Additionally, $3,000 of unaccrued management fees related to a previous expense limitation are subject to reimbursement through February 28, 2003.


   New Jersey Tax-Free Bond Fund


   Pursuant to the previous expense limitation, $8,000 of unaccrued management fees were accrued as expenses of the fund during the year ended February 28, 2001.


   Tax-Efficient Balanced Fund


   Pursuant to the previous expense limitation, $18,000 of fund expenses were reimbursed to the manager during the year ended February 28, 2001.
   Additionally, $6,000 of unaccrued fees remain subject to reimbursement through February 28, 2003.


   Tax-Efficient Growth Fund


   Pursuant to the previous expense limitation, $32,000 of previously unaccrued management fees were accrued as expenses of the fund during the year ended
   February 28, 2001.

   Tax-Efficient Multi-Cap Growth Fund

   Pursuant to the present expense limitation, $14,000 of management fees were not accrued by the fund for the period ended February 28, 2001, and $26,000 of other fund expenses were borne by the manager. Additionally, $40,000 of unaccrued fees and other expenses remain subject to reimbursement through February 29, 2004.


   Management Related Services
   As noted above, the Management Agreement spells out the expenses to be paid by the fund. In addition to the Management Fee, the fund pays for the following: shareholder service expenses; custodial, accounting, legal, and audit fees; costs of preparing and printing prospectuses and reports sent to shareholders; registration fees and expenses; proxy and annual meeting expenses (if any); and director/trustee fees and expenses.

   T. Rowe Price Services, Inc., a wholly owned subsidiary of T. Rowe Price, acts as the fund's transfer and dividend disbursing agent and provides shareholder and administrative services. Services for certain types of retirement plans are provided by T. Rowe Price Retirement Plan Services,
   Inc., also a wholly owned subsidiary. The address for each is 100 East Pratt
   St., Baltimore, MD 21202. Additionally, T. Rowe Price, under a separate agreement with the funds, provides accounting services to the funds.


   The funds paid the expenses shown in the following table for the fiscal year ended February 28, 2001, to T. Rowe Price and its affiliates.




              Fund                  Transfer Agent and       Accounting
              ----                 Shareholder Services       Services
                                   --------------------       --------
California Tax-Free Bond                $110,000            $ 62,000
California Tax-Free Money                 69,000              63,000
Florida Intermediate Tax-Free             47,000              63,000
Georgia Tax-Free Bond                     46,000              63,000
Maryland Short-Term Tax-Free Bond         72,000              63,000
Maryland Tax-Free Bond                   434,000              84,000
Maryland Tax-Free Money                        0(a)                0(a)
New Jersey Tax-Free Bond                  73,000              63,000
New York Tax-Free Bond                   102,000              62,000
New York Tax-Free Money                   63,000              63,000
Virginia Tax-Free Bond                   158,000              63,000
Tax-Efficient Balanced                    41,000              87,000
Tax-Efficient Growth                     138,000              64,000
Tax-Efficient Multi-Cap Growth             3,000              11,000
Tax-Exempt Money                         395,000              98,000
Tax-Free High Yield                      536,000             102,000
Tax-Free Income                          579,000             102,000
Tax-Free Intermediate Bond                93,000              63,000
Tax-Free Short-Intermediate              206,000              59,000
--------------------------------------------------------------------------








    (a) Prior to commencement of operations.

   Control of Investment Advisor
   T. Rowe Price Group, Inc., ("Group") owns 100% of the stock of T. Rowe Price
   Associates, Inc. Group was formed in 2000 as a holding company for the T.
   Rowe Price affiliated companies.




 DISTRIBUTOR FOR THE FUND
 -------------------------------------------------------------------------------
   Investment Services, a Maryland corporation formed in 1980 as a wholly owned subsidiary of T. Rowe Price, serves as the fund's distributor. Investment
   Services is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers,
   Inc. The offering of the fund's shares is continuous.

   Investment Services is located at the same address as the fund and T. Rowe
   Price-100 East Pratt Street, Baltimore, Maryland 21202.

   Investment Services serves as distributor to the fund pursuant to an Underwriting Agreement ("Underwriting Agreement"), which provides that the fund will pay all fees and expenses in connection with: necessary state filings; preparing, setting in type, printing, and mailing its prospectuses and reports to shareholders; and issuing its shares, including expenses of confirming purchase orders.

   The Underwriting Agreement provides that Investment Services will pay all fees and expenses in connection with: printing and distributing prospectuses and reports for use in offering and selling fund shares; preparing, setting in type, printing, and mailing all sales literature and advertising;
   Investment Services' federal and state registrations as a broker-dealer; and offering and selling shares, except for those fees and expenses specifically assumed by the fund. Investment Services' expenses are paid by T. Rowe Price.

   Investment Services acts as the agent of the fund in connection with the sale of its shares in the various states in which Investment Services is qualified as a broker-dealer. Under the Underwriting Agreement, Investment Services accepts orders for fund shares at net asset value. No sales charges are paid by investors or the fund.



 CUSTODIAN
 -------------------------------------------------------------------------------
   State Street Bank and Trust Company is the custodian for the fund's U.S.
   securities and cash, but it does not participate in the fund's investment decisions. Portfolio securities purchased in the U.S. are maintained in the custody of the Bank and may be entered into the Federal Reserve Book Entry
   System, or the security depository system of the Depository Trust
   Corporation. State Street Bank's main office is at 225 Franklin Street,
   Boston, Massachusetts 02110.

   Tax-Efficient Funds


   The fund has entered into a Custodian Agreement with The Chase Manhattan
   Bank, London, pursuant to which portfolio securities which are purchased outside the United States are maintained in the custody of various foreign branches of The Chase Manhattan Bank and such other custodians, including foreign banks and foreign securities depositories as are approved in accordance with regulations under the 1940 Act. The address for The Chase
   Manhattan Bank, London is Woolgate House, Coleman Street, London, EC2P 2HD,
   England.




 SERVICES BY OUTSIDE PARTIES
 -------------------------------------------------------------------------------

   The shares of some fund shareholders are held in omnibus accounts maintained by various third parties, including retirement plan sponsors, insurance companies, banks and broker-dealers. The fund has adopted an administrative fee payment ("AFP") program that authorizes the fund to make payments to these third parties. The payments are made for transfer agent, recordkeeping, and other administrative services provided by, or on behalf of, the third parties with respect to such shareholders and the omnibus accounts.

   Under the AFP program, the Maryland Tax-Free Bond Fund paid $707 to various third parties in calendar year 2000.




 CODE OF ETHICS
 -------------------------------------------------------------------------------

   The fund, its investment adviser (T. Rowe Price), and its principal underwriter (T. Rowe Price Investment Services), have a written Code of
   Ethics which requires persons with access to investment information ("Access
   Persons") to obtain prior clearance before engaging in personal securities transactions. In addition, all Access Persons must report their personal securities transactions within 10 days of their execution. Access Persons will not be permitted to effect transactions in a security: if there are pending client orders in the security; the security has been purchased or sold by a client within seven calendar days; the security is being considered for purchase for a client; or the security is subject to internal trading restrictions. In addition, Access Persons are prohibited from profiting from short-term trading (e.g., purchases and sales involving the same security within 60 days). Any person becoming an Access Person must file a statement of personal securities holdings within 10 days of this date. All Access
   Persons are required to file an annual statement with respect to their personal securities holdings. Any material violation of the Code of Ethics is reported to the Board of the fund. The Board also reviews the administration of the Code of Ethics on an annual basis.




 PORTFOLIO TRANSACTIONS
 -------------------------------------------------------------------------------
   Investment or Brokerage Discretion

   Decisions with respect to the purchase and sale of portfolio securities on behalf of the fund are made by T. Rowe Price. T. Rowe Price is also responsible for implementing these decisions, including the negotiation of commissions and the allocation of portfolio brokerage and principal business and the use of affiliates to assist in routing orders for execution. The fund's purchases and sales of fixed-income portfolio securities are normally done on a principal basis and do not involve the payment of a commission although they may involve the designation of selling concessions. That part of the discussion below relating solely to brokerage commissions would not normally apply to the fund
   (other than Tax-Efficient Funds to the extent they purchase equity securities). However, it is included because T. Rowe Price does manage a significant number of common stock portfolios (including the equity portion of the Tax-Efficient Funds) which do engage in agency transactions and pay commissions and because some research and services resulting from the payment of such commissions may benefit the fund.



                      How Brokers and Dealers Are Selected

   Equity Securities
   In purchasing and selling equity securities, it is T. Rowe Price's policy to obtain quality execution at the most favorable prices through responsible brokers and dealers and at competitive commission rates where such rates are negotiable. However, under certain conditions, the fund may pay higher brokerage commissions in return for brokerage and research services. As a general practice, over-the-counter orders are executed with market-makers. In selecting among market-makers, T. Rowe Price generally seeks to select those it believes to be actively and effectively trading the security being purchased or sold. In selecting broker-dealers to execute the fund's portfolio transactions, consideration is given to such factors as the price of the security, the rate of the commission, the size and difficulty of the order, the reliability, integrity, financial condition, general execution and operational capabilities of competing brokers and dealers, their expertise in particular markets and brokerage and research services provided by them. It is not the policy of T. Rowe Price to seek the lowest available commission rate where it is believed that a broker or dealer charging a higher commission rate would offer greater reliability or provide better price or execution.


   Fixed-Income Securities
   Fixed-income securities are generally purchased from the issuer or a primary market-maker acting as principal for the securities on a net basis, with no brokerage commission being paid by the client although the price usually includes an undisclosed compensation. Transactions placed through dealers serving as primary market-makers reflect the spread between the bid and asked prices. Securities may also be purchased from underwriters at prices which include underwriting fees.

   With respect to equity and fixed-income securities, T. Rowe Price may effect principal transactions on behalf of the fund with a broker or dealer who furnishes brokerage and/or research services, designate any such broker or dealer to receive selling concessions, discounts, or other allowances, or otherwise deal with any such broker or dealer in connection with the acquisition of securities in underwritings. T. Rowe Price may receive research services in connection with brokerage transactions, including designations in fixed price offerings.



 How Evaluations Are Made of the Overall Reasonableness of Brokerage Commissions
                                      Paid

   On a continuing basis, T. Rowe Price seeks to determine what levels of commission rates are reasonable in the marketplace for transactions executed on behalf of the fund. In evaluating the reasonableness of commission rates,
   T. Rowe Price considers: (a) historical commission rates; (b) rates which other institutional investors are paying, based on available public information; (c) rates quoted by brokers and dealers; (d) the size of a particular transaction, in terms of the number of shares, dollar amount, and number of clients involved; (e) the complexity of a particular transaction in terms of both execution and settlement; (f) the level and type of business done with a particular firm over a period of time; and (g) the extent to which the broker or dealer has capital at risk in the transaction.


       Descriptions of Research Services Received From Brokers and Dealers


   T. Rowe Price receives a wide range of research services from brokers and dealers. These services include information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis, and analysis of corporate responsibility issues. These services provide both domestic and international perspective. Research services are received primarily in the form of written reports, computer-generated services, telephone contacts, and personal meetings with security analysts. In addition, such services may be provided in the form of meetings arranged with corporate and industry spokespersons, economists, academicians, and government representatives. In some cases, research services are generated by third parties but are provided to T. Rowe Price by or through broker-dealers.


   Research services received from brokers and dealers are supplemental to T.
   Rowe Price's own research effort and, when utilized, are subject to internal analysis before being incorporated by T. Rowe Price into its investment process. As a practical matter, it would not be possible for T. Rowe Price's
   Equity Research Division to generate all of the information presently provided by brokers and dealers. T. Rowe Price pays cash for certain research services received from external sources. T. Rowe Price also allocates brokerage for research services which are available for cash. While receipt of research services from brokerage firms has not reduced T. Rowe Price's normal research activities, the expenses of T. Rowe Price could be materially increased if it attempted to generate such additional information through its own staff. To the extent that research services of value are provided by brokers or dealers, T. Rowe Price may be relieved of expenses which it might otherwise bear.

   T. Rowe Price has a policy of not allocating brokerage business in return for products or services other than brokerage or research services. In accordance with the provisions of Section 28(e) of the Securities Exchange Act of 1934,
   T. Rowe Price may from time to time receive services and products which serve both research and non-research functions. In such event, T. Rowe Price makes a good faith determination of the anticipated research and non-research use of the product or service and allocates brokerage only with respect to the research component.


              Commissions to Brokers Who Furnish Research Services

   Certain brokers and dealers who provide quality brokerage and execution services also furnish research services to T. Rowe Price. With regard to the payment of brokerage commissions, T. Rowe Price has adopted a brokerage allocation policy embodying the concepts of Section 28(e) of the Securities
   Exchange Act of 1934, which permits an investment adviser to cause an account to pay commission rates in excess of those another broker or dealer would have charged for effecting the same transaction, if the adviser determines in good faith that the commission paid is reasonable in relation to the value of the brokerage and research services provided. The determination may be viewed in terms of either the particular transaction involved or the overall responsibilities of the adviser with respect to the accounts over which it exercises investment discretion. Accordingly, while T. Rowe Price cannot readily determine the extent to which commission rates or net prices charged by broker-dealers reflect the value of their research services, T. Rowe Price would expect to assess the reasonableness of commissions in light of the total brokerage and research services provided by each particular broker. T.
   Rowe Price may receive research, as defined in Section 28(e), in connection with selling concessions and designations in fixed price offerings in which the funds participate.


                         Internal Allocation Procedures

   T. Rowe Price has a policy of not precommitting a specific amount of business to any broker or dealer over any specific time period. Historically, the majority of brokerage placement has been determined by the needs of a specific transaction such as market-making, availability of a buyer or seller of a particular security, or specialized execution skills. However, T. Rowe
   Price does have an internal brokerage allocation procedure for that portion of its discretionary client brokerage business where special needs do not exist, or where the business may be allocated among several brokers or dealers which are able to meet the needs of the transaction.

   Each year, T. Rowe Price assesses the contribution of the brokerage and research services provided by brokers or dealers, and attempts to allocate a portion of its brokerage business in response to these assessments. Research analysts, counselors, various investment committees, and the Trading
   Department each seek to evaluate the brokerage and research services they receive from brokers or dealers and make judgments as to the level of business which would recognize such services. In addition, brokers or dealers sometimes suggest a level of business they would like to receive in return for the various brokerage and research services they provide. Actual brokerage received by any firm may be less than the suggested allocations but can, and often does, exceed the suggestions, because the total business is allocated on the basis of all the considerations described above. In no case is a broker or dealer excluded from receiving business from T. Rowe Price because it has not been identified as providing research services.


                                  Miscellaneous

   T. Rowe Price's brokerage allocation policy is consistently applied to all its fully discretionary accounts, which represent a substantial majority of all assets under management. Research services furnished by brokers or dealers through which T. Rowe Price effects securities transactions may be used in servicing all accounts (including non-fund accounts) managed by T.
   Rowe Price. Conversely, research services received from brokers or dealers which execute transactions for the fund are not necessarily used by T. Rowe
   Price exclusively in connection with the management of the fund.

   From time to time, orders for clients may be placed through a computerized transaction network.

   The fund does not allocate business to any broker-dealer on the basis of its sales of the fund's shares. However, this does not mean that broker-dealers who purchase fund shares for their clients will not receive business from the fund.

   Some of T. Rowe Price's other clients have investment objectives and programs similar to those of the fund. T. Rowe Price may occasionally make recommendations to other clients which result in their purchasing or selling securities simultaneously with the fund. As a result, the demand for securities being purchased or the supply of securities being sold may increase, and this could have an adverse effect on the price of those securities. It is T. Rowe Price's policy not to favor one client over another in making recommendations or in placing orders. T. Rowe Price frequently follows the practice of grouping orders of various clients for execution which generally results in lower commission rates being attained. In certain cases, where the aggregate order is executed in a series of transactions at various prices on a given day, each participating client's proportionate share of such order reflects the average price paid or received with respect to the total order. T. Rowe Price has established a general investment policy that it will ordinarily not make additional purchases of a common stock of a company for its clients (including the T. Rowe Price funds) if, as a result of such purchases, 10% or more of the outstanding common stock of such company would be held by its clients in the aggregate.

   To the extent possible, T. Rowe Price intends to recapture solicitation fees paid in connection with tender offers through Investment Services, the fund's distributor. At the present time, T. Rowe Price does not recapture commissions or underwriting discounts or selling group concessions in connection with taxable securities acquired in underwritten offerings. T.
   Rowe Price does, however, attempt to negotiate elimination of all or a portion of the selling group concession or underwriting discount when purchasing tax-exempt municipal securities on behalf of its clients in underwritten offerings.


                            Trade Allocation Policies

   T. Rowe Price has developed written trade allocation guidelines for its Equity, Municipal, and Taxable Fixed Income Trading Desks. Generally, when the amount of securities available in a public offering or the secondary market is insufficient to satisfy the volume or price requirements for the participating client portfolios, the guidelines require a pro-rata allocation based upon the amounts initially requested by each portfolio manager. In allocating trades made on combined basis, the Trading Desks seek to achieve the same net unit price of the securities for each participating client.
   Because a pro-rata allocation may not always adequately accommodate all facts and circumstances, the guidelines provide for exceptions to allocate trades on an adjusted, pro-rata basis. Examples of where adjustments may be made include: (i) reallocations to recognize the efforts of a portfolio manager in negotiating a transaction or a private placement; (ii) reallocations to eliminate deminimis positions; (iii) priority for accounts with specialized investment policies and objectives; and (iv) reallocations in light of a participating portfolio's characteristics (e.g., industry or issuer concentration, duration, and credit exposure).



                                      Other


   The funds engaged in portfolio transactions involving broker-dealers in the following amounts for the fiscal years ended February 28, 2001, February 29, 2000, and February 28, 1999:



             Fund                     2001               2000                1999
             ----                     ----               ----                ----
California Tax-Free Bond        $  459,046,000     $  399,657,000      $  302,677,000
California Tax-Free Money          677,594,000        529,005,000         515,251,000
Florida Intermediate Tax-Free       98,485,000        164,457,000         141,767,000
Georgia Tax-Free Bond              103,982,000        128,761,000          73,638,000
Maryland Short-Term Tax-Free
Bond                               150,645,000        208,764,000         191,989,000
Maryland Tax-Free Bond             779,048,000      1,074,813,000         837,338,000
Maryland Tax-Free Money                      0(a)               0(a)                0(a)
New Jersey Tax-Free Bond           159,392,000        246,768,000         158,774,000
New York Tax-Free Bond             308,411,000        557,693,000         445,461,000
New York Tax-Free Money            904,946,000        445,916,000         553,482,000
Virginia Tax-Free Bond             489,320,000        501,953,000         492,844,000
Tax-Efficient Balanced              61,193,000         35,978,000          51,569,000
Tax-Efficient Growth                40,132,000        190,748,000                   0(a)
Tax-Efficient Multi-Cap Growth      35,230,000                  0(a)                0(a)
Tax-Exempt Money                 4,839,094,000      3,074,940,000       3,124,018,000
Tax-Free High Yield              1,058,439,000      2,863,124,000       2,000,100,000
Tax-Free Income                  1,825,401,000      2,483,560,000       1,941,518,000
Tax-Free Intermediate Bond         127,542,000        233,442,000         153,826,000
Tax-Free Short-Intermediate        698,823,000        940,315,000         642,536,000
-----------------------------------------------------------------------------------------




  (a) Prior to commencement of operations.


   The following amounts consisted of principal transactions as to which the funds have no knowledge of the profits or losses realized by the respective broker-dealers for the fiscal years ended February 28, 2001, February 29, 2000, and February 28, 1999:



             Fund                     2001               2000                1999
             ----                     ----               ----                ----
California Tax-Free Bond        $  417,308,000     $  363,741,000      $  251,425,000
California Tax-Free Money          677,594,000        529,005,000         510,210,000
Florida Intermediate Tax-Free       92,630,000        157,690,000         129,590,000
Georgia Tax-Free Bond               87,139,000        111,145,000          60,945,000
Maryland Short-Term Tax-Free
Bond                               149,661,000        202,708,000         188,399,000
Maryland Tax-Free Bond             696,091,000        936,693,000         708,876,000
Maryland Tax-Free Money                      0(a)               0(a)                0(a)
New Jersey Tax-Free Bond           141,212,000        210,964,000         140,671,000
New York Tax-Free Bond             271,121,000        509,250,000         383,633,000
New York Tax-Free Money            904,946,000        445,916,000         542,945,000
Virginia Tax-Free Bond             461,343,000        453,295,000         419,010,000
Tax-Efficient Balanced              58,469,000         27,426,000          37,355,000
Tax-Efficient Growth                    86,000        108,589,000                   0(a)
Tax-Efficient Multi-Cap Growth      19,456,000                  0(a)                0(a)
Tax-Exempt Money                 4,839,094,000      3,074,134,000       3,089,301,000
Tax-Free High Yield                980,494,000      2,557,197,000       1,644,317,000
Tax-Free Income                  1,363,127,000      2,190,578,000       1,651,454,000
Tax-Free Intermediate Bond         124,042,000        221,818,000         143,749,000
Tax-Free Short-Intermediate        641,617,000        917,005,000         603,036,000
-----------------------------------------------------------------------------------------







  (a) Prior to commencement of operations.


   The following amounts involved trades with brokers acting as agents or underwriters for the fiscal years ended February 28, 2001, February 29, 2000, and February 28, 1999:



           Fund                  2001             2000              1999
           ----                  ----             ----              ----
California Tax-Free Bond    $ 41,738,000     $ 35,916,000      $ 51,252,000
California Tax-Free Money              0                0         5,041,000
Florida Intermediate
Tax-Free                       5,855,000        6,767,000        12,177,000
Georgia Tax-Free Bond         16,843,000       17,616,000        12,693,000
Maryland Short-Term
Tax-Free Bond                    984,000        6,056,000         3,590,000
Maryland Tax-Free Bond        82,957,000      138,120,000       128,462,000
Maryland Tax-Free Money                0(a)             0(a)              0(a)
New Jersey Tax-Free Bond      18,180,000       35,804,000        18,103,000
New York Tax-Free Bond        37,290,000       48,443,000        61,828,000
New York Tax-Free Money                0                0        10,537,000
Virginia Tax-Free Bond        27,976,000       48,658,000        73,834,000
Tax-Efficient Balanced         2,723,000        8,552,000        14,214,000
Tax-Efficient Growth          40,046,000       82,159,000                 0(a)
Tax-Efficient Multi-Cap
Growth                        15,774,000                0(a)              0(a)
Tax-Exempt Money                       0          806,000        34,717,000
Tax-Free High Yield           77,945,000      305,927,000       355,783,000
Tax-Free Income              462,274,000      292,982,000       290,064,000
Tax-Free Intermediate Bond     3,499,000       11,624,000        10,077,000
Tax-Free                      57,206,000       23,310,000        39,500,000
Short-Intermediate
-------------------------------------------------------------------------------




  (a) Prior to commencement of operations.


   The following amounts involved trades with brokers acting as agents or underwriters, in which such brokers received total commissions, including discounts received in connection with underwritings for the fiscal years ended February 28, 2001, February 29, 2000, and February 28, 1999:



                                Fund                                     2001        2000             1999
                                ----                                     ----        ----             ----
California Tax-Free Bond                                               $194,000   $  228,000      $  273,000
California Tax-Free Money                                                     0            0          10,000
Florida Intermediate Tax-Free                                            30,000       40,000          48,000
Georgia Tax-Free Bond                                                    64,000       80,000          51,000
Maryland Short-Term Tax-Free Bond                                         6,000       45,000          16,000
Maryland Tax-Free Bond                                                  333,000      660,000         545,000
New Jersey Tax-Free Bond                                                 91,000      151,000          88,000
New York Tax-Free Bond                                                  206,000      280,000         353,000
New York Tax-Free Money                                                       0            0           1,000
Virginia Tax-Free Bond                                                  129,000      238,000         346,000
Tax-Efficient Balanced                                                   21,000       50,000          47,000
Tax-Efficient Growth                                                     22,000       41,000               0(a)
Tax-Efficient Multi-Cap Growth                                           12,000            0(a)            0(a)
Tax-Exempt Money                                                              0        8,000         131,000
Tax-Free High Yield                                                     658,000    2,301,000       2,152,000
Tax-Free Income                                                         922,000    1,409,000       1,488,000
Tax-Free Intermediate Bond                                               19,000       46,000          49,000
Tax-Free Short-Intermediate                                             217,000      110,000         147,000
----------------------------------------------------------------------------------------------------------------







  (a) Prior to commencement of operations.

   Of all such portfolio transactions, none were placed with firms which provided research, statistical, or other services to T. Rowe Price in connection with the management of the funds, or in some cases, to the funds.


   The portfolio turnover rate for each fund for the fiscal years ended February
   28, 2001, February 29, 2000, and February 28, 1999, was as follows:



                                Fund                                      2001         2000          1999
                                ----                                      ----         ----          ----
California Tax-Free Bond                                                 37.7%        40.8%         27.2%
California Tax-Free Money                                              N/A          N/A          N/A
Florida Intermediate Tax-Free                                            19.5         30.9          26.9
Georgia Tax-Free Bond                                                    33.9         48.5          19.9
Maryland Short-Term Tax-Free Bond                                        29.2         41.4          46.4
Maryland Tax-Free Bond                                                   19.3         29.2          15.4
Maryland Tax-Free Money                                                N/A          N/A          N/A
New Jersey Tax-Free Bond                                                 24.6         50.2          25.5
New York Tax-Free Bond                                                   36.1         77.5          55.4
New York Tax-Free Money                                                N/A          N/A              N/A
Virginia Tax-Free Bond                                                   38.1         48.1          47.3
Tax-Efficient Balanced                                                   19.1         40.0          19.8
Tax-Efficient Growth                                                     12.0         23.4(b)    0(a)
Tax-Efficient Multi-Cap Growth                                           10.4(b)         0(a)    0(a)
Tax-Exempt Money                                                       N/A          N/A          N/A
Tax-Free High Yield                                                      15.1         57.4          38.9
Tax-Free Income                                                          28.6         44.3          34.1
Tax-Free Intermediate Bond                                               17.3         47.6          24.3
Tax-Free Short-Intermediate                                              40.7(c)      49.7          39.9
-------------------------------------------------------------------------------------------------------------




    (a) Prior to commencement of operations.


    (b) Annualized.

    (c) Excludes the effect of the acquisition of the Virginia Short-Term
       Bond Fund assets.




 PRICING OF SECURITIES
 -------------------------------------------------------------------------------

   Fixed-income securities are generally traded in the over-the-counter market.
   With the exception of the Money Funds, investments in securities are stated at fair value using a bid-side valuation as furnished by dealers who make markets in such securities or by an independent pricing service, which considers yield or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. Securities held by the Money Funds are valued at amortized cost.




   There are a number of pricing services available, and the Board of Directors/Trustees, on the basis of an ongoing evaluation of these services, may use or may discontinue the use of any pricing service in whole or part.

   Securities or other assets for which the above valuation procedures are deemed not to reflect fair value will be appraised at prices deemed best to reflect their fair value. Such determinations will be made in good faith by or under the supervision of officers of each fund as authorized by the Board of Directors/Trustees.

   Tax-Efficient Funds

   Equity securities listed or regularly traded on a securities exchange are valued at the last quoted sales price at the time the valuations are made. A security that is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. Listed securities not traded on a particular day and securities regularly traded in the over-the-counter market are valued at the mean of the latest bid and asked prices. Other equity securities are valued at a price within the limits of the latest bid and asked prices deemed by the Board of Directors/Trustees, or by persons delegated by the Board, best to reflect fair value.

   Investments in mutual funds are valued at the closing net asset value per share of the mutual fund on the day of valuation. In the absence of a last sale price, purchased and written options are valued at the mean of the latest bid and asked prices, respectively.

   For the purposes of determining the fund's net asset value per share, the U.S. dollar value of all assets and liabilities initially expressed in foreign currencies is determined by using the mean of the bid and offer prices of such currencies against U.S. dollars quoted by a major bank.

   Assets and liabilities for which the above valuation procedures are inappropriate or are deemed not to reflect fair value, are stated at fair value as determined in good faith by or under the supervision of the officers of the fund, as authorized by the Board of Directors/Trustees.


         Maintenance of Money Fund's Net Asset Value Per Share at $1.00

   It is the policy of the fund to attempt to maintain a net asset value of $1.00 per share by using the amortized cost method of valuation permitted by Rule 2a-7 under the 1940 Act. Under this method, securities are valued by reference to the fund's acquisition cost as adjusted for amortization of premium or accumulation of discount rather than by reference to their market value. Under Rule 2a-7:


   (a) The Board of Directors/Trustees must establish written procedures reasonably designed, taking into account current market conditions and the fund's investment objectives, to stabilize the fund's net asset value per share, as computed for the purpose of distribution, redemption, and repurchase, at a single value;


   (b) The fund must (i) maintain a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable price per share,
       (ii) not purchase any instrument with a remaining maturity greater than 397 days, and (iii) maintain a dollar-weighted average portfolio maturity of 90 days or less;


   (c) The fund must limit its purchase of portfolio instruments, including repurchase agreements, to those U.S. dollar-denominated instruments which the fund's Board of Directors/Trustees determines present minimal credit risks, and which are eligible securities as defined by Rule 2a-7; and


   (d) The Board of Directors/Trustees must determine that (i) it is in the best interest of the fund and its shareholders to maintain a stable net asset value per share under the amortized cost method; and (ii) the fund will continue to use the amortized cost method only so long as the Board of Directors/Trustees believes that it fairly reflects the market based net asset value per share.


   Although the fund believes that it will be able to maintain its net asset value at $1.00 per share under most conditions, there can be no absolute assurance that it will be able to do so on a continuous basis. If the fund's net asset value per share declined, or was expected to decline, below $1.00
   (rounded to the nearest one cent),





   the Board of Directors/Trustees of the fund might temporarily reduce or suspend dividend payments in an effort to maintain the net asset value at $1.00 per share. As a result of such reduction or suspension of dividends, an investor would receive less income during a given period than if such a reduction or suspension had not taken place. Such action could result in an investor receiving no dividend for the period during which he holds his shares and in his receiving, upon redemption, a price per share lower than that which he paid. On the other hand, if the fund's net asset value per share were to increase, or were anticipated to increase above $1.00 (rounded to the nearest one cent), the Board of Directors/Trustees of the fund might supplement dividends in an effort to maintain the net asset value at $1.00 per share.




 NET ASSET VALUE PER SHARE
 -------------------------------------------------------------------------------
   The purchase and redemption price of the fund's shares is equal to the fund's net asset value per share or share price. The fund determines its net asset value per share by subtracting its liabilities (including accrued expenses and dividends payable) from its total assets (the market value of the securities the fund holds plus cash and other assets, including income accrued but not yet received) and dividing the result by the total number of shares outstanding. The net asset value per share of the fund is normally calculated as of the close of trading on the New York Stock Exchange ("NYSE")
   every day the NYSE is open for trading. The NYSE is closed on the following days: New Year's Day, Dr. Martin Luther King, Jr. Holiday, Presidents' Day,
   Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and
   Christmas Day.


   Determination of net asset value (and the offering, sale, redemption, and repurchase of shares) for the fund may be suspended at times (a) during which the NYSE is closed, other than customary weekend and holiday closings, (b) during which trading on the NYSE is restricted, (c) during which an emergency exists as a result of which disposal by the fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the fund fairly to determine the value of its net assets, or (d) during which a governmental body having jurisdiction over the fund may by order permit such a suspension for the protection of the fund's shareholders; provided that applicable rules and regulations of the SEC (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (b), (c), or (d) exist.




 DIVIDENDS AND DISTRIBUTIONS
 -------------------------------------------------------------------------------
   Unless you elect otherwise, the fund's annual capital gain distribution and, for the Tax-Efficient Funds, the annual dividend, if any, will be reinvested on the reinvestment date using the NAV per share of that date. The reinvestment date may precede the payment date by as much as one day although the exact timing is subject to change and can be as great as 10 days.



 TAX STATUS
 -------------------------------------------------------------------------------
   The fund intends to qualify as a "regulated investment company" under
   Subchapter M of the Code.


   A portion of the dividends paid by the funds may be eligible for the dividends-received deduction applicable to corporate shareholders. Long-term capital gain distributions paid from the funds are never eligible for the dividend received deduction. For tax purposes, it does not make any difference whether dividends and capital gain distributions are paid in cash or in additional shares. Each fund must declare dividends by December 31 of each year equal to at least 98% of ordinary income (as of December 31) and capital gains (as of October 31) in order to avoid a federal excise tax, and distribute within 12 months 100% of ordinary income, if any, and capital gains (as of December 31) to avoid federal income tax.

   At the time of your purchase, the fund's net asset value may reflect undistributed income, capital gains or net unrealized appreciation of securities held by the fund. A subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable either as dividend or capital gain distributions. For federal income tax purposes, the fund is permitted to carry forward its net realized capital losses, if any, for eight years and realize net capital gains up to the amount of such losses without being required to pay taxes on, or distribute, such gains.

   If, in any taxable year, the fund should not qualify as a regulated investment company under the Code: (1) the fund would be taxed at normal corporate rates on the entire amount of its taxable income, if any, without deduction for dividends or other distributions to shareholders; and (2) the fund's distributions to the extent made out of the fund's current or accumulated earnings and profits would be taxable to shareholders as ordinary dividends (regardless of whether they would otherwise have been considered capital gain dividends) and the fund may qualify for the 70% deduction for dividends received by corporations.

   All funds (other than Tax-Efficient Funds)


   The funds anticipate that substantially all of the dividends to be paid by each fund will be exempt from federal income taxes. If any portion of a fund's dividends is not exempt from federal income taxes, you will receive a Form 1099-DIV stating the taxable portion. The funds will also advise you of the percentage of your dividends, if any, which should be included in the computation of alternative minimum tax. Social Security recipients who receive interest from tax-exempt securities may have to pay taxes on a portion of their Social Security benefit.

   Because the interest on municipal securities is tax exempt, any interest on money you borrow that is directly or indirectly used to purchase fund shares is not deductible. (See Section 265(2) of the Internal Revenue Code.)
   Further, entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by industrial development bonds should consult their tax advisers before purchasing shares of a fund.
   The income from such bonds may not be tax exempt for such substantial users.

   Tax-Efficient Growth and Tax-Efficient Multi-Cap Growth Funds

   A portion of the dividends paid by the fund may be eligible for the dividends-received deduction applicable to corporate shareholders. Long-term capital gain distributions paid from the fund is never eligible for the dividend received deduction. For tax purposes, it does not make any difference whether dividends and capital gain distributions are paid in cash or in additional shares. Each fund must declare dividends by December 31 of each year equal to at least 98% of ordinary income (as of December 31) and capital gains (as of October 31) in order to avoid a federal excise tax and distribute within 12 months 100% of ordinary income and capital gains (as of its tax year-end) to avoid a federal income tax.

   Florida Intermediate Tax-Free Fund

   Although Florida does not have a state income tax, it does impose an intangible personal property tax (intangibles tax) on assets, including shares of mutual funds. This tax is based on the net asset value of shares owned on January 1.


   Under Florida law, shares of the fund will be entirely exempt from the intangibles tax if, on January 1, at least 90% of the fund's portfolio of assets is invested in certain exempt Florida securities, U.S. government securities, certain short-term cash investments, or other exempt securities.
   If, on January 1, less than 90% of the fund's portfolio of assets is invested in these tax-exempt securities, only that portion of a share's net asset value represented by U.S. government securities will be exempt from the intangibles tax. Because the fund will make every effort to have its portfolio invested exclusively in exempt Florida municipal obligations (and other qualifying investments) on January 1, shares of the fund should be exempt from the intangibles tax. However, under certain circumstances, the fund may invest in securities other than Florida municipal obligations and there can be no guarantee that such non-exempt investments would not be in the fund's portfolio on January 1. In such cases, all or a portion of the value of the fund's shares may be subject to the intangibles tax, and a portion of the fund's income may be subject to federal income taxes.





                      Taxation of Foreign Shareholders


   The Code provides that dividends from net income will be subject to U.S. tax.
   For shareholders who are not engaged in a business in the U.S., this tax would be imposed at the rate of 30% upon the gross amount of the dividends in the absence of a Tax Treaty providing for a reduced rate or exemption from U.S. taxation. Distributions of net long-term capital gains realized by the fund are not subject to tax unless the foreign shareholder is a nonresident alien individual who was physically present in the U.S. during the tax year for more than 182 days.


                      Passive Foreign Investment Companies

   The fund may purchase the securities of certain foreign investment funds or trusts called passive foreign investment companies. Such trusts have been the only or primary way to invest in certain countries. In addition to bearing their proportionate share of the trust's expenses (management fees and operating expenses), shareholders will also indirectly bear similar expenses of such trusts. Capital gains on the sale of such holdings are considered ordinary income regardless of how long the fund held its investment. In addition, the fund may be subject to corporate income tax and an interest charge on certain dividends and capital gains earned from these investments, regardless of whether such income and gains are distributed to shareholders.

   To avoid such tax and interest, the fund intends to treat these securities as sold on the last day of its fiscal year and recognize any gains for tax purposes at that time; deductions for losses are allowable only to the extent of any gains resulting from these deemed sales for prior taxable years. Such gains and losses will be treated as ordinary income. The fund will be required to distribute any resulting income even though it has not sold the security and received cash to pay such distributions.


                        Foreign Currency Gains and Losses

   Foreign currency gains and losses, including the portion of gain or loss on the sale of debt securities attributable to foreign exchange rate fluctuations, are taxable as ordinary income. If the net effect of these transactions is a gain, the ordinary income dividend paid by the fund will be increased. If the result is a loss, the income dividend paid by the fund will be decreased, or to the extent such dividend has already been paid, it may be classified as a return of capital. Adjustments to reflect these gains and losses will be made at the end of the fund's taxable year.



 YIELD INFORMATION
 -------------------------------------------------------------------------------
   Money Funds

   The fund's current and historical yield for a period is calculated by dividing the net change in value of an account (including all dividends accrued and dividends reinvested in additional shares) by the account value at the beginning of the period to obtain the base period return. This base period return is divided by the number of days in the period, then multiplied by 365 to arrive at the annualized yield for that period. The fund's annualized compound yield for such period is compounded by dividing the base period return by the number of days in the period, and compounding that figure over 365 days.


  The Money Funds' current and compound yields for the seven days ended
     February 28, 2001, were:


           Fund                Current Yield        Compound Yield
           ----                -------------        --------------
                            2.                   2.
                            32                   35
California Tax-Free Money   %                    %
New York Tax-Free Money     2.77                 2.81
                                                 3.
                            3.                   2
Tax-Exempt Money            16                   1






   Bond Funds

   An income factor is calculated for each security in the portfolio based upon the security's market value at the beginning of the period and yield as determined in conformity with regulations of the SEC. The income factors are then totaled for all securities in the portfolio. Next, expenses of the fund for the period, net of expected reimbursements, are deducted from the income to arrive at net income, which is then converted to a per share amount by dividing net income by the average number of shares outstanding during the period. The net income per share is divided by the net asset value on the last day of the period to produce a monthly yield which is then annualized.
   If applicable, a taxable-equivalent yield is calculated by dividing this yield by one minus the effective federal, state, and/or city or local income tax rates. Quoted yield factors are for comparison purposes only, and are not intended to indicate future performance or forecast the dividend per share of the fund.


   The yield of each fund calculated under the above-described method for the month ended February 28, 2001, was:



California Tax-Free Bond Fund                  4.26%
Florida Intermediate Tax-Free Fund             3.53
Georgia Tax-Free Bond Fund                     4.23
Maryland Tax-Free Bond Fund                    4.42
Maryland Short-Term Tax-Free Bond Fund         3.20
New Jersey Tax-Free Bond Fund                  4.32
New York Tax-Free Bond Fund                    4.25
Virginia Tax-Free Bond Fund                    4.29
Tax-Free High Yield Fund                       5.30
Tax-Free Income Fund                           4.35
Tax-Free Intermediate Bond Fund                3.60
Tax-Free Short-Intermediate Fund               3.51





   The tax-equivalent yields (assuming a federal tax bracket of 31.0%) for each fund for the same period were as follows:



California Tax-Free Bond Fund(a)                    6.81%
Florida Intermediate Tax-Free Fund(b)               5.22
Georgia Tax-Free Bond Fund(c)                       6.52
Maryland Tax-Free Bond Fund(d)                      6.95
Maryland Short-Term Tax-Free Bond Fund(d)           5.03
New Jersey Tax-Free Bond Fund(e)                    6.69
New York Tax-Free Bond Fund(f)                      6.89
Virginia Tax-Free Bond Fund(g)                      6.60
Tax-Free High Yield Fund                            7.68
Tax-Free Income Fund                                6.30
Tax-Free Intermediate Bond Fund                     5.22
Tax-Free Short-Intermediate Fund                    5.09
-----------------------------------------------------------------





         (a) Assumes a state tax bracket of 9.3%.

         (b) Assumes an intangibles tax rate of 0.10%.

         (c) Assumes a state tax bracket of 6.0%.

         (d) Assumes a state tax bracket of 4.85% and a local tax bracket of 3.01%.

         (e) Assumes a state tax bracket of 6.37%.

         (f) Assumes a state tax bracket of 6.85% and a local tax bracket of 3.78%.

         (g) Assumes a state tax bracket of 5.75%.





   The tax-equivalent yields (assuming a federal tax bracket of 28.0%) for each fund for the same period were as follows:



California Tax-Free Bond Fund(a)                    6.52%
Florida Intermediate Tax-Free Fund(b)               5.00
Georgia Tax-Free Bond Fund(c)                       6.25
Maryland Tax-Free Bond Fund(d)                      6.67
Maryland Short-Term Tax-Free Bond Fund(d)           4.83
New Jersey Tax-Free Bond Fund(e)                    6.35
New York Tax-Free Bond Fund(f)                      6.61
Virginia Tax-Free Bond Fund(g)                      6.32
Tax-Free High Yield Fund                            7.36
Tax-Free Income Fund                                6.04
Tax-Free Intermediate Bond Fund                     5.00
Tax-Free Short-Intermediate Fund                    4.88
-----------------------------------------------------------------





         (a) Assumes a state tax bracket of 9.3%.

         (b) Assumes an intangibles tax rate of 0.10%.

         (c) Assumes a state tax bracket of 6.0%.

         (d) Assumes a state tax bracket of 4.85% and a local tax bracket of 3.01%.

         (e) Assumes a state tax bracket of 5.525%.

         (f) Assumes a state tax bracket of 6.85% and a local tax bracket of 3.78%.

         (g) Assumes a state tax bracket of 5.75%.




 INVESTMENT PERFORMANCE
 -------------------------------------------------------------------------------

                            Total Return Performance

   The fund's calculation of total return performance includes the reinvestment of all capital gain distributions and income dividends for the period or periods indicated, without regard to tax consequences to a shareholder in the fund. Total return is calculated as the percentage change between the beginning value of a static account in the fund and the ending value of that account measured by the then current net asset value, including all shares acquired through reinvestment of income and capital gain dividends. The results shown are historical and should not be considered indicative of the future performance of the fund. Each average annual compound rate of return is derived from the cumulative performance of the fund over the time period specified. The annual compound rate of return for the fund over any other period of time will vary from the average.




                  Cumulative Performance Percentage Change
                              1 Yr.    5 Yrs.   10 Yrs.   % Since    Inception
           Fund               -----    ------   -------   -------    ---------
           ----               Ended     Ended    Ended   Inception     Date
                              -----     -----    -----   ---------     ----
                             2/28/01   2/28/01  2/28/01   2/28/01
                             -------   -------  -------   -------
California Tax-Free Bond      12.55%   33.65%    98.67%  149.27%    09/15/86
Florida Intermediate
Tax-Free                       9.86    26.53         --   52.36     03/31/93
Georgia Tax-Free Bond         12.08    31.95         --   60.55     03/31/93
Maryland Short-Term
Tax-Free Bond                  6.60    21.61         --   39.86     01/29/93
Maryland Tax-Free Bond        11.87    31.20     92.49   136.84     03/31/87
New Jersey Tax-Free Bond      12.18    30.09         --   92.65     04/30/91
New York Tax-Free Bond        12.98    31.96    100.01   159.83     08/28/86
Virginia Tax-Free Bond        12.30    31.99         --   93.93     04/30/91
Tax-Efficient Balanced         0.87         --       --   46.55     06/30/97
Tax-Efficient Growth         -7.71(a)       --       --    1.80(a)  07/30/99
Tax-Efficient Multi-Cap
Growth                             --       --       --         --  12/29/00
Tax-Free High Yield            9.36    27.16     92.89   255.86     03/01/85
Tax-Free Income               12.55    31.44     97.26   416.82     10/26/76
Tax-Free Intermediate Bond    10.12    27.95         --   62.14     11/30/92
Tax-Free Short-Intermediate    7.97    24.86     63.38   156.61     12/23/83
-------------------------------------------------------------------------------








  (a) Not adjusted for redemption fees.




                   Average Annual Compound Rates of Return
                              1 Yr.    5 Yrs.   10 Yrs.   % Since    Inception
           Fund               -----    ------   -------   -------    ---------
           ----               Ended     Ended    Ended   Inception     Date
                              -----     -----    -----   ---------     ----
                             2/28/01   2/28/01  2/28/01   2/28/01
                             -------   -------  -------   -------
California Tax-Free Bond      12.55%    5.97%    7.11%    6.52%     09/15/86
Florida Intermediate
Tax-Free                       9.86     4.82         --   5.46      03/31/93
Georgia Tax-Free Bond         12.08     5.70         --   6.16      03/31/93
Maryland Short-Term
Tax-Free Bond                  6.60     3.99         --   4.24      01/29/93
Maryland Tax-Free Bond        11.87     5.58     6.77     6.39      03/31/87
New Jersey Tax-Free Bond      12.18     5.40         --   6.90      04/30/91
New York Tax-Free Bond        12.98     5.70     7.18     6.81      08/28/86
Virginia Tax-Free Bond        12.30     5.71         --   6.97      04/30/91
Tax-Efficient Balanced         0.87         --       --  10.99      06/30/97
Tax-Efficient Growth         -7.71(a)       --       --   1.13(a)   07/30/99
Tax-Efficient Multi-Cap
Growth                             --       --       --         --  12/29/00
Tax-Free High Yield            9.36     4.92     6.79     8.26      03/01/85
Tax-Free Income               12.55     5.62     7.03     6.98      10/26/76
Tax-Free Intermediate Bond    10.12     5.05         --   6.04      11/30/92
Tax-Free Short-Intermediate    7.97     4.54     5.03     5.64      12/23/83
-------------------------------------------------------------------------------






  (a) Not adjusted for redemption fees.


                         Outside Sources of Information

   From time to time, in reports and promotional literature: (1) the fund's total return performance, ranking, or any other measure of the fund's performance may be compared to any one or combination of the following: (a) a broad-based index, (b) other groups of mutual funds, including T. Rowe Price funds, tracked by independent research firm's ranking entities, or financial publications; (c) indices of securities comparable to those in which the fund invests; (2) the Consumer Price Index (or any other measure for inflation), government statistics, such as GNP may be used to illustrate investment attributes of the fund or the general economic, business, investment, or financial environment in which the fund operates; (3) various financial, economic, and market statistics developed by brokers, dealers, and other persons may be used to illustrate aspects of the fund's performance; (4) the effect of tax-deferred compounding on the fund's investment returns, or on returns in general in both qualified and nonqualified retirement plans or any other tax advantage product, may be illustrated by graphs, charts, etc.; and (5) the sectors or industries in which the fund invests may be compared to relevant indices or surveys in order to evaluate the fund's historical performance or current or potential value with respect to the particular industry or sector.



                               Other Publications

   From time to time, in newsletters and other publications issued by Investment
   Services, T. Rowe Price mutual fund portfolio managers may discuss economic, financial, and political developments in the U.S. and abroad and how these conditions have affected or may affect securities prices or the fund;
   individual securities within the fund's portfolio; and their philosophy regarding the selection of individual stocks, including why specific stocks have been added, removed, or excluded from the fund's portfolio.


                           Other Features and Benefits

   The fund is a member of the T. Rowe Price family of funds and may help investors achieve various long-term investment goals, which include, but are not limited to, investing money for retirement, saving for a down payment on a home, or paying college costs. To explain how the fund could be used to assist investors in planning for these goals and to illustrate basic principles of investing, various worksheets and guides prepared by T. Rowe
   Price and/or Investment Services may be made available.


                       No-Load Versus Load and 12b-1 Funds

   Many mutual funds charge sales fees to investors or use fund assets to finance distribution activities. These fees are in addition to the normal advisory fees and expenses charged by all mutual funds. There are several types of fees charged which vary in magnitude and which may often be used in combination. A sales charge (or "load") can be charged at the time the fund is purchased (front-end load) or at the time of redemption (back-end load).
   Front-end loads are charged on the total amount invested. Back-end loads are charged either on the amount originally invested or on the amount redeemed.
   12b-1 plans allow for the payment of marketing and sales expenses from fund assets. These expenses are usually computed daily as a fixed percentage of assets.

   The fund is a no-load fund which imposes no sales charges or 12b-1 fees.
   No-load funds are generally sold directly to the public without the use of commissioned sales representatives. This means that 100% of your purchase is invested for you.


                               Redemptions in Kind

   The fund has filed a notice of election under Rule 18f-1 of the 1940 Act.
   This permits the fund to effect redemptions in kind and in cash as set forth in its prospectus.

   In the unlikely event a shareholder were to receive an in kind redemption of portfolio securities of the fund, it would be the responsibility of the shareholder to dispose of the securities. The shareholder would be at risk that the value of the securities would decline prior to their sale, that it would be difficult to sell the securities and that brokerage fees could be incurred.



 CAPITAL STOCK
 -------------------------------------------------------------------------------
   Tax-Efficient, Tax-Exempt Money, Tax-Free High Yield, Income, Intermediate
   Bond, and Short-Intermediate Funds

   Currently, the T. Rowe Price Tax-Efficient Funds, Inc., which consists of three series, Tax-Efficient Balanced Fund, Tax-Efficient Growth Fund, and
   Tax-Efficient Multi-Cap Growth Fund, the T. Rowe Price Tax-Exempt Money Fund,
   Inc., T. Rowe Price Tax-Free High Yield Fund, Inc., T. Rowe Price Tax-Free
   Income Fund, Inc., T. Rowe Price Tax-Free Intermediate Bond Fund, Inc., and the T. Rowe Price Tax-Free Short-Intermediate Fund, Inc. are all organized as
   Maryland corporations.

   The fund's Charter authorizes the Board of Directors/Trustees to classify and reclassify any and all shares which are then unissued, including unissued shares of capital stock into any number of classes or series, each class or series consisting of such number of shares and having such designations, such powers, preferences, rights, qualifications, limitations, and restrictions, as shall be determined by the Board subject to the 1940 Act and other applicable law. The shares of any such additional classes or series might therefore differ from the shares of the present class and series of capital stock and from each other as to preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption, subject to applicable law, and might thus be superior or inferior to the capital stock or to other classes or series in various characteristics. The Board of Directors/Trustees may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the fund has authorized to issue without shareholder approval.

   Except to the extent that the fund's Board of Directors/Trustees might provide by resolution that holders of shares of a particular class are entitled to vote as a class on specified matters presented for a vote of the holders of all shares entitled to vote on such matters, there would be no right of class vote unless and to the extent that such a right might be construed to exist under Maryland law. The Charter contains no provision entitling the holders of the present class of capital stock to a vote as a class on any matter. Accordingly, the preferences, rights, and other characteristics attaching to any class of shares, including the present class of capital stock, might be altered or eliminated, or the class might be combined with another class or classes, by action approved by the vote of the holders of a majority of all the shares of all classes entitled to be voted on the proposal, without any additional right to vote as a class by the holders of the capital stock or of another affected class or classes.

   Shareholders are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote in the election of or removal of directors/trustees (to the extent hereinafter provided) and on other matters submitted to the vote of shareholders. There will normally be no meetings of shareholders for the purpose of electing directors/trustees unless and until such time as less than a majority of the directors/trustees holding office have been elected by shareholders, at which time the directors/trustees then in office will call a shareholders' meeting for the election of directors/trustees. Except as set forth above, the directors/trustees shall continue to hold office and may appoint successor directors/trustees. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of directors/trustees can, if they choose to do so, elect all the directors/trustees of the fund, in which event the holders of the remaining shares will be unable to elect any person as a director/trustee. As set forth in the By-Laws of the fund, a special meeting of shareholders of the fund shall be called by the Secretary of the fund on the written request of shareholders entitled to cast at least
   10% of all the votes of the fund entitled to be cast at such meeting.
   Shareholders requesting such a meeting must pay to the fund the reasonably estimated costs of preparing and mailing the notice of the meeting. The fund, however, will otherwise assist the shareholders seeking to hold the special meeting in communicating to the other shareholders of the fund to the extent required by Section 16(c) of the 1940 Act.



 ORGANIZATION OF THE FUNDS
 -------------------------------------------------------------------------------
   California and State Tax-Free Trusts


   Currently, the T. Rowe Price California Tax-Free Income Trust consists of two series, California Tax-Free Bond Fund and California Tax-Free Money Fund, and the T. Rowe Price State Tax-Free Income Trust consists of eight series,
   Florida Intermediate Tax-Free Fund, Georgia Tax-Free Bond Fund, Maryland
   Short-Term Tax-Free Bond Fund, Maryland Tax-Free Bond Fund, Maryland Tax-Free
   Money Fund, New Jersey Tax-Free Bond Fund, New York Tax-Free Bond Fund, New
   York Tax-Free Money Fund, and Virginia Tax-Free Bond Fund each of which represents a separate class of each Trust's shares and has different objectives and investment policies.

   For tax and business reasons, the Funds were organized as Massachusetts
   Business Trusts, and are registered with the SEC under the 1940 Act as diversified, open-end investment companies, commonly known as "mutual funds."




   The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of a single class. The Declaration of Trust also provides that the Board of Trustees may issue additional series or classes of shares. Each share represents an equal proportionate beneficial interest in the fund. In the event of the liquidation of the fund, each share is entitled to a pro-rata share of the net assets of the fund.

   Shareholders are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote in the election of or removal of trustees (to the extent hereinafter provided) and on other matters submitted to the vote of shareholders. There will normally be no meetings of shareholders for the purpose of electing trustees unless and until such time as less than a majority of the trustees holding office have been elected by shareholders, at which time the trustees then in office will call a shareholders' meeting for the election of trustees. Pursuant to
   Section 16(c) of the 1940 Act, holders of record of not less than two-thirds of the outstanding shares of the fund may remove a trustee by a vote cast in person or by proxy at a meeting called for that purpose. Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of trustees can, if they choose to do so, elect all the trustees of the Trust, in which event the holders of the remaining shares will be unable to elect any person as a trustee. No amendments may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust.

   Shares have no preemptive or conversion rights; the right of redemption and the privilege of exchange are described in the prospectus. Shares are fully paid and nonassessable, except as set forth below. The Trust may be terminated (i) upon the sale of its assets to another diversified, open-end management investment company, if approved by the vote of the holders of two-thirds of the outstanding shares of the Trust, or (ii) upon liquidation and distribution of the assets of the Trust, if approved by the vote of the holders of a majority of the outstanding shares of the Trust. If not so terminated, the Trust will continue indefinitely.


   Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the fund. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the fund and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the fund or a Trustee. The Declaration of Trust provides for indemnification from fund property for all losses and expenses of any shareholder held personally liable for the obligations of the fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the fund itself would be unable to meet its obligations, a possibility which T. Rowe Price believes is remote. Upon payment of any liability incurred by the fund, the shareholders of the fund paying such liability will be entitled to reimbursement from the general assets of the fund. The Trustees intend to conduct the operations of the fund in such a way so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of such fund.




 FEDERAL REGISTRATION OF SHARES
 -------------------------------------------------------------------------------
   The fund's shares are registered for sale under the 1933 Act. Registration of the fund's shares is not required under any state law, but the fund is required to make certain filings with and pay fees to the states in order to sell its shares in the states.



 LEGAL COUNSEL
 -------------------------------------------------------------------------------

   Shearman & Sterling, whose address is 801 Pennsylvania Avenue, N.W.,
   Washington, D.C. 20004-2604, is legal counsel to the fund.




 INDEPENDENT ACCOUNTANTS
 -------------------------------------------------------------------------------

   PricewaterhouseCoopers LLP, 250 West Pratt Street, 21st Floor, Baltimore,
   Maryland 21201, are the independent accountants to the fund.

   The financial statements of the funds listed below for the period ended
   February 28, 2001, and the report of independent accountants are included in each fund's Annual Report for the period ended February 28, 2001. A copy of each Annual Report accompanies this Statement of Additional Information. The following financial statements and the report of independent accountants appearing in each Annual Report for the period ended February 28, 2001, are incorporated into this Statement of Additional Information by reference:




                          ANNUAL REPORT REFERENCES:
                                   CALIFORNIA TAX-  CALIFORNIA TAX-  GEORGIA
                                   FREE MONEY       FREE BOND        TAX-FREE
                                   ----------       ---------        BOND
                                                                     ----
Financial Highlights                     10               11            9
Statement of Net Assets, February
28, 2001                                12-16            17-24        10-14
Statement of Operations, year
ended
February 28, 2001                        25               25            15
Statement of Changes in Net
Assets, years ended
February 28, 2001 and February
29, 2000                                 26               26            16
Notes to Financial Statements,           27-              27-          17-
February 28, 2001                        30               30            20
                                          3                3            2
Report of Independent Accountants         1                1            1







                                      NEW JERSEY  FLORIDA       NEW YORK TAX-
                                      TAX-FREE    INTERMEDIATE  FREE MONEY
                                      BOND        TAX-FREE      ----------
                                      ----        --------
Financial Highlights                      8            8             10
Statement of Net Assets, February
28, 2001                                 9-14         9-12          12-15
Statement of Operations, year ended                                   2
February 28, 2001                         15           13             3
Statement of Changes in Net Assets,
years ended
February 28, 2001 and February 29,                                    2
2000                                      16           14             4
                                                                      2
                                                                      5
                                                                      -
Notes to Financial Statements,                                        2
February 28, 2001                       17-19        15-17            8
                                                                      2
Report of Independent Accountants         20           18             9







                                                NEW YORK       VIRGINIA
                                                TAX-FREE BOND  TAX-FREE BOND
                                                -------------  -------------
Financial Highlights                                 11              9
                                                    16-2
Statement of Net Assets, February 28, 2001            2            10-17
Statement of Operations, year ended                   2
February 28, 2001                                     3              18
Statement of Changes in Net Assets, years
ended                                                 2
February 28, 2001 and February 29, 2000               4              19
                                                      2              2
                                                      5              0
Notes to Financial Statements, February 28,          -2              -2
2001                                                  8              3
                                                      2              2
Report of Independent Accountants                     9              4










                                                  MARYLAND       MARYLAND
                                                  SHORT-TERM     TAX-FREE BOND
                                                  TAX-FREE BOND  -------------
                                                  -------------
                                                                       1
Financial Highlights                                    9              0
                                                        1              1
                                                        1              6
                                                       -1             -2
Statement of Net Assets, February 28, 2001              5              7
Statement of Operations, year ended                     2              2
February 28, 2001                                       8              8
Statement of Changes in Net Assets, years ended
February 28, 2001 and February 29, 2000                29             29
                                                        3              3
                                                        0              0
Notes to Financial Statements, February 28, 2001       -33            -33
Report of Independent Accountants                      34             34







                                          TAX-EXEMPT  TAX-FREE HIGH  TAX-FREE
                                          MONEY       YIELD          INCOME
                                          -----       -----          ------
Financial Highlights                          2             2           2
Statement of Net Assets, February 28,                      3-2         3-2
2001                                         4-18           4           2
Statement of Operations, year ended                         2           2
February 28, 2001                             19            5           3
Statement of Changes in Net Assets,
years ended                                                 2           2
February 28, 2001 and February 29, 2000       20            6           4
                                                            2
                                                            7
Notes to Financial Statements, February                    -2
28, 2001                                    21-23           9         25-27
                                                                        2
Report of Independent Accountants             24           30           8







                                 TAX-FREE      TAX-EFFICIENT  TAX-FREE SHORT-
                                 INTERMEDIATE  BALANCED       INTERMEDIATE
                                 BOND          --------       ------------
                                 ----
Financial Highlights                  2             21               2
Statement of Net Assets,              3-                            3-1
February 28, 2001                     10           24-35             3
Statement of Operations, year
ended                                 1                              1
February 28, 2001                     1             56               4
Statement of Changes in Net
Assets, years ended
February 28, 2001 and February        1
29, 2000                              2             57              15
Notes to Financial Statements,
February 28, 2001                   13-15          60-65           16-19
Report of Independent                 1
Accountants                           6             66              20







                                                              TAX-EFFICIENT
                                                              GROWTH
                                                              ------
Financial Highlights                                               22
                                                                   36
Portfolio of Investments, February 28, 2001                        -42
Statement of Assets and Liabilities, February 28, 2001             43
Statement of Operations, year ended February 28, 2001              56
Statement of Changes in Net Assets, year ended February 28,
2001 and period from July 30, 1999 (commencement of
operations) to February 29, 2000                                   58
Notes to Financial Statements, February 28, 2001                  60-65
Report of Independent Accountants                                  66












                                                             TAX-EFFICIENT
                                                             MULTI-CAP GROWTH
                                                             ----------------
Financial Highlights                                                23
Portfolio of Investments, February 28, 2001                       44-54
Statement of Assets and Liabilities, February 28, 2001              55
Statement of Operations, period from December 29, 2000
(commencement of operations) to February 28, 2001                   56
Statement of Changes in Net Assets, period from December
29, 2000 (commencement of operations) to February 28, 2001          59
Notes to Financial Statements, February 28, 2001                  60-65
Report of Independent Accountants                                   66









                                                  TAX-EXEMPT
                                                  MONEY FUND-
                                                  PLUS CLASS
                                                  ----------
Financial Highlights                                   3
Statement of Net Assets, February 28, 2001            4-18
Statement of Operations, year ended
February 28, 2001                                      19
Statement of Changes in Net Assets, years ended
February 28, 2001 and February 29, 2000                20
Notes to Financial Statements, February 28, 2001     21-23
Report of Independent Accountants                      24







 RATINGS OF MUNICIPAL DEBT SECURITIES
 -------------------------------------------------------------------------------

                         Moody's Investors Service, Inc.

   Aaa-Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge."

   Aa-Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally know as high-grade bonds.

   A-Bonds rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations.

   Baa-Bonds rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.


   Ba-Bonds rated Ba are judged to have speculative elements: their futures cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.


   B-Bonds rated B generally lack the characteristics of a desirable investment.
   Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.




   Caa-Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to repayment of principal or payment of interest.

   Ca-Bonds rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

   C-Bonds rated C represent the lowest rated and have extremely poor prospects of attaining investment standing.



                          Standard & Poor's Corporation

   AAA-This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

   AA-Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong.

   A-Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

   BBB-Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.


   BB, B, CCC, CC, C-Bonds rated BB, B, CCC, CC, and C are regarded on balance as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.


   D-In default.


                                Fitch IBCA, Inc.

   AAA-High grade, broadly marketable, suitable for investment by trustees and fiduciary institutions, and liable to slight market fluctuation other than through changes in the money rate. The prime feature of a "AAA" bond is the showing of earnings several times or many times interest requirements for such stability of applicable interest that safety is beyond reasonable question whenever changes occur in conditions. Other features may enter, such as wide margin of protection through collateral, security or direct lien on specific property. Sinking funds or voluntary reduction of debt by call or purchase are often factors, while guarantee or assumption by parties other than the original debtor may influence their rating.

   AA-Of safety virtually beyond question and readily salable. Their merits are not greatly unlike those of "AAA" class but a bond so rated may be junior though of strong lien, or the margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured, but influenced as to rating by the lesser financial power of the enterprise and more local type of market.

   A-Bonds rated A are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

   BBB-Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.


   BB, B, CCC, CC, and C-Bonds rated BB, B, CCC, CC, and C are regarded on balance as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation for bond issues not in default. BB indicates the lowest degree of speculation and C the highest degree of speculation. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, and the current and prospective financial condition and operating performance of the issuer.




 RATINGS OF MUNICIPAL NOTES AND VARIABLE RATE SECURITIES
 -------------------------------------------------------------------------------
   Moody's Investors Service, Inc. VMIG1/MIG-1 the best quality. VMIG2/MIG-2 high quality, with margins of protection ample though not so large as in the preceding group. VMIG3/MIG-3 favorable quality, with all security elements accounted for, but lacking the undeniable strength of the preceding grades.
   Market access for refinancing, in particular, is likely to be less well established. VMIG4/MIG-4 adequate quality but there is specific risk.

   Standard & Poor's Corporation SP-1 very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation. SP-2 satisfactory capacity to pay interest and principal. SP-3 speculative capacity to pay principal and interest.

   Fitch IBCA, Inc. F-1+ exceptionally strong credit quality, strongest degree of assurance for timely payment. F-1 very strong credit quality. F-2 good credit quality, having a satisfactory degree of assurance for timely payment.
   F-3 fair credit quality, assurance for timely payment is adequate but adverse changes could cause the securities to be rated below investment grade. F-5 weak credit quality, having characteristics suggesting a minimal degree of assurance for timely payment.



 RATINGS OF COMMERCIAL PAPER
 -------------------------------------------------------------------------------
   Moody's Investors Service, Inc. P-1 superior capacity for repayment. P-2 strong capacity for repayment. P-3 acceptable capacity for repayment of short-term promissory obligations.

   Standard & Poor's Corporation A-1 highest category, degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation. A-2 satisfactory capacity to pay principal and interest. A-3 adequate capacity for timely payment, but are vulnerable to adverse effects of changes in circumstances than higher-rated issues. B and C speculative capacity to pay principal and interest.


   Fitch IBCA, Inc. F-1+ exceptionally strong credit quality, strongest degree of assurance for timely payment. F-1 very strong credit quality. F-2 good credit quality, having a satisfactory degree of assurance for timely payment.
   F-3 fair credit quality, assurance for timely payment is adequate but adverse changes could cause the securities to be rated below investment grade. F-5 weak credit quality, having characteristics suggesting a minimal degree of assurance for timely payment.



